Exhibit 4.17

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

COLLABORATION AGREEMENT

by and between

IMMATICS US, INC.

and

CELGENE SWITZERLAND LLC

Dated as of June 1, 2022

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LIST OF SCHEDULES

Schedule 1.58	Existing Immatics In-License Agreements

Schedule 1.60	Initial Feeder-Free Manufacturing Process Criteria

Schedule 1.77	Immatics Licensed Patents

Schedule 1.80	Initial Immatics Platform Patents

Schedule 2.1.2(a)	Initial Research Plan for First BMS Product

Schedule 2.1.2(h)	Certain Permitted Immatics Subcontractors

Schedule 2.1.3	Certain Materials for Technology Transfer

Schedule 2.2.1	Third Party Gatekeeper Process

Schedule 3.1.4	Certain Terms of Co-Commercialization Agreement

Schedule 3.1.4(c)	Co-Commercialization Agreement Resolution Procedure

Schedule 3.3.1	Manufacturing Cost

Schedule 6.5.2	Payments under Existing Immatics In-License Agreements

Schedule 9.2	Immatics Disclosure Schedules

Schedule 9.4	BMS Disclosure Schedules

Schedule 9.5.3	Certain Terms of Existing Immatics In-License Agreement

x

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

COLLABORATION AGREEMENT

This COLLABORATION AGREEMENT (this “Agreement”) is entered into and made effective as of June 1, 2022 (the “Effective Date”) by and between Immatics US, Inc., a Delaware corporation having an address at 2201 W. Holcombe Boulevard, Suite 205, Houston, Texas 77030 (“Immatics”) and Celgene Switzerland LLC, a Delaware limited liability company (“BMS”), and, solely for purposes of Section 12.16, Immatics Biotechnologies GmbH, a limited liability company organized under the laws of Germany having an address at Paul-Ehrlich-Strasse 15, 72076 Tuebingen, Germany (“Immatics GmbH”). BMS and Immatics are each referred to herein by name or as a “Party” or, collectively, as the “Parties”.

RECITALS

WHEREAS, Immatics Biotechnologies GmbH, an Affiliate of Immatics, and BMS, entered into that certain Master Collaboration Agreement, dated as of August 20, 2019 (the “2019 Collaboration Agreement”), pursuant to which, among other things, Immatics has conducted (and is continuing to conduct) research programs with respect to certain Selected Targets (as defined in the 2019 Collaboration Agreement) to, among other things, generate Collaboration TCRs (as defined in the 2019 Collaboration Agreement) directed to such Selected Targets;

WHEREAS, pursuant to the 2019 Collaboration Agreement, on a Program-by-Program basis (as defined in the 2019 Collaboration Agreement), BMS has the right to exercise its Opt-In Right (as defined in the 2019 Collaboration Agreement) to enter into a License Agreement (as defined in the 2019 Collaboration Agreement) with respect to such Program, including with respect to the Collaboration TCRs under such Program (each such License Agreement that is entered into, a “2019 License Agreement”, and each of the License Agreements together with the 2019 Collaboration Agreement, collectively, the “2019 Agreements”);

WHEREAS, BMS and Immatics desire to enter into this Agreement in order to, among other things, collaborate on the development of gamma-delta T-cell based allogeneic cell therapy products containing certain BMS-nominated TCRs (from the 2019 Agreements) or CARs, to be commercialized by BMS, and for Immatics to grant certain licenses under its intellectual property in connection therewith, as more particularly described in this Agreement; and

WHEREAS, BMS and Immatics also desire to enter into this Agreement in order for, among other things, Immatics to develop gamma-delta T-cell based allogeneic cell therapy products containing certain Immatics-nominated TCRs, to be commercialized by Immatics, and for BMS to grant certain licenses under its intellectual property in connection therewith and for BMS to have certain co-development and co-commercialization rights for such products, as more particularly described in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

ARTICLE 1

DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms shall have the respective meanings set forth below.

1.1 “2019 Collaboration TCR” means a “Licensed TCR” as defined in the applicable 2019 License Agreement.

1.2 “2019 Collaboration Target” means a “Licensed Target” as defined in the applicable 2019 License Agreement.

1.3 “Accounting Standards” means either U.S. generally accepted accounting principles (“GAAP”) or International Financial Reporting Standards (“IFRS”), as designated and used by the applicable Party in preparing its financial statements from time to time.

1.4 “Affiliate” means any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with a Party, for so long as such Person controls, is controlled by or is under common control with a Party, and regardless of whether such Affiliate is or becomes an Affiliate on or after the Effective Date. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person means (a) direct or indirect ownership of fifty percent (50%) or more of the voting securities or other voting interest of any Person (including attribution from related parties), or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract, as a general partner, as a manager, or otherwise.

1.5 “Allogeneic” means, with respect to a Cell Therapy Product, that the [**].

1.6 “Annual BMS Product Net Sales” means, on a BMS Product-by-BMS Product basis, the total Net Sales by BMS, its Affiliates and Sublicensees in the Territory of such BMS Product for use in the Field in a particular Calendar Year, calculated in accordance with Accounting Standards consistently applied.

1.7 “Annual Immatics Product Net Sales” means, on an Immatics Product-by-Immatics Product basis, the total Net Sales by Immatics, its Affiliates and Sublicensees in the Territory of such Immatics Product for use in the Field in a particular Calendar Year, calculated in accordance with Accounting Standards consistently applied.

1.8 “Annual Product Net Sales” means Annual BMS Product Net Sales or Annual Immatics Product Net Sales, as applicable.

1.9 “Applicable Law” or “Applicable Laws” means all applicable laws, statutes, rules, regulations, orders, judgments or ordinances having the effect of law of any national, multinational, federal, state, provincial, county, city or other political subdivision, including, to the extent applicable, GCP, GLP and GMP, as well as all applicable data protection and privacy laws,

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

rules and regulations, including, to the extent applicable, the United States Department of Health and Human Services privacy rules under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the Health Information Technology for Economic and Clinical Health Act and the EU General Data Protection Regulation (2016/679).

1.10 “Biosimilar Application” means an application or submission filed with a Regulatory Authority for marketing authorization of a Biosimilar Product.

1.11 “Biosimilar Product” means, with respect to a given Collaboration Product in a given country, [**] (b) for which [Regulatory Approval is obtained [**]] (c) that is [approved for use in such country (or region) [**], and (d) that is [sold in the same country as such Collaboration Product [**].

1.12 “BMS CAR” means each CAR that is designated by BMS to be included as a “BMS CAR” hereunder pursuant to Section 2.1.1(a), Section 2.1.1(b) or Section 2.1.1(d), as applicable, as such CAR may be further improved, optimized or modified in the course of conducting Development activities hereunder; provided that such improved, optimized or modified CAR is still Directed to the applicable BMS Target (and no other Targets). For the avoidance of doubt, [**].

1.13 “BMS CAR Product” means any Gamma-Delta T-Cell-Based Allogeneic Cell Therapy Product that (a) is [**]. For clarity, [**]. For the avoidance of doubt, a [**].

1.14 “BMS Contributed Collaboration Technology” means (a) any Know-How Controlled by BMS (or its Affiliate) that [**] for use by Immatics in the performance of the Research Programs pursuant to this Agreement for the Development of the Initial BMS Products, as such Know-How is [**], (b) any additional Know-How Controlled by BMS (or its Affiliate) that [**], and (c) any Patents that are Controlled by BMS (or its Affiliate) that specifically claim the Know-How in the foregoing clauses (a) or (b).

1.15 “BMS Licensed IP” means, with respect to a given Immatics TCR (and Immatics Products transduced with such Immatics TCR), the BMS Licensed Know-How and BMS Licensed Patents for such Immatics TCR.

1.16 “BMS Licensed Know-How” means, with respect to a given Immatics TCR (and Immatics Products transduced with such Immatics TCR), (a) the Know-How from the BMS Potential Licensed Know-How that [**] and (b) [**]; provided that, in each case, [**].

1.17 “BMS Licensed Patent” means, with respect to a given Immatics TCR (and Immatics Products transduced with such Immatics TCR), (a) the Patents from the BMS Potential Licensed Patents that [**].

1.18 “BMS Potential Licensed Know-How” means, with respect to a given Immatics TCR (and Immatics Products transduced with such Immatics TCR), the Know-How within the BMS Contributed Collaboration Technology that [**].

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

1.19 “BMS Potential Licensed Patent” means, with respect to a given Immatics TCR (and Immatics Products transduced with such Immatics TCR), the Patents within the BMS Contributed Collaboration Technology that (a) [**], (b) [**], (c) [**], and (d) [**]. In all cases, BMS Potential Licensed Patents exclude [**].

1.20 “BMS Potential Licensed Technology” means, with respect to a given Immatics TCR (and Immatics Products transduced with such Immatics TCR), the BMS Potential Licensed Know-How and BMS Potential Licensed Patents for such Immatics TCR and Immatics Products.

1.21 “BMS Product” means a BMS TCR Product or a BMS CAR Product, as applicable. As used herein, (a) the “Initial BMS Products” means (i) any BMS Product transduced with the First BMS Receptor designated by BMS pursuant to Section 2.1.1(a) (or any Substitute Receptor for such First BMS Receptor designated pursuant to Section 2.1.1(b) or any applicable Additional Receptor with respect to such First BMS Receptor designated pursuant to Section 2.1.1(d)) (the “First BMS Product”), and (ii) any BMS Product transduced with the Second BMS Receptor designated by BMS pursuant to Section 2.1.1(a) (or any Substitute Receptor for such Second BMS Receptor designated pursuant to Section 2.1.1(b) or any applicable Additional Receptor with respect to such Second BMS Receptor designated pursuant to Section 2.1.1(d)) (the “Second BMS Product”) and (b) the “Additional BMS Products” means any BMS Product transduced with any other BMS Receptor designated by BMS pursuant to Section 2.1.1(a) (i.e., the third BMS Receptor, fourth BMS Receptor, fifth BMS Receptor or sixth BMS Receptor, as applicable, in each case, including any applicable Additional Receptor with respect thereto designated pursuant to Section 2.1.1(d)).

1.22 “BMS Product Specific Invention” means any Invention:

1.22.1 [**];

1.22.2 [**]; or

1.22.3 [**].

1.23 “BMS Receptor” means a BMS TCR or BMS CAR, as applicable.

1.24 “BMS Royalty Term” means, on a BMS Product-by-BMS Product and country-by-country basis, the period of time commencing on the First Commercial Sale of such BMS Product in such country of sale and expiring upon [the latest of (a) the date on which there is no Valid Claim of a Patent [**] (b) the last to expire Regulatory Exclusivity period for such BMS Product in such country, and (c) the ten (10) year anniversary of the date of First Commercial Sale of such BMS Product in such country of sale].

1.25 “BMS Sole Invention” means (a) any and all Inventions that are created, conceived, discovered, generated, invented, made or reduced to practice, in each case, solely by or on behalf of BMS or its Affiliates, (b) any and all Inventions that are improvements, modifications or enhancements to [**], (c) all BMS Product Specific Inventions, and (d) all Research Program Deliverables, but excluding, (x) in the case of clauses (a) and (d), any Immatics Platform Inventions and (y) in the case of [**].

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

1.26 “BMS Sole Patent” means any Patents that claim any BMS Sole Inventions.

1.27 “BMS Special Learnings Technology” means any BMS Potential Licensed Know-How within the BMS Potential Licensed Technology that [**].

1.28 “BMS Target” means the Target recognized or bound by a given BMS Receptor, as such Target is identified by BMS pursuant to Section 2.1.1(a) or Section 2.1.1(b), as applicable.

1.29 “BMS TCR” means each TCR that is designated by BMS to be included as a “BMS TCR” hereunder pursuant to Section 2.1.1(a), Section 2.1.1(b) or Section 2.1.1(d), as applicable, as such [**]. For the avoidance of doubt, [**].

1.30 “BMS TCR Product” means any Gamma-Delta T-Cell-Based Allogeneic Cell Therapy Product that (a) is transduced with a given BMS TCR [**] with respect to such BMS TCR and (b) [**]. For clarity, [**]. For the avoidance of doubt, [**].

1.31 “BPCIA” means Biologics Price Competition and Innovation Act of 2009, as amended.

1.32 “Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions are required or authorized by Applicable Law to be closed in New York City, New York, U.S. or Tuebingen, Germany.

1.33 “Calendar Quarter” means the period beginning on the Effective Date and ending on the last day of the calendar quarter in which the Effective Date falls, and thereafter each successive period of three (3) consecutive calendar months ending on the last day of March, June, September, or December, respectively; provided that the final Calendar Quarter shall end on the last day of the Term.

1.34 “Calendar Year” means the period beginning on the Effective Date and ending on December 31 of the calendar year in which the Effective Date falls, and thereafter each successive period of twelve (12) consecutive calendar months beginning on January 1 and ending on December 31; provided that the final Calendar Year shall end on the last day of the Term.

1.35 “CAR” means a chimeric antigen receptor (including any protein, polypeptide, receptor, ligand or other molecule) that includes a transmembrane domain and an endodomain and that is designed to bind to any molecule(s) on or in a pathogenic agent, a cell surface, within a cell, or directly associated with a cell (for example, any antigens(s) or ligand(s) displayed on a cell surface, within a cell or directly associated with a cell).

1.36 “CAR Product” means a therapy or product that contains or comprises a transduced CAR as an active targeting component.

1.37 “Cell Therapy Product” means a human therapy or product in which the specificity of an immune system cell is genetically modified to enable the respective cell’s recognition of a desired target antigen or peptide.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

1.38 “Change of Control” with respect to the ultimate parent entity of a Party (an “Acquired Party”) shall be deemed to have occurred upon any of the following occurring after the Effective Date: (a) any Person or group of Persons that is not an Affiliate of such Acquired Party becomes the beneficial owner (directly or indirectly) of fifty percent (50%) or more of the voting shares of the Acquired Party; (b) such Acquired Party consolidates with or merges into or with another Person that is not an Affiliate of such Acquired Party pursuant to a transaction in which fifty percent (50%) or more of the voting shares of the acquiring or resulting entity outstanding immediately after such consolidation or merger is not held by the holders of the outstanding voting shares of such Acquired Party immediately preceding such consolidation or merger; or (c) the Acquired Party sells or transfers to another Person that is not an Affiliate of such Acquired Party all or substantially all of its assets.

1.39 “Clinical Proof of Concept” means the demonstration of (a) safety and (b) either (i) a beneficial activity on a recognized surrogate marker of the activity of a disease or medical condition or (ii) an effect on a physiologically relevant clinical measure of a disease or medical condition that [**] in a representative patient population [**] for the disease or medical condition.

1.40 “Clinical Trial” means a human clinical trial, including any Phase 1 Clinical Trial, Phase 2 Clinical Trial or Registration-Enabling Clinical Trial, any study incorporating more than one of these phases, or any human clinical trial commenced after Regulatory Approval.

1.41 “Collaboration CAR” means a BMS CAR.

1.42 “Collaboration Product” means a BMS Product or Immatics Product, as applicable.

1.43 “Collaboration Receptor” means a Collaboration CAR or Collaboration TCR, as applicable.

1.44 “Collaboration TCR” means a BMS TCR or Immatics TCR, as applicable.

1.45 “Combination Element” means any element of a Collaboration Product [**] that [**].

1.46 “Commercialization” means any and all activities directed to the commercialization of a product, including commercial manufacturing (including Manufacturing) and commercial supply of a product, marketing, detailing, promotion, market research, distributing, order processing, handling returns and recalls, booking sales, customer service, administering and commercially selling such product, importing, exporting and transporting such product for commercial sale, and seeking of pricing and reimbursement of a product (if applicable), whether before or after Regulatory Approval has been obtained (including making, having made, using, importing, selling and offering for sale such product), as well all regulatory compliance with respect to the foregoing. For clarity, [**]. When used as a verb, “Commercialize” means to engage in Commercialization.

1.47 “Commercially Reasonable Efforts” means[**].

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

1.48 “Confidential Information” means, with respect to a Party, all confidential or proprietary information and materials, including Know-How, marketing plans, strategies, and customer lists, in each case, that are disclosed by or on behalf of such Party to the other Party pursuant to this Agreement, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the other Party by or on behalf of the disclosing Party in oral, written, visual, graphic or electronic form.

1.49 “Control”, “Controls” or “Controlled” means, with respect to any intellectual property (including Patents and Know-How) or Confidential Information, the ability of a Party or its Affiliates, as applicable, (whether through ownership or license (other than a license granted in this Agreement)) to grant to the other Party the licenses or sublicenses as provided herein, or to otherwise disclose such intellectual property or Confidential Information to the other Party, without [**].

1.50 “Cover”, “Covering” or “Covered” means, (a) with reference to a given [**] in a given country of sale, that (i) [**] has a Valid Claim that claims (x) [**], (y) [**] or (z) [**], and (ii) [**] or (b) with reference to a given [**] in a given country of sale, that (i) [**], and (ii) [**].

1.51 “Data Package” means with respect to a given Immatics Product, the written data package to be delivered by Immatics to BMS pursuant to Section 3.1.4(a), and comprised of preclinical and clinical information related to the Immatics Product, including [**].

1.52 “Development” means (a) research activities (including drug discovery, identification or synthesis) with respect to a product, including derivatization and other modification of a product or any component thereof and (b) preclinical and clinical drug development activities, and other development activities, with respect to a product, including test method development and stability testing, toxicology, formulation, process development, qualification and validation, manufacture scale-up, development-stage manufacturing (including Manufacturing), quality assurance/quality control, clinical trials (including clinical trials and other studies commenced after Regulatory Approval), statistical analysis and report writing, the preparation and submission of INDs and MAAs, regulatory affairs with respect to the foregoing and all other activities necessary or useful or otherwise requested or required by a Regulatory Authority or as a condition or in support of obtaining or maintaining or expanding a Regulatory Approval. When used as a verb, “Develop” means to engage in Development.

1.53 “Directed” or “Directed to” means, with respect to (i) a given Target and (ii) a given Receptor or product, as applicable, (a) if such Receptor is a CAR or such product is a CAR product, as applicable, that [**] or (b) if such Receptor is a TCR or such product is a TCR product, as applicable, that [**]; provided, however, that, in each case (a) and (b), if such [**].

1.54 [**]

1.55 “Dollars” or “$” means the legal tender of the United States.

1.56 “EU” means all countries that are officially recognized as member states of the European Union at any particular time, including the United Kingdom regardless of whether actually within the European Union.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

1.57 “Executive Officers” means Immatics’ [**] and BMS’ [**].

1.58 “Existing Immatics In-License Agreements” means the agreements set forth on Schedule 1.58.

1.59 “Feeder-Dependent Manufacturing Process” means, with respect to a given BMS Product, any Manufacturing process for such BMS Product other than a Feeder-Free Manufacturing Process.

1.60 “Feeder-Free Manufacturing Process” means with respect to a given BMS Product, a Manufacturing process for such BMS Product that satisfies the criteria set forth on Schedule 1.60 to be “feeder-free”, as such [**].

1.61 “Field” means any and all uses or purposes, including the treatment, prophylaxis or palliation of any human or animal disease, disorder or condition.

1.62 “First Commercial Sale” means, on a Collaboration Product-by-Collaboration Product and country-by-country basis, the first sale of such Collaboration Product in such country by the applicable Party (or its Affiliates or Sublicensees) for use or consumption by the general public (following receipt of all Regulatory Approvals that are required in order to sell such Collaboration Product in such country); [**].

1.63 “Gamma-Delta T-Cell” means a T-Cell that expresses, or has ever expressed, a gamma-delta T-cell receptor dimer consisting of a gamma (g) chain and a delta (d) chain. For clarity, [**].

1.64 “Gamma-Delta T-Cell-Based Allogeneic Cell Therapy Product” means a Cell Therapy Product that contains or comprises an Allogeneic Gamma-Delta T-Cell as an active component.

1.65 “Gamma-Delta T-Cell-Based Product” means a therapy or product that contains or comprises a Gamma-Delta T-Cell as an active component.

1.66 “Good Clinical Practices” or “GCP” means the applicable then-current ethical and scientific quality standards for designing, conducting, recording, and reporting trials that involve the participation of human subjects as are required by applicable Regulatory Authorities or Applicable Law in the relevant jurisdiction, including in the United States, Good Clinical Practices established through FDA guidances, and, outside the United States, Guidelines for Good Clinical Practice – ICH Harmonized Tripartite Guideline (ICH E6).

1.67 “Good Laboratory Practices” or “GLP” means the applicable then-current good laboratory practice standards as are required by applicable Regulatory Authorities or Applicable Law in the relevant jurisdiction, including in the United States, those promulgated or endorsed by the FDA in U.S. 21 C.F.R. Part 58, or the equivalent thereof as promulgated or endorsed by the applicable Regulatory Authorities outside of the United States.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

1.68 “Good Manufacturing Practices” or “GMP” means all applicable standards relating to manufacturing practices for fine chemicals, intermediates, bulk products or finished pharmaceutical products, as are required by applicable Regulatory Authorities or Applicable Law in the relevant jurisdiction, including, as applicable, (a) all applicable requirements detailed in the FDA’s current Good Manufacturing Practices regulations, U.S. 21 C.F.R. Parts 210 and 211, (b) all applicable requirements detailed in the EMA’s “The Rules Governing Medicinal Products in the European Community, Volume IV, Good Manufacturing Practice for Medicinal Products”, and (c) all equivalent Applicable Laws promulgated by any Governmental Authority having jurisdiction over the manufacture of the applicable compound or pharmaceutical product, as applicable.

1.69 “Governmental Authority” means any (a) federal, state, local, municipal, foreign or other government, (b) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal), (c) multinational governmental organization or body, or (d) entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

1.70 “Hand-off” means with respect to a given Initial BMS Product:

(a) for [**];

(b) with respect to [**];

(c) with respect to [**]; or

(d) in case of (a), (b), or (c), as applicable, [**].

For the avoidance of doubt, with respect to [**], for purposes of this Agreement, [**].

1.71 “HLA” means human leukocyte antigen, a gene complex that encodes the major histocompatibility complex (“MHC”) antigens.

1.72 “Immatics Developed Feeder-Dependent Process” means the proprietary manufacturing platform technology owned or Controlled by Immatics (or any of its Affiliates) that are methods and processes [**].

1.73 “Immatics In-License Agreements” means (a) any agreement between Immatics (or its Affiliates, as applicable) and any Third Party pursuant to which such Third Party licenses to Immatics (or its Affiliates, as applicable) any Patents or Know-How that may be included in the Immatics Licensed IP in accordance with Section 6.5.3(b) and (b) the Existing Immatics In-License Agreements.

1.74 “Immatics Know-How” means the Immatics Licensed Know-How and the Immatics Platform Technology.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

1.75 “Immatics Licensed IP” means the Immatics Licensed Patents, the Immatics Licensed Know-How, the Immatics Platform Technology and the Immatics Platform Patents, as well as Immatics’ (and its Affiliates’) right, title and interest in and to the Joint IP.

1.76 “Immatics Licensed Know-How” means any and all Know-How that is Controlled by Immatics or its Affiliates on the Effective Date or during the Term that is (a) [**] to research, develop, make, have made, import, use, offer to sell, sell or otherwise exploit any BMS TCR, BMS CAR, or BMS Product, or [**], or (b) [**]. Notwithstanding any other provision of this Agreement, if any Third Party becomes an Affiliate of Immatics after the Effective Date as a result of a Change of Control of Immatics, Immatics Licensed Know-How will exclude [**] that are (A) [**] or (B) [**] the “Excluded Know-How”); provided that, for clarity, [**].

1.77 “Immatics Licensed Patents” means any and all Patents that are Controlled by Immatics or its Affiliates on the Effective Date or during the Term that [**] to research, develop, make, have made, import, use, offer to sell, sell or otherwise exploit any BMS TCR, BMS CAR, or BMS Product, or [**]. Immatics Licensed Patents shall include the Patents set forth on Schedule 1.77. Notwithstanding any other provision of this Agreement, if any Third Party becomes an Affiliate of Immatics after the Effective Date as a result of a Change of Control of Immatics, Immatics Licensed Patents will exclude any Patents that are (i) [**]; provided that, for clarity, any Patents that were Controlled by Immatics (or any of its Affiliates) prior to such Change of Control (including any substitutions, divisionals, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like of any such Patents as well as any other Patents that claim priority to any such Patents) shall continue to be within the definition of Immatics Licensed Patents.

1.78 “Immatics Patents” means the Immatics Licensed Patents and the Immatics Platform Patents.

1.79 “Immatics Platform Invention Patent” means an Immatics Sole Patent that claims solely Immatics Platform Inventions.

1.80 “Immatics Platform Patent” means (a) those Patents set forth on Schedule 1.80 as of the Effective Date (the “Initial Immatics Platform Patents”), (b) subject to Section 2.1.5, those Patents Controlled by Immatics or any of its Affiliates that claim solely Additional Immatics Platform Technology (such Patents, the “Additional Immatics Platform Patents”), and (c) and the Immatics Platform Invention Patents.

1.81 “Immatics Platform Technology” means (a) the proprietary platform technology owned by Immatics (or any of its Affiliates) that consists of [**] the “Initial Immatics Platform Technology”), (b) subject to Section 2.1.5, any [**] the “Additional Immatics Platform Technology”), and (c) the Immatics Platform Inventions; but, in each case of (a), (b), and (c), expressly excluding any [**] (the foregoing exclusions, the “Non-Platform Technology”). For clarity, [**].

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

1.82 “Immatics Product” means any Gamma-Delta T-Cell-Based Allogeneic Cell Therapy Product that (a) [**] and (b) [**]. For the avoidance of doubt, [**]. Notwithstanding the foregoing, [**].

1.83 “Immatics-Owned BMS Product Specific Patents” means

1.83.1 any Immatics Patent that [**]; and

1.83.2 any Immatics Patent that [**].

If requested by BMS, the IPC shall keep a list of Immatics-Owned BMS Product Specific Patents.

1.84 “Immatics Royalty Term” means, on an Immatics Product-by-Immatics Product and country-by-country basis, the period of time commencing on the First Commercial Sale of such Immatics Product in such country of sale and expiring upon the latest of (a) the first date on which there is no Valid Claim of a Patent within the BMS Licensed Patents that Covers such Immatics Product in such country of sale, (b) the last to expire Regulatory Exclusivity period for such Immatics Product in such country, and (c) the ten (10) year anniversary of the date of First Commercial Sale of such Immatics Product in such country of sale.

1.85 “Immatics Sole Invention” means (a) [**], and (b) [**] (this clause (b), the “Immatics Platform Inventions”), but in each case ((a) and (b)), excluding [**]. For clarity, [**].

1.86 “Immatics Sole Patent” means any Patents that claim any Immatics Sole Inventions, but excluding any BMS Sole Patents.

1.87 “Immatics Target” means the Target recognized or bound by a given Immatics TCR, as such Target is identified by Immatics pursuant to Section 2.2.1; provided that, in all cases, a given Target will only be an “Immatics Target” if the Target is determined to be “Available” pursuant to Section 2.2.1(a) and then is subsequently added as an “Immatics Target” pursuant to Section 2.2.1(c). Notwithstanding the foregoing, [**]

1.88 “Immatics TCR” means each TCR that is designated by Immatics to be included as an “Immatics TCR” hereunder pursuant to Section 2.2.1, as [**]; provided that [**]; provided further that, in all cases, [**]. For the avoidance of doubt, [**]. Notwithstanding the foregoing, [**].

1.89 “IND” means an investigational new drug application (including any amendment or supplement thereto) submitted to the FDA pursuant to U.S. 21 C.F.R. Part 312, including any amendments thereto. References herein to IND shall include, to the extent applicable, any comparable filing(s) outside the U.S. for the investigation of any product in humans in any other country or group of countries (such as a Clinical Trial Application in the EU).

1.90 “IND Acceptance” means, with respect to a particular BMS Product, that the IND for such BMS Product was submitted to the FDA by BMS and accepted by the FDA (as evidenced

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

by no objection by the FDA within [**] after the date of the IND submission (or within [**] after the date of any amended IND submission by BMS if such amended submission restarted the applicable [**])).

1.91 [Reserved]

1.92 “Indication” means a separate and distinct disease or medical condition in humans [**]. For clarity, [**].

1.93 “Initiation” means, with respect to a given Clinical Trial, the administration of the first dose of Collaboration Product to the first subject in such Clinical Trial in accordance with the protocol for such Clinical Trial.

1.94 “Invention” means all discoveries, inventions and other Know-How, whether or not patentable, that are created, conceived, discovered, generated, invented, made or reduced to practice by or on behalf of a Party (or their respective Affiliates) (whether solely by or on behalf of a Party (or its Affiliate) or jointly by or on behalf of the Parties (or their respective Affiliates)) pursuant to the conduct of activities under this Agreement at any time during the Term.

1.95 “Joint IP” means the Joint Inventions and Joint Patents.

1.96 “Joint Inventions” means [**] but excluding, in each case ((a) and (b)), any BMS Sole Inventions and Immatics Sole Inventions.

1.97 “Joint Patents” means any Patents that claim any Joint Inventions, but excluding any BMS Sole Patents or Immatics Sole Patents.

1.98 “Know-How” means all proprietary (a) information, techniques, technology, practices, trade secrets, inventions, methods (including methods of use or administration or dosing), knowledge, data, results and software and algorithms, including pharmacological, toxicological and clinical test data and results, compositions of matter, chemical structures and formulations, sequences, processes, formulae, techniques, research data, reports, standard operating procedures, batch records, manufacturing data, analytical and quality control data, analytical methods (including applicable reference standards), assays and research tools, in each case, whether patentable or not, and (b) tangible manifestations thereof.

1.99 “Major Markets” means [**].

1.100 “Manufacture” means all activities related to the manufacturing of a product or any component or ingredient thereof, including test method development and stability testing, formulation, process development, manufacturing scale-up whether before or after Regulatory Approval, manufacturing any product in bulk or finished form for Development or Commercialization (as applicable), including filling and finishing, packaging, labeling, shipping and holding, in-process and finished product testing, release of a product or any component or ingredient thereof, quality assurance and quality control activities related to manufacturing and release of a product, and regulatory activities related to any of the foregoing.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

1.101 “Marketing Authorization Application” or “MAA” means a marketing authorization application, biologics license application (BLA) or similar application, as applicable, and all amendments and supplements thereto, submitted to the FDA, or any equivalent filing in a country or regulatory jurisdiction other than the U.S. with the applicable Regulatory Authority, to obtain marketing approval for a product, in a country or in a group of countries, but excluding pricing or reimbursement approvals.

1.102 “Net Sales” means, in respect of a given Collaboration Product, the total gross amounts invoiced [**] during a net sales measurement period for sales of such Collaboration Product in the Territory for use in the Field, [**].

There shall be no double counting in determining the foregoing deductions from gross amounts invoiced to calculate Net Sales. The calculations set forth in this definition of “Net Sales” shall be determined in accordance with Accounting Standards, consistently applied.

Sales or other transfers between the applicable Party and its Affiliates or Sublicensees, as well as any transfers or dispositions of any Collaboration Products for [**], in each case, shall be excluded from the computation of Net Sales.

1.103 “Parental Protein” means, with respect to a given BMS Target, (a) the parental protein(s) for such BMS Target identified by BMS pursuant to Section 2.1.1(a) or 2.1.1(b), as applicable and (b) [**]. For clarity, [**].

1.104 “Patents” means (a) all patents and patent applications in any country or supranational jurisdiction worldwide, (b) any substitutions, divisionals, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like of any such patents or patent applications, and (c) foreign counterparts of any of the foregoing.

1.105 “Patient Sample” means tissue, fluid, or cells collected from a patient, or components of the foregoing.

1.106 “Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein.

1.107 “Personal Data” means any information relating to an identified or identifiable individual or otherwise as defined under Applicable Laws.

1.108 “Phase 1 Clinical Trial” means (a) both a Phase 1a Clinical Trial and a Phase 1b Clinical Trial, or (b) a single clinical trial that contains all of the elements of both a Phase 1a Clinical Trial and a Phase 1b Clinical Trial.

1.109 “Phase 1a Clinical Trial” means a human clinical trial of a product that would satisfy the requirements of U.S. 21 C.F.R. Part 312.21(a), as amended, [**] or a similar clinical study prescribed by the Regulatory Authorities in a country other than the United States.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

1.110 “Phase 1b Clinical Trial” means a human clinical trial of a product, [**] prior to commencement of Phase 2 Clinical Trials or Registration-Enabling Clinical Trial, and which provides [**]. For clarity, a Phase 1b Clinical Trial [**].

1.111 “Phase 2 Clinical Trial” means a human clinical trial of a product that would satisfy the requirements of U.S. 21 C.F.R. Part 312.21(b), as amended, and [**] or a similar clinical study prescribed by the relevant Regulatory Authorities in a country other than the United States.

1.112 “Prosecution and Maintenance” or “Prosecute and Maintain” means, with respect to a Patent, the preparation, filing, prosecution and maintenance of such Patent, as well as re-examinations, reissues and appeals with respect to such Patent, together with the initiation or defense of interferences, oppositions, inter partes review, re-examinations, derivations, post-grant proceedings and other similar proceedings (or other defense proceedings with respect to such Patent, but excluding the defense of challenges to such Patent as a counterclaim in an infringement proceeding) with respect to the particular Patent, and any appeals therefrom. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” shall not include any other enforcement actions taken with respect to a Patent.

1.113 “Receptor” means a TCR or CAR, as applicable.

1.114 “Registration-Enabling Clinical Trial” means [a human clinical trial of a product that would satisfy the requirements of U.S. 21 C.F.R. Part 312.21(c), as amended, or a similar clinical study prescribed by the EMA in the EU [**].

1.115 “Regulatory Approval” means all approvals, licenses and authorizations of the applicable Regulatory Authority necessary for the marketing and sale of a product for a particular Indication in a country or region [**] and including the approvals by the applicable Regulatory Authority of any expansion or modification of the label for such Indication.

1.116 “Regulatory Authority” means any national or supranational Governmental Authority, including the U.S. Food and Drug Administration (and any successor entity thereto) (the “FDA”) in the U.S., the European Medicines Agency (and any successor entity thereto) (the “EMA”) in the EU and the Ministry of Health, Labour and Welfare of Japan, or the Pharmaceuticals and Medical Devices Agency of Japan (or any successor to either of them) as the case may be (the “MHLW”) in Japan, or any health regulatory authority in any country or region that is a counterpart to the foregoing agencies, in each case, that holds responsibility for regulating the development and commercialization of, and the granting of Regulatory Approval for, medical product, as applicable, in such country or region.

1.117 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a Collaboration Product in a country or jurisdiction in the Territory, other than a Patent [**], in each case, that confers exclusive rights to (i) BMS, its Affiliates or Sublicensees, with respect to BMS Products, or (ii) Immatics, its Affiliates or Sublicensees, with respect to Immatics Products, as applicable, to market such Collaboration Product in such country or jurisdiction.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

1.118 “Regulatory Materials” means the regulatory registrations, applications, authorizations and approvals (including approvals of MAAs, supplements and amendments, pre- and post-approvals, pricing and reimbursement approvals, and labeling approvals), Regulatory Approvals and other submissions made to or with any Regulatory Authority for research, development (including the conduct of clinical trials), manufacture, or commercialization of a product in a regulatory jurisdiction, together with all related correspondence to or from any Regulatory Authority and all documents referenced in the complete regulatory chronology for each MAA, including all Drug Master Files (DMFs) (if any), INDs and supplemental biologics license applications (sBLAs) and foreign equivalents of any of the foregoing.

1.119 “Research Program” means the activities undertaken by or on behalf of the Parties to Develop the First BMS Product and Second BMS Product as set forth in the applicable Research Plan.

1.120 “Research Term” means the period beginning on the Effective Date and ending on the [**] thereof, or such earlier time as [**]

1.121 “Sublicensee” means, with respect to a Party, a Third Party to whom such Party has granted a sublicense, either directly or indirectly, under any (a) in the case of BMS, Immatics Licensed IP licensed to BMS by Immatics pursuant to this Agreement, to Develop, Manufacture or Commercialize any BMS Products in the Field in the Territory, but excluding any Third Party acting as a distributor and excluding Immatics and its Affiliates or (b) in the case of Immatics, BMS Licensed IP licensed to Immatics by BMS pursuant to this Agreement, to Develop, Manufacture or Commercialize any Immatics Products in the Field in the Territory, but excluding any Third Party acting as a distributor and excluding BMS and its Affiliates; provided that, with respect to Immatics, a “Sublicensee” shall also include a Third Party to whom Immatics (or its Affiliate) grants a license to Develop, Manufacture or Commercialize any Immatics Products in the Field in the Territory.

1.122 “T-Cell” is also known as a T lymphocyte and means any lymphoid cell that expresses a TCR on its cell surface.

1.123 “Target” means either a TCR Target or a CAR Target. As used herein, (a) a “TCR Target” means [**] and (b) a “CAR Target” means [**].

1.124 “TCR” means a T-Cell receptor which [**].

1.125 “Territory” means worldwide.

1.126 “Third Party” means any Person other than Immatics or BMS that is not an Affiliate of Immatics or of BMS.

1.127 “Third Party Claim” means any and all suits, claims, actions, proceedings or demands brought by a Third Party against a Party (or the Immatics Indemnitees or BMS Indemnitees, as applicable).

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

1.128 “Third Party Damages” means all losses, costs, taxes (including penalties and interest), claims, damages, judgments, liabilities and expenses payable to a Third Party by a Party (or the Immatics Indemnitees or BMS Indemnitees, as applicable) under a Third Party Claim (including reasonable attorneys’ fees and other reasonable out-of-pocket costs of litigation in connection therewith).

1.129 “United States” or “U.S.” means the United States of America and all of its territories and possessions.

1.130 “Valid Claim” means [**].

1.131 “Violation” means that a Party or any of its officers or directors or any other of such Party’s personnel (or other permitted agents of such Party performing activities hereunder including any of such Party’s Affiliates, Third Party contractors and their respective officers and directors) has been: (a) convicted of any of the felonies identified among the exclusion authorities listed on the U.S. Department of Health and Human Services, Office of Inspector General (OIG) website, including 42 U.S.C. § 1320a-7(a) (http://oig.hhs.gov/exclusions/authorities.asp); (b) identified in the OIG List of Excluded Individuals/Entities (LEIE) database (http://exclusions.oig.hhs.gov/) or otherwise excluded from contracting with the federal government (see the System for Award Management (formerly known as the Excluded Parties Listing System) at http://sam.gov/portal/public/SAM/); or (c) listed by any U.S. federal agency as being suspended, debarred, excluded or otherwise ineligible to participate in federal procurement or non-procurement programs, including under 21 U.S.C. § 335a (http://www.fda.gov/ora/compliance_ref/debar/) (each of (a), (b), and (c) collectively, the “Exclusions Lists”).

1.132 Additional Definitions. Each of the following terms has the meaning described in the corresponding section of this Agreement indicated below:

Definition:	Section:
“2019 Agreements”	Recitals
“2019 Collaboration Agreement”	Recitals
“2019 License Agreement”	Recitals
“Acquired Party”	Section 1.38
“Additional BMS Products”	Section 1.21
“Additional BMS Receptor Payment”	Section 2.1.1(a)
“Additional BMS Target”	Section 2.1.1(a)
“Additional Feeder-Free Process Development Period”	Section 3.3.1(b)(iii)
“Additional Immatics Platform Patents”	Section 1.80
“Additional Immatics Platform Technology”	Section 1.81
“Additional Immatics Required Costs”	Section 6.2.2(b)
“Additional Receptor”	Section 2.1.1(d)
“Agreement”	Preamble
“Alliance Manager”	Section 4.1.2
“Audited Party”	Section 6.7.2
“Auditing Party”	Section 6.7.2

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

Definition:	Section:
“BMS”	Preamble
“BMS German Exemption Certificate”	Section 6.6.2(c)
“BMS Indemnitees”	Section 10.2
“BMS Licensed IP Outside Date”	Section 2.2.1(b)
“BMS Nominated CAR”	Section 2.1.1(c)
“BMS Nominated CAR Target”	Section 2.1.1(c)
“BMS Opt-In Right”	Section 3.1.4(b)
“BMS Participation Right”	Section 3.1.5
“BMS Potential Licensed Technology Disclosure Report”	Section 2.2.1(c)
“BMS Product Inventory”	Section 2.1.4
“BMS Program Non-Specific IP”	Section 8.2
“BMS Program Specific IP”	Section 8.2
“BMS Restricted Sole Invention”	Section 11.6.2(b)
“BMS Restricted Sole Patent”	Section 11.6.2(b)
“BMS Supplemental Licensed Technology Disclosure Report”	Section 2.2.1(d)
“BMS Target Specific Information”	Section 8.2
“BMS Third Party Payments”	Section 6.3.4(a)
[**	**]
“CAR Target”	Section 1.123
“Co-Commercialization Agreement”	Section 3.1.4(c)
“Co-Commercialization Agreement Outside Date”	Section 3.1.4(c)
“Co-Developed Product”	Section 3.1.4(b)
“Co-Developed Product Reimbursement Payment”	Section 3.1.4(d)
“CoC Transitioned Research Activities”	Section 5.2.1
“Competing Product”	Section 5.1.2
“Cure Period”	Section 11.2.1
“Disclosing Party”	Section 8.1
“Dispute”	Section 12.7.2
“Dual Immatics Licensed Patent”	Section 7.19
“Effective Date”	Preamble
“Electronic Delivery”	Section 12.11
“Eligible Research Costs”	Section 6.2.4(e)
“Eligible Research Costs Report”	Section 6.2.2(a)
“EMA”	Section 1.116
“EU Data Protection Laws”	Section 2.3.5
“Excluded Claim”	Section 12.7.3(e)
“Excluded Immatics Product”	Section 2.2.1(e)
“Excluded Immatics Target”	Section 2.2.1(e)
“Excluded Immatics TCR”	Section 2.2.1(e)
“Excluded Know-How”	Section 1.76
“Exclusions Lists”	Section 1.131
“Feeder-Dependent Product”	Section 1.70
“Feeder-Free Product”	Section 1.70

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

Definition:	Section:
“FDA”	Section 1.116
“First BMS Product”	Section 1.21
“First BMS Product Initial Research Plan”	Section 2.1.2(a)
“First BMS Receptor”	Section 2.1.1(a)
“First BMS Target”	Section 2.1.1(a)
“First Existing Immatics In-License Agreement”	Schedule 1.58
“Force Majeure”	Section 12.3
“FTE”	Section 6.2.4(a)
“GAAP”	Section 1.3
“GDPR”	Section 2.3.5
“HIPAA”	Section 1.9
“IFRS”	Section 1.3
“Immatics”	Preamble
“Immatics Acquired Competing Product”	Section 5.2
“Immatics Additional Technology List”	Section 2.1.5
“Immatics CoC Competing Product”	Section 5.2
“Immatics Developed Feeder-Free Process”	Section 3.3.1(b)(ii)
“Immatics Disclosure Schedule Bring Down Report”	Section 9.2
“Immatics German Exemption Certificate”	Section 6.6.2(b)(ii)
“Immatics GmbH”	Preamble
“Immatics In-Licensed IP Acceptance Notice”	Section 2.2.1(c)
“Immatics Indemnitees”	Section 10.1
“Immatics Licensor”	Section 9.3.3
“Immatics New Additional Reimbursable In-License Agreement”	Section 6.5.3(a)
“Immatics New BMS Product Specific Reimbursable In-License Agreement”	Section 6.5.3(a)
“Immatics New Platform IP Notification”	Section 2.1.5
“Immatics New Reimbursable In-License Agreements”	Section 6.5.3(a)
“Immatics Nominated TCR”	Section 2.2.1(a)
“Immatics Nominated TCR Target”	Section 2.2.1(a)
“Immatics Non-BMS Product Specific Patent”	Section 7.11.2(a)
“Immatics Opt-Out Notice”	Section 2.2.1(e)
“Immatics Option-Eligible Product”	Section 3.1.4(b)
“Immatics Platform Inventions”	Section 1.85
“Immatics Product Development Costs”	Section 3.1.4(d)
“Immatics Program Specific IP”	Section 8.3
“Immatics Research Plan”	Section 2.2.3
“Immatics Selection Period”	Section 2.2.1(a)
“Immatics Supplemental In-Licensed IP Acceptance Notice”	Section 2.2.1(d)
“Immatics Third Party Payments”	Section 6.3.4(b)
“Indemnitee”	Section 10.4
“Indemnitor”	Section 10.4
“Indirect Tax”	Section 6.6.2(d)

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

Definition:	Section:
“Infringement”	Section 7.11.1
“Initial BMS Products”	Section 1.21
“Initial BMS Target”	Section 2.1.1(a)
“Initial Direct Out-of-Pocket Costs”	Section 2.1.2(b)(ii)
“Initial Immatics Commitment Plus Permitted Overage”	Section 6.2.2(b)
“Initial Immatics FTE Commitment”	Section 2.1.2(b)(ii)
“Initial Immatics Platform Patents”	Section 1.80
“Initial Immatics Platform Technology”	Section 1.81
“Initial Reimbursable Gene Editing Technology”	Section 6.5.2
“Initial Technology Transfer”	Section 2.1.3(a)
“Initial Third Party Out-of-Pocket Costs”	Section 2.1.2(b)(ii)
“Insolvency Event”	Section 11.4
“IPC”	Section 7.9.2
“IRC”	Section 3.1.4(e)
“JSC”	Section 4.2.1
“Licensed Program Assets”	Section 9.3.1
“Manufacturing Costs”	Schedule 3.3.1
“MHC”	Section 1.71
“MHLW”	Section 1.116
“Milestone Event”	Section 6.4.3
“Milestone Payment”	Section 6.4.3
“New Additional Reimbursable In-Licensed Technology”	Section 6.5.3(a)
“New BMS Product Specific Reimbursable In-Licensed Technology”	Section 6.5.3(a)
“New Reimbursable In-Licensed Technology”	Section 6.5.3(a)
“Non-Platform Technology”	Section 1.81
“Officials”	Section 2.3.2
“Oncology Programs”	Section 12.4.3(a)
“Opt-In Notice”	Section 3.1.4(b)
“Opt-In Term”	Section 3.1.4(b)
“Out-of-Pocket Costs”	Section 6.2.4(b)
“Partnership”	Section 3.1.4(e)
“Party” or “Parties”	Preamble
“Patent Liaison”	Section 7.9.1
“Payee Party”	Section 6.6.2(b)(i)
“Paying Party”	Section 6.6.2(b)(i)
“Payment”	Section 2.3.2
“Pharmaceutical Company Executive”	Section 3.1.4(c)
“Post-Research Term Feeder-Free Process”	Section 3.3.1(b)(iii)
“Receiving Party”	Section 8.1
“Regulatory Milestone Event”	Section 6.4.1
“Regulatory Milestone Payment”	Section 6.4.1
“Rejecting Party”	Section 7.7

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

Definition:	Section:
“Required Work Package Report”	Section 6.2.2(b)
“Required Work Packages”	Section 2.1.2(b)(ii)
“Research Budget”	Section 2.1.2(a)
“Research Costs”	Section 6.2.4(b)
“Research FTE Cost”	Section 6.2.4(c)
“Research FTE Rate”	Section 6.2.4(d)
“Research Plan”	Section 2.1.2(a)
“Research Program Deliverables”	Section 2.1.2(f)
“Sales Milestone Event”	Section 6.4.3
“Sales Milestone Payment”	Section 6.4.3
“Schedule 9.5.3 Breach Notice”	Section 9.5.3
“SEC”	Section 8.6.1(a)
“Second BMS Product”	Section 1.21
“Second BMS Receptor”	Section 2.1.1(a)
“Second BMS Target”	Section 2.1.1(a)
“Second Existing Immatics In-License Agreement”	Schedule 1.58
“Securities Regulators”	Section 8.8
“Selling Party”	Section 1.102
“Subcommittee”	Section 4.1.1(b)
“Subcontracting Essential Provisions”	Section 2.1.2(h)
“Substitute Parental Proteins”	Section 2.1.1(b)
“Substitute Receptor”	Section 2.1.1(b)
“Substitute Target”	Section 2.1.1(b)
“Supply Agreement”	Section 3.3.1(a)
“Tax Matters Agreement”	Section 3.1.4(e)
“TCR Target”	Section 1.123
“Technology Transfer Outside Date”	Section 2.2.2
“Term”	Section 11.1.1
“Upfront Payment”	Section 6.1
“Withholding Tax Action”	Section 6.6.2(b)(i)

ARTICLE 2

COLLABORATION AND RESEARCH PROGRAMS

2.1 BMS Programs.

2.1.1 BMS Receptors; BMS Targets.

(a) Designation of BMS Receptors and BMS Targets. BMS shall have the right (but not the obligation) from time to time to designate TCRs or CARs as BMS Receptors hereunder and to designate the associated Targets (and Parental Proteins for such Targets) to which such TCR or CAR is Directed as BMS Targets hereunder, in each case, by providing written notice to Immatics of such designation as follows: (i) prior to the date that is [**] the date of the Effective Date, BMS may designate a Receptor (either a TCR or CAR) as the first BMS Receptor (either a

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

BMS TCR or BMS CAR, as applicable) hereunder (the “First BMS Receptor”), and BMS shall simultaneously designate the Target (the “First BMS Target”) (and Parental Proteins for such First BMS Target) to which such Receptor is Directed as a BMS Target hereunder, (ii) prior to the [**] the Effective Date (regardless of whether BMS has designated a First BMS Receptor), BMS may designate one additional Receptor (either a TCR or CAR) as the second BMS Receptor (either a BMS TCR or BMS CAR, as applicable) hereunder (the “Second BMS Receptor”), and BMS shall simultaneously designate the Target (the “Second BMS Target” and together with the First BMS Target, each an “Initial BMS Target”) (and Parental Proteins for such Second BMS Target) to which such Receptor is Directed as a BMS Target hereunder, and (iii) following the [**] the Effective Date and prior to the ten (10) year anniversary of the Effective Date (regardless of whether BMS has designated a First BMS Receptor or Second BMS Receptor), BMS may designate up to four (4) additional Receptors (either TCRs or CARs, as applicable) from time to time as BMS Receptors (either a BMS TCR or BMS CAR, as applicable) hereunder (i.e., the third BMS Receptor, fourth BMS Receptor, fifth BMS Receptor or sixth BMS Receptor, as applicable), and BMS shall simultaneously designate the Targets (such Target for the third BMS Receptor, fourth BMS Receptor, fifth BMS Receptor or sixth BMS Receptor, as applicable, each, an “Additional BMS Target”) (and Parental Proteins for such Target) to which such Receptors are Directed as BMS Targets hereunder. For clarity, [**]. Notwithstanding the foregoing, in all cases, (I) BMS may only designate a TCR and corresponding TCR Target that is a 2019 Collaboration TCR and its corresponding 2019 Collaboration Target (as of the time of designation) as a BMS TCR and its corresponding BMS Target pursuant to this Section 2.1.1(a), and (II) BMS may only designate CARs that are (A) owned (solely or jointly with a Third Party) or controlled (through license or otherwise) by BMS or its Affiliate or otherwise publicly available (in each case as of the time of designation) and (B) “Available” as determined pursuant to the Third Party Gatekeeper process pursuant to Section 2.1.1(c), as BMS CARs pursuant to this Section 2.1.1(a). If BMS designates an additional BMS Receptor (and the corresponding BMS Target) under the foregoing clause (iii) (i.e., the third BMS Receptor, the fourth BMS Receptor, the fifth BMS Receptor or the sixth BMS Receptor, and the corresponding BMS Target) then for each such additional BMS Receptor, BMS shall pay to Immatics an amount of [**] (each, an “Additional BMS Receptor Payment”), which amount shall be payable to Immatics within [**] after a receipt of an invoice from Immatics therefor (but subject in all cases to Section 2.1.1(g)). For the avoidance of doubt, no additional amounts shall be payable for the designation of the Second BMS Receptor.

(b) Substitute Receptors and Targets. Without limitation of BMS’ rights to add BMS Receptors and BMS Targets pursuant to Section 2.2.1(a), if BMS believes, in its reasonable judgment, that the First BMS Product or Second BMS Product, as applicable, is [**], then BMS (through its representatives on the JSC) may notify the JSC thereof, and following discussions of such matter by the JSC, BMS shall have the right (but not the obligation) to replace either (or both) the First BMS Receptor or Second BMS Receptor with an alternative Receptor that is Directed to a new Target (each, a “Substitute Receptor”) (and BMS shall simultaneously designate the Target (and Parental Proteins for such Target) to which such Substitute Receptor is Directed as a BMS Target hereunder) (such Target, the “Substitute Target” and such Parental Proteins, the “Substitute Parental Proteins”) by providing written notice thereof to Immatics at any time prior to [**] for the First BMS Product (if the First BMS Receptor is being replaced) or the Second BMS Product (if the Second BMS Receptor is being replaced), as applicable. If BMS provides such notice, then the Substitute Receptor shall become a BMS Receptor hereunder (either

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

as a BMS TCR or BMS CAR, as applicable) and the Receptor that was replaced shall no longer be a BMS Receptor hereunder. BMS shall only have the right to designate a Substitute Receptor (and the corresponding new BMS Target) once for each such Receptor (i.e., one such Substitute Receptor for the First BMS Receptor and one such Substitute Receptor for the Second BMS Receptor) pursuant to the provisions of this Section 2.1.1(b). Notwithstanding the foregoing, in all cases, (I) BMS may only designate TCRs that are 2019 Collaboration TCRs (as of the time of designation) as BMS TCRs pursuant to this Section 2.1.1(b), and (II) BMS may only designate CARs that are (A) owned (solely or jointly with a Third Party) or controlled (through license or otherwise) by BMS or its Affiliate or otherwise publicly available (in each case as of the time of designation) and (B) “Available” as determined pursuant to the Third Party Gatekeeper process pursuant to Section 2.1.1(c), as BMS CARs pursuant to this Section 2.1.1(b). For the avoidance of doubt, [**]. In the event BMS designates a Substitute Receptor pursuant to this Section 2.1.1(b), Immatics will [**].

(c) Third Party Gatekeeper. In the event that BMS desires to nominate a CAR (and the associated CAR Target) as a potential BMS CAR and BMS Target pursuant to Section 2.1.1(a) or 2.1.1(b), as applicable (any such CAR, a “BMS Nominated CAR” and any such Target, a “BMS Nominated CAR Target”), BMS shall provide written notice of such nomination to the Third Party Gatekeeper (as defined on Schedule 2.2.1) and the Third Party Gatekeeper shall determine whether BMS Nominated CAR and BMS Nominated CAR Target are “Available” in accordance with the procedures set forth on Schedule 2.2.1. If the Third Party Gatekeeper determines that the proposed BMS Nominated CAR and BMS Nominated CAR Target are both “Available”, then the Third Party Gatekeeper shall notify the Parties of such BMS Nominated CAR and BMS Nominated CAR Target and such BMS Nominated CAR shall automatically become a BMS CAR hereunder and such BMS Nominated CAR Target shall automatically become a BMS Target hereunder. If either the BMS Nominated CAR or BMS Nominated CAR Target is not “Available”, then the BMS Nominated CAR shall not become a BMS CAR hereunder and the BMS Nominated CAR Target shall not become a BMS Target hereunder. The costs of the Third Party Gatekeeper shall be [**]. For the avoidance of doubt, [**].

(d) Additional Receptors to Existing BMS Targets. Without limiting BMS’ rights to add or substitute BMS Receptors and BMS Targets pursuant to Section 2.2.1(a) or Section 2.1.1(b), with respect to any existing BMS Target, BMS shall have the right, on a BMS Target-by-BMS Target basis, at any time and in its discretion, to add additional TCRs or additional CARs, as applicable, that are Directed to such existing BMS Target to this Agreement (each, an “Additional Receptor”) by providing written notice thereof to Immatics; provided that, [**]. If BMS provides such notice, then the Additional Receptor(s) shall become BMS Receptors hereunder (either as a BMS TCR or BMS CAR, as applicable) with respect to the applicable BMS Target. Notwithstanding the foregoing, in all cases, (i) BMS may only designate TCRs that are 2019 Collaboration TCRs (as of the time of designation) as BMS TCRs pursuant to this Section 2.1.1(d), (ii) BMS may only designate CARs that are owned (solely or jointly with a Third Party) or controlled (through license or otherwise) by BMS or its Affiliate or otherwise publicly available (in each case as of the time of designation) as BMS CARs pursuant to this Section 2.1.1(d); and (iii) [**]. For the avoidance of doubt, no additional amounts shall be payable for the designation of an Additional Receptor pursuant to this Section 2.1.1(d). In the event BMS designates an Additional Receptor pursuant to this Section 2.1.1(d) with respect to the First BMS

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

Product or Second BMS Product, as applicable, then BMS may (but shall not be required to) add activities to be conducted by Immatics for such Additional Receptors to the applicable Research Plan, provided that BMS may only add such activities to the Research Plan if the reasonable Research Costs anticipated to be incurred by Immatics for reperforming any element of the Research Plan with the Additional Receptor for the applicable BMS Target shall be included in the overall Research Budget as reasonably agreed to by the Parties and subject to reimbursement by BMS as Eligible Research Costs in accordance with Section 6.2.2 and Section 6.2.3 in accordance with the Research Budget.

(e) Assistance with Receptors and Targets. At the reasonable request of BMS, Immatics may, in its sole discretion, provide reasonable assistance to BMS to help identify potential Receptors and Targets to be nominated as BMS Receptors and BMS Targets hereunder, including providing information with respect thereto as reasonably requested by BMS.

(f) Revocation of Nomination of BMS Receptor following Receipt of Immatics Disclosure Schedule Bring Down Report. Notwithstanding the foregoing provisions of this Section 2.1.1, if (i) BMS adds any additional or substitute Receptor as a BMS Receptor hereunder after the Effective Date (either pursuant to Section 2.1.1(a), 2.1.1(b) or 2.1.1(d), as applicable), and (ii) Immatics provides an Immatics Disclosure Schedule Bring Down Report to BMS pursuant to Section 9.2 in connection with such additional or substitute Receptor, then BMS shall have the right (in its sole discretion), by providing written notice to Immatics within [**] following BMS’ receipt of the Immatics Disclosure Schedule Bring Down Report, to revoke its designation of the Receptor as a BMS Receptor hereunder, and in such case, it shall be as if BMS never designated such Receptor as a BMS Receptor hereunder [**]. If BMS does not provide such written notice to Immatics within such [**], then BMS’ right to revoke its designation of the Receptor as a BMS Receptor shall lapse.

(g) Antitrust or Investment Control Clearance for New Receptors. Notwithstanding anything to the contrary herein, if BMS adds any additional or substitute Receptor as a BMS Receptor hereunder after the Effective Date (either pursuant to Section 2.1.1(a), 2.1.1(b) or 2.1.1(d), as applicable), then (A) the licenses granted to BMS hereunder with respect to such BMS Receptor, as applicable, shall not be effective with respect to any country in which antitrust or investment control clearance is required for the grant of such licenses, as determined by BMS, considering in good faith the views of Immatics, unless and until such clearance is obtained, and (B) no Additional BMS Receptor Payment, if any, shall be payable with respect to such BMS Receptor unless and until all antitrust and investment control clearances in the foregoing clause (A) have been obtained. In furtherance of the foregoing, if BMS, considering in good faith the views of Immatics, determines that any such antitrust or investment control clearance is required in a given country, then BMS shall notify Immatics thereof and thereafter the Parties shall cooperate in good faith, using reasonable efforts, to submit and prosecute such filings to the relevant Governmental Authorities in the applicable country, as determined by BMS, considering in good faith the views of Immatics, to obtain the required clearances, including (i) responding and furnishing promptly to the relevant Governmental Authority any information reasonably requested by them in connection with such filings, (ii) promptly keeping the other Party or its counsel informed of any material communication received from or given to the relevant Governmental Authority relating to such filing (and provide a copy to the other Party if such communication is

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

in writing), (iii) reasonably consulting with each other in advance of any meeting or conference with the relevant Governmental Authority, giving the other Party or its counsel the opportunity to attend and participate in such meetings and conference, and (iv) permitting the other Party or its counsel to review in advance, and in good faith consider the views of the other Party or its counsel concerning (provided that such views are timely provided), any material filing or communication intended to be given to the relevant Governmental Authority in connection with such filings; provided, that in each case, (x) all such materials may be redacted to remove sensitive information in the judgment of such disclosing Party, and (y) Immatics shall not make any submissions or communications to any Governmental Authorities in connection with any such filings without the prior approval of BMS (such approval not to be unreasonably withheld, conditioned or delayed). Immatics and BMS, as each deems advisable and necessary, may reasonably designate any competitively sensitive material to be provided to the other as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Immatics or BMS as the case may be) or its legal counsel. [**]. Once all such clearances referenced in this Section 2.1.1(g) are obtained with respect to a given country, the applicable licenses in such country shall automatically be deemed included and effective. BMS shall be solely responsible for the filing fees associated with any such required antitrust or investment control clearance filings. If the relevant Governmental Authorities have not granted all such clearances referenced in this Section 2.1.1(g) within [**] after the date on which the first filing was made to any Governmental Authority, then the applicable Receptor, and its associated Target and Parental Proteins of the Target (unless such Target or Parental Protein, as applicable, is a Target or Parental Protein of another BMS Receptor hereunder), will cease to be a BMS Receptor and BMS Target under this Agreement; provided that, in such case, it shall be as if BMS never designated such BMS Receptor and BMS Target hereunder, and in lieu thereof, BMS shall have the right to designate an alternative BMS Receptor and BMS Target hereunder.

2.1.2 Conduct of Research Programs for the Initial BMS Products.

(a) Generally. During the Research Term, for each Initial BMS Product, the Parties shall conduct research and development activities set forth in a research plan for such Initial BMS Product (each, a “Research Plan”) in accordance with the terms and conditions of this Agreement; provided that, for clarity, the Research Plan shall not include any activities to be conducted by BMS after Hand-off of the applicable Initial BMS Product and such BMS activities shall not be part of the Research Program. Each Research Plan shall allocate responsibility for the research activities between the Parties, and, subject to the provisions of Section 2.1.2(b), each Research Plan shall also include an associated budget for the research activities to be conducted by Immatics thereunder (the “Research Budget”). The initial Research Plan to Develop the First BMS Product is attached hereto as Schedule 2.1.2(a) (such initial Research Plan, the “First BMS Product Initial Research Plan”); provided that, if BMS designates the First BMS Receptor and the First BMS Target after the Effective Date, then (i) prior to such time as such First BMS Receptor and First BMS Target are designated, the Parties shall still conduct all activities under the Research Plan that are capable of being conducted without the designation of the specific First BMS Receptor and First BMS Target, and (ii) the timelines for any specific activities in the Research Plan that require the designation of the specific First BMS Receptor and the First BMS

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

Target for the performance thereof will be automatically extended by a period of time equal to the period between the Effective Date and the date on which the First BMS Receptor and the First BMS Target are designated by BMS hereunder, provided, however, the Research Term shall not be extended. Within [**] following BMS’ selection of the First BMS Receptor pursuant to Section 2.1.1(a), the Parties shall update the First BMS Product Initial Research Plan for the inclusion of the specific First BMS Receptor and First BMS Product (including any specific additional Development activities with respect thereto) for the JSC’s review and approval. Within [**] following BMS’ selection of the Second BMS Receptor pursuant to Section 2.1.1(a), the Parties shall prepare a proposed Research Plan for the Development of the Second BMS Product for the JSC’s review and approval; provided that, such proposed Research Plan shall be substantially based off the Research Plan for the First BMS Product (with respect to scope and type of activities). Either Party may propose amendments to a Research Plan (including Research Budgets) from time to time (including to add, remove or modify activities under the Research Plan), which amendments shall be subject to the approval of the JSC (and Immatics shall cooperate in good faith if an amendment is proposed by BMS in connection therewith). For the avoidance of doubt, there shall not be any Research Plans for any Additional BMS Products.

(b) Research Budget. With respect to the Research Budget, the Parties agree and acknowledge as follows:

(i) Overall Budget. There shall be a single overall Research Budget to cover the activities under all Research Programs hereunder (i.e., the Research Program for the First BMS Product as well as the Research Program for the Second BMS Product).

(ii) Budget for Required Work Packages. The initial Research Budget, attached hereto as part of Schedule 2.1.2(a), is an overall high level budget for the FTEs of Immatics to conduct [**] for the First BMS Product, and [**] for the Second BMS Product, in the aggregate, (such work packages, the “Required Work Packages”) under the Research Programs (such FTEs in the initial Research Budget, the “Initial Immatics FTE Commitment”). Following such time as BMS nominates the First BMS Receptor or Second BMS Receptor, as applicable, the Parties may update such initial high level budget to further breakdown the Initial Immatics FTE Commitment for particular activities to be conducted under the Research Plan for the Required Work Packages for the First BMS Product or Second BMS Product, as applicable, [**]. In addition, following such time as BMS nominates the First BMS Receptor or Second BMS Receptor, as applicable, on a Required Work Package-by-Required Work Package basis, prior to the start of any additional work under a Required Work Package, the Parties shall update the Research Budget to include (A) the reasonable Out-of-Pocket Costs for the specific activities for such Required Work Package to be conducted by Immatics’ Third Party contract research organizations and Third Party contract manufacturers (in each case, to the extent such contractors are permitted pursuant to Section 2.1.2(h)) that are required to conduct such Required Work Package, but excluding [**] (the “Initial Third Party Out-of-Pocket Costs”) and (B) the reasonable Out-of-Pocket Costs for those other direct work package-related costs for such Required Work Package (e.g., consumables, reagents, materials, disposables, etc., but excluding costs of Third Party contractors) required to conduct such Required Work Package (the “Initial Direct Out-of-Pocket Costs”).

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

(iii) New Work under Required Work Packages. If BMS amends the Research Plans to add new activities to be performed by Immatics under the Required Work Packages and the performance of such additional activities would reasonably require the aggregate FTEs of Immatics to exceed [**] of the Initial Immatics FTE Commitment (without a commensurate reduction in other activities to be performed by Immatics under the Research Plans to offset such increase in FTEs) for all Required Work Packages in the aggregate, or, with respect to any given Required Work Package, to exceed [**] of the Initial Third Party Out-of-Pocket Costs [**] or to exceed [**] of the Initial Direct Out-of-Pocket Costs of such Required Work Package (without a commensurate reduction in other activities to be performed by Immatics under such Required Work Package to offset such increase in Initial Third Party Out-of-Pocket Costs or Initial Direct Out-of-Pocket Costs, as applicable), then the Research Budget shall be amended to include, as applicable, the reasonable FTEs or Out-of-Pocket Costs of Immatics required to conduct such additional activities above [**] of the Initial Immatics FTE Commitment or, with respect to such Required Work Package, the Initial Third Party Out-of-Pocket Costs or the Initial Third Party Out-of-Pocket Costs, as applicable.

(iv) FTE Costs for Optional Work Packages. If Immatics [**] in each case as determined by BMS in accordance with this Agreement, then prior to the commencement of the applicable work package, the Research Budget shall be amended to include the Research FTE Costs for the reasonable FTEs of Immatics required to conduct such work packages. If BMS amends the Research Plans to add new activities to be performed by Immatics under any optional work package and the performance of such additional activities would increase the Research FTE Costs for such optional work package, then the Research Budget shall be amended to include the Research FTE Costs for the reasonable FTEs of Immatics required to conduct such additional activities.

(v) Out-of-Pocket Costs for CROs and CMOs. With respect to [**], and with respect to [**], prior to the commencement of the applicable work package, the Research Budget for the applicable Research Plan shall be amended to include the reasonable Out-of-Pocket Costs for the specific activities thereunder to be conducted by Immatics’ Third Party contract research organizations and Third Party contract manufacturers (in each case, to the extent such contractors are permitted pursuant to Section 2.1.2(h)) that are required to conduct such work packages (but excluding, for clarity, Out-of-Pocket Costs that are other work package-related costs (e.g., consumables, reagents, materials, disposables, etc.), which are instead handled pursuant to Section 2.1.2(b)(vi)).

(vi) Out-of-Pocket Costs for Consumables. With respect to [**] and with respect to [**], prior to the commencement of the applicable work package, the Research Budget for the applicable Research Plan shall be amended to include the reasonable Out-of-Pocket Costs for those other direct work package-related costs (e.g., consumables, reagents, materials, disposables, etc., but excluding costs of Third Party contractors, which are instead handled pursuant to Section 2.1.2(b)(v)) required by Immatics to conduct such work packages.

(vii) Removal of Activities. In the event that a Research Plan is amended to remove any activities that were included in the Research Budget, then the Research Budget shall be reduced to remove the Research FTE Costs or Out-of-Pocket Costs, as applicable, attributable to such removed activities.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

In the event that the Research Budget is required to be amended as set forth in this Section 2.1.2(b), then the Parties shall prepare such Research Budget amendment and submit such amendment to the JSC for approval.

(c) Performance by Immatics. Immatics shall conduct the activities allocated to Immatics under each Research Plan, which activities shall be conducted in accordance with and subject to this Agreement and the applicable Research Plan (including the estimated timelines set forth therein, if any). All such activities shall be completed by Immatics prior to the end of the Research Term; provided that, if BMS notifies Immatics that the Research Term will end prior to the [**] of the Effective Date, Immatics will not be required to complete any activities that are scheduled for completion after the early end date of the Research Term. For the avoidance of doubt, [**]. If [**] and BMS requests in writing that Immatics performs [**] for the Second BMS Product then BMS shall pay to Immatics an amount of [**], which amount shall be payable to Immatics within [**] after such written request.

(d) Disclosure of BMS Contributed Collaboration Technology for use in the Performance of the Research Programs. From time to time during the Research Term, BMS shall disclose to Immatics, including in response to any reasonable request from Immatics, the BMS Contributed Collaboration Technology that BMS [**] to be disclosed to Immatics in order for Immatics to perform its activities under the Research Plan with respect to the Initial BMS Products. Except to the extent that any such BMS Contributed Collaboration Technology is included in “BMS Licensed IP” with respect to a given Immatics TCR pursuant to Section 2.2.1(c) [**], Immatics shall use the BMS Contributed Collaboration Technology solely to perform the activities for BMS with respect to the Initial BMS Products in accordance with the Research Plan and for no other uses or purposes. At the request of BMS, the JSC shall discuss firewalls and other protections to be put in place by Immatics to ensure that [**].

(e) Costs of Research Program. All costs and expenses incurred in connection with the performance by the Parties of the activities under a Research Plan shall be handled in accordance with Section 6.2.

(f) Progress Reports; Deliverables. Promptly following the conclusion of a given phase under a Research Plan [**] for a given BMS Product, Immatics shall deliver to BMS in English (by providing electronic copies thereof) (i) all data, information, materials and compositions generated in the performance of such Research Plan and (ii) all other deliverables and reports as outlined and described in such Research Plan ((i) and (ii), the “Research Program Deliverables”).

(g) Records. Immatics shall maintain complete, current and accurate records of all activities, including research activities, conducted by or on behalf of Immatics under a Research Program, and all data and other information resulting from such activities, and Immatics shall retain the same for a period of no less than [**] from their creation (or such longer period of time as may be required by Applicable Law). Such records shall fully and properly reflect

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all work done and results achieved in the performance of such activities in good scientific manner and appropriate for regulatory and patent purposes and shall be prepared and maintained in accordance with Applicable Law, including, as applicable, GCP, GLP and GMP record keeping requirements where applicable. Upon reasonable prior notice to Immatics, BMS shall have the right to review and copy such records as reasonably requested by BMS.

(h) Subcontracting. Subject to the terms of this Agreement, each Party shall have the right to engage Affiliates or Third Party subcontractors to perform its obligations under each Research Program. To the extent that Immatics is using a subcontractor to perform its obligations under a Research Program, (x) unless such subcontractor is expressly identified in the Research Plan or is set forth on Schedule 2.1.2(h), Immatics shall provide reasonable prior written notice to BMS (and in all cases at least [**]) prior to engaging such subcontractor (which notice shall identify the subcontractor and a description of the activities to be performed) in order to [**]; provided that, if Immatics [**], and (y) Immatics shall ensure that any such subcontractor shall meet the qualifications typically required by Immatics for the performance of work similar in scope and complexity to the subcontracted activity and shall perform such work consistent with the terms of this Agreement; provided, however, that Immatics shall remain fully responsible and obligated for such activities. In addition, to the extent Immatics engages a subcontractor to perform any activities under a Research Program, Immatics shall [**]. The Party engaging a subcontractor shall ensure that such subcontractor complies with all applicable provisions of this Agreement, including Sections [**] (the “Subcontracting Essential Provisions”). Each Party hereby expressly waives any requirement that the other Party exhaust any right, power or remedy, or proceed against any subcontractor for any obligation or performance hereunder, prior to proceeding directly against such Party with respect to any failure of such Party to perform its obligations under this Agreement through such subcontractor.

2.1.3 Technology Transfer from Immatics to BMS.

(a) Initial Technology Transfer for a given BMS Product. With respect to each BMS Product, Immatics shall (and shall cause its Affiliates to)[ **] cooperate with BMS (and its designees) and provide reasonable assistance to BMS (and its designees) to enable BMS (and its designees) to Develop, Manufacture and Commercialize BMS Products (including any BMS Receptors therein), as and to the extent reasonably requested by BMS in writing, including, on a BMS Product-by-BMS Product basis, (A) conducting an initial technology transfer to BMS with respect to the Immatics Licensed IP used in connection with such BMS Products[**] including transferring to BMS the categories of materials and information as set forth on Schedule 2.1.3; provided that (i) the technology transfer pursuant to this Section 2.1.3(a) shall occur [**] for a given BMS Product, (ii) the technology transfer pursuant to this Section 2.1.3(a) shall occur pursuant to a technology transfer plan [**], and (iii) with respect to the First BMS Product and Second BMS Product, BMS shall not request such technology transfer prior to [**] or after [**]; provided further that in all cases Immatics shall complete such initial technology transfer for each Initial BMS Product prior to [**] (this clause (A), the “Initial Technology Transfer” for a given BMS Product), (B) providing BMS (and its designees) reasonable assistance with respect to regulatory matters and materials related to BMS Receptors and BMS Products as related to the Immatics Licensed IP [**], (C) providing BMS (and its designees) with materials [**] Controlled by Immatics (or any of its Affiliates) that are [**] the Development, Manufacture or

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

Commercialization of the BMS Products (or any BMS Receptors to the extent licensed hereunder); provided that the transfer of materials pursuant to this Section 2.1.3(a)(C) shall occur [**] for a given BMS Product, and (D) for a period of [**] following the completion of such Initial Technology Transfer for a given BMS Product, providing BMS (and its designees) with [**] to assist with the Development, Manufacture and Commercialization of such BMS Product (including any BMS Receptors therein) and the implementation the Immatics Licensed IP, and [**]; provided that, in all cases, BMS may request additional assistance with any regulatory matters in accordance with Section 3.2.1(a) after the [**] period and Immatics shall reasonably comply with such requests. With respect to any of the assistance in the foregoing clause (D) and assistance with any regulatory matters in accordance with Section 3.2.1(a) for a given BMS Product (on a BMS Product-by-BMS Product basis), Immatics shall provide such assistance at its cost and expense for the [**] of assistance for a given BMS Product and BMS shall reimburse Immatics for the reasonable FTE hours of Immatics requested by BMS in excess of the [**] for such BMS Product, which reimbursement shall be at the Research FTE Rate and made by BMS within [**] after receipt of an invoice from Immatics therefor. With respect to any of the assistance in the foregoing clauses (A) through (D), Immatics shall commence such assistance promptly (and shall commence such assistance within [**]) following such request of BMS and shall complete such assistance as soon as reasonably practicable.

(b) Technology Transfer at the [**] of the End of the Research Program. Without limiting the provisions of Section 2.1.3(a), at the [**] of the end of the Research Program, Immatics shall, [**], (i) promptly disclose to BMS in English (including by providing electronic copies thereof) all Know-How within the Immatics Licensed IP that was not previously transferred to BMS pursuant to Section 2.1.3(a), and (ii) at the written request of BMS, conduct a technology transfer to BMS (and its designees) with respect to such Know-How, including providing BMS (and its designees) with [**], which technology transfer shall occur pursuant to a technology transfer plan [**]. Immatics shall commence such technology transfer promptly (and in all cases within [**]) following the [**] of the end of the Research Term and shall complete such transfer as soon as reasonably practicable.

2.1.4 Existing Inventory Transfer to BMS. At the time of Hand-off for a given Initial BMS Product, Immatics shall, at BMS’ request, promptly assign and transfer to BMS (or its designee) and deliver to BMS (or its designee) (at a location to be specified by BMS to Immatics), all inventory in the form of finished goods of such Initial BMS Product (including any inventory of BMS Receptors) held by or on behalf of Immatics or its Affiliates (including any such inventory held at any contract manufacturer or any other location) (the “BMS Product Inventory”), and, if any such BMS Product Inventory is GMP material, such BMS Product Inventory shall be transferred pursuant to and in accordance with the Supply Agreement. Immatics represents and warrants to BMS that (a) the BMS Product Inventory was (and at all times up until delivery of such BMS Product Inventory hereunder shall remain) manufactured, packaged, labeled, tested, stored and handled in accordance with all Applicable Laws (including GMP, if applicable), and specifications therefor, (b) the BMS Product Inventory is not adulterated or misbranded under Applicable Law and is not an article that could not, under the provisions of the Applicable Law, be introduced into interstate commerce, and (c) the BMS Product Inventory is free and clear of all encumbrances (including through lien, charge, security interest, mortgage, encumbrance or otherwise). BMS shall reimburse Immatics for the Manufacturing Cost of any

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such BMS Product Inventory delivered to BMS (provided that such inventory complies with the foregoing representations and warranties), but only to the extent that any such costs are not (i) Eligible Research Costs reimbursed by BMS pursuant to Section 6.2.3 or (ii) otherwise to be borne by Immatics pursuant to Section 6.2.1. Such reimbursement shall be made as follows: within [**] after delivery of the BMS Product Inventory to BMS, Immatics shall provide to BMS an invoice for the BMS Product Inventory which shall include (x) the quantity of BMS Product Inventory, (y) the Manufacturing Cost (and calculation thereof) of such BMS Product Inventory (and accompanied by reasonable documentation of the Manufacturing Costs), and (z) an express reference to this Section 2.1.4 of this Agreement, and BMS shall pay such invoice in accordance with Section 6.2.3, mutatis mutandis.

2.1.5 Updates Regarding Immatics Platform Technology. Immatics shall promptly (and in all cases no later than the next meeting of the JSC) notify the JSC in writing of the existence of any purported new Additional Immatics Platform Technology or Additional Immatics Platform Patents, which notice shall include a reasonably detailed description of such Know-How or Patents, as applicable (each, an “Immatics New Platform IP Notification”). The JSC shall discuss and review such Immatics New Platform IP Notification, and if the JSC confirms that such Know-How or Patents, as applicable, should be included as Additional Immatics Platform Technology or Additional Immatics Platform Patents, as applicable, then such Know-How shall be deemed to be “Additional Immatics Platform Technology” for purposes of this Agreement or such Patents shall be deemed to be “Additional Immatics Platform Patents” for purposes of this Agreement, as applicable. The JSC (or, if agreed to by the Parties, the IPC) shall keep a running list of all Additional Immatics Platform Technology or Additional Immatics Platform Patents (the “Immatics Additional Technology List”).

2.2 Immatics Programs.

2.2.1 Immatics Targets and TCRs.

(a) Nomination of Potential Immatics TCRs and Immatics Targets. During the period from the Effective Date until the [**] of the Effective Date (the “Immatics Selection Period”), Immatics shall have the right to nominate up to four (4) TCRs to potentially become Immatics TCRs hereunder and to nominate the associated TCR Targets to which such TCRs are Directed to potentially become Immatics Targets hereunder; provided that such TCRs and TCR Targets shall only be eligible to become Immatics TCRs and Immatics Targets if such TCRs and Targets are determined to be “Available” in accordance with this Section 2.2.1 (each, an “Immatics Nominated TCR” and “Immatics Nominated TCR Target”, as applicable). In the event that, during the Immatics Selection Period, Immatics desires to nominate a TCR (and the associated TCR Target) as a potential Immatics TCR and Immatics Target, Immatics shall provide written notice of such nomination to the Third Party Gatekeeper (as defined on Schedule 2.2.1) and the Third Party Gatekeeper shall determine whether the Immatics Nominated TCR and Immatics Nominated TCR Target are “Available” in accordance with the procedures set forth on Schedule 2.2.1. If the Third Party Gatekeeper determines that the proposed Immatics Nominated TCR and Immatics Nominated TCR Target are both “Available”, then the Third Party Gatekeeper shall notify the Parties of such Immatics Nominated TCR and Immatics Nominated TCR Target. If either the Immatics Nominated TCR or Immatics Nominated TCR Target is not “Available”,

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then the Immatics Nominated TCR shall not be eligible to become an Immatics TCR hereunder and the Immatics Nominated TCR Target shall not be eligible to become an Immatics Target hereunder; provided that Immatics shall have the right, in its discretion, to thereafter resubmit such Immatics Nominated TCR and Immatics Nominated TCR Target, from time to time to determine if such Immatics Nominated TCR and Immatics Nominated TCR Target have subsequently become “Available”. Notwithstanding the foregoing, (a) Immatics may only nominate a TCR pursuant to this Section 2.2.1 that is owned by, or exclusively licensed to, Immatics (or its Affiliate), (b) Immatics may not nominate any TCR that is Directed to a BMS Target hereunder (or to any Target derived from any Parental Protein of a BMS Target hereunder) or any Target under any 2019 Agreement (or any Target derived from any Parental Protein under any 2019 Agreement), and (c) Immatics shall no longer have any rights under this Section 2.2.1 to nominate any additional Immatics Nominated TCRs or associated Immatics Nominated TCR Targets from and after the earliest to occur of (x) a Change of Control of Immatics, (y) termination of this Agreement with respect to all BMS Products, or (z) such time as the Third Party Gatekeeper has determined that four (4) Immatics Nominated TCRs and associated Immatics Nominated TCR Targets were “Available”. The costs of the Third Party Gatekeeper shall be [**].

(b) Determination of BMS Potential Licensed Technology for Potential Use with Immatics Products. Immatics acknowledges that the BMS Contributed Collaboration Technology is experimental in nature and, as of the Effective Date, may not be sufficiently protected from an intellectual property perspective [**]. In the event that BMS determines, in its reasonable discretion, that any particular BMS Contributed Collaboration Technology owned by BMS (or its Affiliate) becomes sufficiently protected by BMS from an intellectual property perspective [**] to allow for a non-exclusive license to a Third Party, during the period from the Effective Date until the earliest to occur of [**] the “BMS Licensed IP Outside Date”), then such Know-How and Patents shall be deemed to be “Protected” for purposes of this Agreement [**] and therefor available to be included within the BMS Potential Licensed Technology pursuant to Section 2.2.1(c) or 2.2.1(d), as applicable (to the extent otherwise falling within the definition of BMS Potential Licensed Know-How or BMS Potential Licensed Patents, as applicable); provided that, in all cases, no additional Know-How or Patents shall be eligible to be included in the BMS Potential Licensed Technology after the BMS Licensed IP Outside Date. Notwithstanding the foregoing, [**].

(c) Listing, Review and Assessment of BMS Potential Licensed Technology for Use with a Given Immatics TCR; Designation of Immatics TCRs and Immatics Targets. Subject to Section 2.2.1(b), following notification from the Third Party Gatekeeper that the proposed Immatics Nominated TCR and Immatics Nominated TCR Target are both “Available”, BMS shall provide Immatics (through the IPC) with a list generally describing all then-current BMS Potential Licensed Technology that BMS [**] for the Development of a Gamma-Delta T-Cell-Based Allogeneic Cell Therapy Product using the applicable Immatics Nominated TCR and Directed to the applicable Immatics Nominated TCR Target (a “BMS Potential Licensed Technology Disclosure Report”) to enable Immatics to evaluate and the Parties to discuss (through the IPC) whether such BMS Potential Licensed Technology may be useful for the Development of a Gamma-Delta T-Cell-Based Allogeneic Cell Therapy Product using the applicable Immatics Nominated TCR and Directed to the applicable Immatics Nominated TCR Target, including for the IPC to discuss [**]. The BMS Potential Licensed

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

Technology Disclosure Report shall also indicate if any BMS Potential License Technology in such report is “BMS Special Learnings Technology”. If, and only if, Immatics, in its sole discretion, concludes that certain BMS Potential Licensed Technology set forth in the applicable BMS Potential Licensed Technology Disclosure Report [**], and that Immatics wants to use such BMS Potential Licensed Technology, for the Development of a Gamma-Delta T-Cell-Based Allogeneic Cell Therapy Product using the applicable Immatics Nominated TCR and Directed to the applicable Immatics Nominated TCR Target and provides written notice to BMS thereof (including identifying the specific applicable BMS Potential Licensed Technology from the applicable BMS Potential Licensed Technology Disclosure Report that Immatics desires to be included as BMS Licensed Know-How and BMS Licensed Patents for such Immatics Nominated TCR) (such notice, the “Immatics In-Licensed IP Acceptance Notice”) within [**] after BMS provides the BMS Potential Licensed Technology Disclosure Report, then (i) such Immatics Nominated TCR will automatically become an Immatics TCR hereunder and such Immatics Nominated TCR Target will automatically become an Immatics Target hereunder, and (ii) the BMS Potential Licensed Technology from the BMS Potential Licensed Technology Disclosure Report that Immatics identifies in the Immatics In-Licensed IP Acceptance Notice will be included as BMS Licensed IP with respect to such Immatics Nominated TCR and Immatics Nominated TCR Target. Notwithstanding the foregoing, in all cases, a maximum of four (4) TCRs may become Immatics TCRs and a maximum of four (4) associated TCR Targets (one per TCR) may become Immatics Targets pursuant to this Section 2.2.1 [**]. If Immatics does not timely provide the Immatics In-Licensed IP Acceptance Notice, then (x) the Immatics Nominated TCR will not become an Immatics TCR hereunder and the Immatics Nominated TCR Target will not become an Immatics Target hereunder. Notwithstanding anything to the contrary contained herein, if any BMS Potential Licensed Technology is owned by a Third Party and Controlled by BMS or its Affiliate through a license from such Third Party, as applicable, then such BMS Potential Licensed Technology will become BMS Licensed IP only if Immatics agrees in writing to pay (and actually pays) any and all amounts due to the Third Party under the applicable license agreement that directly result from the grant or exercise of the license to Immatics hereunder (and, for clarity, such payments shall not be subject to Section 6.3.4(b)) and to otherwise comply (and actually complies) with such license agreement (as provided to Immatics by BMS), including providing BMS with any necessary reports and other information reasonably required to comply with such license agreement.

(d) Supplements to the BMS Potential Licensed Technology Disclosure Report. If, following such time as a given Immatics Nominated TCR becomes an Immatics TCR pursuant to Section 2.2.1(c) and while Immatics is continuing to Develop Immatics Products containing such Immatics TCR, BMS determines (in its sole discretion) that it would like to offer to Immatics additional BMS Potential Licensed Technology to potentially be included as additional BMS Licensed IP for such Immatics TCR, then BMS shall provide Immatics (through the IPC) with a list generally describing such additional BMS Potential Licensed Technology (a “BMS Supplemental Licensed Technology Disclosure Report”). The BMS Supplemental Licensed Technology Disclosure Report shall also indicate if any Know-How in such report is “BMS Special Learnings Technology”. If Immatics, in its sole discretion, concludes that it wants to include any of the additional BMS Potential Licensed Technology from the BMS Supplemental Licensed Technology Disclosure Report as BMS Licensed Know-How or BMS Licensed Patents, as applicable, for the such Immatics TCR, then Immatics shall notify BMS thereof in writing

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

(which notice shall identify the specific applicable additional BMS Potential Licensed Technology from the applicable BMS Supplemental Licensed Technology Disclosure Report that Immatics desires to be included as BMS Licensed Know-How and BMS Licensed Patents for such Immatics TCR) within [**] after receipt of the BMS Supplemental Licensed Technology Disclosure Report (such notice, the “Immatics Supplemental In-Licensed IP Acceptance Notice”). If Immatics so provides an Immatics Supplemental In-Licensed IP Acceptance Notice, then the BMS Potential Licensed Technology from the BMS Supplemental Licensed Technology Disclosure Report that Immatics identifies in the Immatics Supplemental In-Licensed IP Acceptance Notice will be included as BMS Licensed IP with respect to such Immatics TCR; provided that if any such Know-How or Patents are owned by a Third Party and Controlled by BMS or its Affiliate through a license from such Third Party, as applicable, then such Know-How and Patents will become BMS Licensed IP only if Immatics agrees in writing to pay (and actually pays) any and all amounts due to the Third Party under the applicable license agreement that directly result from the grant or exercise of the license to Immatics hereunder (and, for clarity, such payments shall not be subject to Section 6.3.4(b)) and to otherwise comply (and actually complies) with such license agreement (as provided to Immatics by BMS), including providing BMS with any necessary reports and other information reasonably required to comply with such license agreement.

(e) Immatics Opt-Out Right. Immatics shall promptly notify the JSC of the completion of [**], for a given Immatics TCR in accordance with the Immatics Research Plan, and upon such completion with respect to such Immatics TCR (but in all cases, within [**] thereafter), Immatics will discuss with BMS, through the JSC, [**] and based on the data generated under the Immatics Research Plan, that any BMS Licensed IP is useful in connection with the Development or Commercialization of such Immatics TCR (or Immatics Product transduced with such Immatics TCR), and in connection therewith, Immatics shall provide to BMS a summary of the data and other information previously generated from the Development of such Immatics TCR and Immatics Product (including a summary of the results generated under the Immatics Research Plan). Subject to Section 2.2.1(f), if, following such discussion, Immatics determines[**] that BMS Licensed IP is not useful in connection with either the Development or Commercialization of such Immatics TCR or Immatics Product and, as such, Immatics determines to no longer use any of the BMS Licensed IP in connection with such Immatics TCR (and Immatics Products transduced with such Immatics TCR), then Immatics shall notify BMS in writing of such determination within [**] after such JSC discussion (which notice shall identify the applicable Immatics TCR, Immatics Target and Immatics Products, as well as the BMS Licensed IP for such Immatics TCR) (each, an “Immatics Opt-Out Notice”). Subject to Section 2.2.1(f), from and after such time as Immatics provides an Immatics Opt-Out Notice to BMS, (i) the applicable TCR shall no longer be an Immatics TCR under this Agreement (an “Excluded Immatics TCR”), (ii) the applicable Target shall no longer be an Immatics Target under this Agreement (unless it is a Target for another Immatics TCR or Immatics Product) (an “Excluded Immatics Target”), (iii) the applicable product shall no longer be an Immatics Product under this Agreement (such product, and any other product transduced with an Excluded Immatics TCR, an “Excluded Immatics Product”), including that such product shall not be subject to the royalty obligations under Section 6.3 or the BMS Opt-In Right pursuant to Section 3.1.4, (iv) Immatics (and its Affiliates) shall have no further right to use, and shall not use, any BMS Licensed IP or other Confidential Information of BMS (or any of its Affiliates) (or data generated using the BMS Licensed IP) in connection with the Development, Manufacture or Commercialization of any Excluded Immatics TCR, Excluded

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

Immatics Product or Excluded Immatics Target, and (v) within [**] after the delivery of the Immatics Opt-Out Notice, Immatics shall destroy (and shall certify to BMS the destruction of) all Know-How in its (or its Affiliate’s, Sublicensee’s or contractor’s) possession constituting, embodying, generated or made with the use of any such BMS Licensed IP or other Confidential Information of BMS in connection with any Excluded Immatics TCR, Excluded Immatics Product or Excluded Immatics Target. If Immatics does not timely provide an Immatics Opt-Out Notice with respect to a given Immatics TCR, then such Immatics TCR will continue to be an Immatics TCR under this Agreement, and the associated Immatics Target and Immatics Products will continue to be an Immatics Target and Immatics Products hereunder. For clarity, if Immatics delivers an Immatics Opt-Out Notice with respect to a given Immatics TCR, Immatics shall not have any right to replace the applicable terminated Immatics Receptor or Immatics Target with a new Immatics Receptor or new Immatics Target.

(f) No Immatics Opt-Out Right if there was Access to BMS Special Learnings Technology. Notwithstanding the foregoing provisions of Section 2.2.1(e), if Immatics includes any BMS Special Learnings Technology as part of BMS Licensed IP hereunder (as set forth in either an Immatics In-Licensed IP Acceptance Notice (pursuant to Section 2.2.1(c)) or Immatics Supplemental In-Licensed IP Acceptance Notice (pursuant to Section 2.2.1(d)), as applicable), then the provisions of Section 2.2.1(e) shall no longer apply and Immatics shall not have the right to issue an Immatics Opt-Out Notice for any Immatics TCR (or any Immatics Products or Immatics Targets); provided, however, that Immatics shall have the right to terminate such Immatics Product in accordance with Section 11.3.2. Notwithstanding the foregoing, on a case-by-case basis, prior to BMS disclosing a particular BMS Special Learnings Technology to Immatics hereunder, the Parties (through the IPC) may agree in writing that this Section 2.2.1(f) shall [**]. In addition, if Immatics includes any BMS Special Learnings Technology as part of BMS Licensed IP hereunder (as set forth in either an Immatics In-Licensed IP Acceptance Notice (pursuant to Section 2.2.1(c)) or Immatics Supplemental In-Licensed IP Acceptance Notice (pursuant to Section 2.2.1(d)), as applicable), then, at the request of BMS, the JSC shall discuss firewalls and other reasonable protections to be put in place by Immatics to ensure that [**].

2.2.2 Technology Transfer from BMS to Immatics. At the written request of Immatics, and at Immatics’ expense, on an Immatics Product-by-Immatics Product basis, at any time prior to the earliest to occur of (i) the [**] following the designation of the Immatics TCR (pursuant to Section 2.2.1(c)) contained in such Immatics Product, (ii) a Change of Control of Immatics, and (iii) termination of this Agreement with respect to all BMS Products (the “Technology Transfer Outside Date”), BMS shall provide reasonable technical assistance (including with respect to regulatory approvals and manufacturing) to Immatics to facilitate Immatics’ incorporation of the BMS Licensed IP into the applicable Immatics Product, as and to the extent reasonably requested by Immatics. For the avoidance of doubt, (x) the technology transfer pursuant to this Section 2.2.2 shall occur [**] for a given Immatics Product, (y) no additional assistance shall be provided pursuant to this Section after the Technology Transfer Outside Date for the applicable Immatics Product, and (z) the assistance to be provided by BMS pursuant to this Section 2.2.2 shall occur pursuant to a technology transfer plan to be reasonably agreed to by the Parties through the JSC. BMS shall commence such assistance promptly (and use reasonable efforts to commence such assistance within [**]) following such request of Immatics and agreement to the technology transfer plan, and shall complete such assistance as soon as

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reasonably practicable. Immatics shall reimburse BMS for the reasonable internal (calculated using the Research FTE Rate) and out-of-pocket costs of performing such technology transfer under this Section 2.2.2 (which costs shall be reimbursed by Immatics to BMS within [**] after receipt of an invoice therefor from BMS).

2.2.3 Research Plan for Immatics Products. Within [**] following Immatics’ addition of a given TCR as an Immatics TCR pursuant to Section 2.2.1(c), Immatics shall prepare and present to the JSC for review and discussion a research plan for the conduct of the Development activities for such Immatics TCR (and the Immatics Products transduced with such Immatics TCR) up to [**], including [**] (each, an “Immatics Research Plan”), and Immatics shall consider any comments of BMS thereto in good faith. Immatics shall provide an update to each Immatics Research Plan to the JSC from time to time, but in all cases no less than [**]. From time to time Immatics may amend each Immatics Research Plan[**], and will discuss any amendments to an Immatics Research Plan at the JSC [**]. Immatics shall ensure that all pre-clinical Development activities with respect to a given Immatics Product are conducted in accordance with the applicable Immatics Research Plan. On an Immatics Product-by-Immatics Product basis, Immatics shall keep BMS reasonably informed as to the progress of the Development activities under the Immatics Research Plan at each meeting of the JSC. For the avoidance of doubt, [**].

2.3 Compliance Provisions.

2.3.1 General. To the extent that activities are conducted by or on behalf of a Party or its Affiliates pursuant to this Agreement, including all activities under each Research Program, such Party shall ensure that such activities are conducted in compliance with all Applicable Laws (including, to the extent applicable, GCP, GLP and GMP), and good business ethics, and such Party will promptly notify the other Party in writing after it becomes aware of any deviations from any of the foregoing. In addition, each Party hereby certifies that it has not employed or otherwise used in any capacity, and will not employ or otherwise use in any capacity, the services of any Person that (a) is debarred under United States law (including 21 U.S.C. § 335a) or any foreign equivalent thereof or (b) is the subject of an FDA debarment investigation or proceeding (or similar proceeding by any Regulatory Authority outside the United States), in each case, in performing any portion of the activities hereunder, including any activities under each Research Program. Each Party will notify the other Party in writing immediately if any such debarment occurs or comes to its attention, and will, with respect to any person or entity so debarred promptly remove such person or entity from performing any such activities, function or capacity related to any such activities.

2.3.2 Governments and International Public Organizations. Each Party will not make any payment (and such Party shall ensure that its Affiliates and subcontractors do not make any payment), either directly or indirectly, of money or other assets, including any compensation such Party derives from this Agreement (hereinafter collectively referred to as a “Payment”), to government or political party officials, officials of international public organizations, candidates for public office, or representatives of other businesses or persons acting on behalf of any of the foregoing (hereinafter collectively referred to as “Officials”) where such Payment would constitute a violation of any Applicable Law. In addition, regardless of legality, each Party will

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

not make any Payment (and will ensure that its Affiliates and subcontractors make no payment), either directly or indirectly to Officials if such Payment is for the purpose of influencing decisions or actions with respect to the subject matter of this Agreement or any other aspect of such Party’s business.

2.3.3 No Authority. Each Party acknowledges that no employee of the other Party or its Affiliates will have authority to give any direction, either written or oral, relating to the making of any commitment by such Party or its agents to any Third Party in violation of terms of this or any other provisions of this Agreement.

2.3.4 Exclusions Lists. Each Party will not use (and will cause its Affiliates and subcontractors not to use) in the performance of activities hereunder, including a Research Program, any Person (including any employee, officer, director or Third Party contractor) who is (or has been) on the Exclusions List, or who is (or has been) in Violation. Each Party certifies to the other Party that, as of the Effective Date, such Party has screened itself, and its officers and directors (and its Affiliates or subcontractors, and their respective officers and directors) against the Exclusions Lists and that it has informed the other Party in writing whether such Party, or any of its officers or directors (or any of its Affiliates or subcontractors or any of their respective officers and directors) has been in Violation. After the execution of this Agreement, each Party will notify the other Party in writing immediately if any such Violation occurs or comes to its attention.

2.3.5 Personal Data. Each Party shall ensure that all Personal Data hereunder, if any, is processed in accordance with Applicable Laws, including the fair and lawful collection and processing of such Personal Data, the disclosure of such Personal Data to the other in accordance with this Agreement and the transfer of such Personal Data (including any transfer from inside the EEA and/or UK or Switzerland to outside the EEA), including any applicable European law or regulation (such as the EU General Data Protection Regulation (2016/679) (“GDPR”)) relating to the protection of Personal Data and all laws implementing and/or supplementing the GDPR (collectively, “EU Data Protection Laws”) and HIPAA. Each Party shall promptly notify the other Party if it becomes aware that any data, including Personal Data, provided to the other Party hereunder is inaccurate or has been unlawfully obtained or processed or, where consent to process Personal Data has been provided, consent is withdrawn, or such Party becomes aware that consent may not be reliable, or any other processing ground is no longer applicable. Each Party further covenants that any data or information that it provides to the other Party hereunder will be anonymized, or if anonymization is not reasonably possible, then de-identified, with respect to any identified or identifiable natural person, as those terms are defined or interpreted pursuant to EU Data Protection Laws and/or HIPAA (as applicable). Each Party further represents and warrants that it has the full right to provide any such Personal Data or Protected Health Information (as such term is defined under the EU Data Protection Laws or HIPAA, as applicable), as well as any Patient Samples, to the other Party hereunder to use as is permitted in accordance with this Agreement.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

ARTICLE 3

DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION

3.1 Development and Commercialization.

3.1.1 General.

(a) BMS Products. From and after the date of the applicable Hand-off (in the case of the First BMS Product and Second BMS Product) and from and after the date of designation in accordance with Section 2.1.1(a) (in the case of any Additional BMS Product), and subject to the terms and conditions of this Agreement and, with respect to a BMS TCR Product, the applicable terms and conditions of the applicable 2019 License Agreement (except as otherwise set forth herein), (i) BMS will have the sole right (and shall solely control, at its discretion), itself or with or through its Affiliates, Sublicensees or other Third Parties, at its cost, to Develop and Commercialize BMS Products (and BMS TCRs and BMS CARs for use therein) in the Field in the Territory and (ii) Immatics and its Affiliates shall not have any right to, and shall not, conduct any Development or Commercialization of any BMS Products (or BMS TCRs or BMS CARs therein) in the Field in the Territory. BMS shall, and shall require its Affiliates and Sublicensees to, create and maintain written records or lab notebooks with respect to any work conducted pursuant to this Agreement that directly uses any Immatics Licensed Know-How in good faith and in accordance with its (or its applicable performing Affiliate’s) customary practice.

(b) Immatics Products. From and after the date of designation in accordance with Section 2.2.1(c), and subject to the terms and conditions of this Agreement, except as expressly set forth in Section 3.1.4, Immatics will have the sole right (and shall solely control, at its discretion), itself or with or through its Affiliates, Sublicensees or other Third Parties, at its cost, to Develop and Commercialize Immatics Products (and Immatics TCRs for use therein) in the Field in the Territory. Immatics shall, and shall require its Affiliates and Sublicensees to, create and maintain written records or lab notebooks with respect to any work conducted pursuant to this Agreement that directly uses any BMS Licensed Know-How in good faith and in accordance with its (or its applicable performing Affiliate’s) customary practice.

3.1.2 Diligence.

(a) Subject to the terms and conditions of this Agreement (and subject further to Immatics’ performance and completion of the Research Programs and technology transfers in accordance with this Agreement), BMS, itself or with or through its Affiliates, Sublicensees or other Third Parties, will use Commercially Reasonable Efforts to (a) Develop and seek Regulatory Approval for at least [**] added to this Agreement in accordance with Section 2.1.1 in [**], and (b) following receipt of Regulatory Approval in [**]. For the avoidance of doubt, [**].

(b) Subject to the terms and conditions of this Agreement, Immatics, itself or with or through its Affiliates, Sublicensees or other Third Parties, will use Commercially Reasonable Efforts to (a) Develop and seek Regulatory Approval for at least [**] added to this Agreement in accordance with Section 2.2.1 in [**], and (b) following receipt of Regulatory Approval in [**]. For clarity, [**].

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

3.1.3 Progress Updates. On a Collaboration Product-by-Collaboration Product basis, each Party shall keep the other Party reasonably informed as to the progress of its and its Affiliates’ and Sublicensees’ Development activities with respect to such Party’s Collaboration Products under this Agreement by submitting to the other Party, at least [**] until such time as such Party (or its Affiliate or Sublicensee) has received Regulatory Approval for such Collaboration Product in[**], a written report summarizing the progress of such Party’s material Development activities with respect to such Collaboration Products pursuant to this Agreement since the last report, at a level of detail reasonably sufficient for the other Party to determine such Party’s compliance with its diligence obligations. Notwithstanding the foregoing, [**].

3.1.4 Co-Development and Co-Commercialization Option; Right of Negotiation.

(a) Data Package. Within [**] after achievement of Clinical Proof of Concept for a given Immatics Product, Immatics shall provide to BMS a complete Data Package with respect to such Immatics Product for purposes of enabling BMS to determine whether to exercise the BMS Opt-In Right for such Immatics Product.

(b) Opt-In Grant. For the first [**] Immatics Products for which Clinical Proof of Concept has been achieved (each, an “Immatics Option-Eligible Product”), Immatics hereby grants to BMS an exclusive right (the “BMS Opt-In Right”), exercisable in BMS’ sole discretion at any time during the period from the Effective Date until [**] after Immatics provides to BMS the complete Data Package for such Immatics Option-Eligible Product pursuant to Section 3.1.4(a) (each “Opt-In Term”), to co-Develop and co-Commercialize (together with Immatics) such Immatics Option-Eligible Product in the Field in the Territory. BMS may exercise (in its sole discretion) the BMS Opt-In Right by delivering written notice of such exercise to Immatics at any time during the applicable Opt-In Term (the “Opt-In Notice”); provided that BMS shall only have the right to provide an Opt-In Notice for [one (1) Immatics Option-Eligible Product] hereunder. For the avoidance of doubt, BMS shall not be required to exercise the BMS Opt-In Right for any Immatics Option-Eligible Products. Immatics acknowledges and agrees that the BMS Opt-In Right granted by Immatics to BMS as set forth herein will be granted by Immatics exclusively to BMS, and Immatics shall not (and shall ensure that its Affiliates do not) grant any options (or other rights) to any Third Party that would conflict with or are inconsistent with the BMS Opt-In Right granted to BMS hereunder, including that Immatics shall not (and shall ensure that its Affiliates do not) grant any rights to any Third Party to Develop, Manufacture or Commercialize a given Immatics Option-Eligible Product prior to the end of the Opt-In Term for such Immatics Option-Eligible Product. As used herein, “Co-Developed Product” shall mean the Immatics Option-Eligible Product for which BMS has exercised its BMS Opt-In Right, which includes, for clarity, any and all other Immatics Products transduced with the same Immatics TCR as such Immatics Option-Eligible Product (e.g., all back-ups).

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

(c) Co-Commercialization Agreement. If BMS exercises the BMS Opt-In Right, then within [**] thereafter (the “Co-Commercialization Agreement Outside Date”), the Parties (or their respective applicable local Affiliates) shall negotiate in good faith and enter into a co-development and co-commercialization agreement (the “Co-Commercialization Agreement”) to set forth the terms and conditions with respect to the co-Development and co-Commercialization of the Co-Developed Product by the Parties in the Field in the Territory (and, for clarity, [**]). The Co-Commercialization Agreement shall include, in addition to such other terms as the Parties may agree and as are customary in an agreement of that type, the key terms and conditions set forth on Schedule 3.1.4, unless otherwise agreed upon by the Parties. In the event that the Parties (or their respective applicable Affiliates) do not enter into the Co-Commercialization Agreement by the Co-Commercialization Agreement Outside Date, then either Party may submit any disputed terms relating to the Co-Commercialization Agreement to the Executive Officers, who shall meet promptly to discuss the disputed terms, within [**] following referral of such matter, in good faith to resolve such dispute. If the Executive Officers are unable to resolve such dispute within such [**] period after it is referred to them, then the Parties shall submit such matter for binding resolution by [**] pharmaceutical company executive (“Pharmaceutical Company Executive”) who is reasonably agreed to by the Parties, for resolution in accordance with the procedures set forth in Schedule 3.1.4(c), with a final decision to be issued within [**] after the Co-Commercialization Agreement Outside Date; provided that, following such determination, BMS shall have the right, in its discretion, to decline to enter into the Co-Commercialization Agreement by providing written notice thereof to Immatics within [**] following issuance of such final decision, in which case BMS shall be deemed to have revoked its BMS Opt-In Right with respect to the Co-Developed Product and Immatics may continue to Develop and Commercialize the applicable Immatics Product with no further obligations to BMS under this Section 3.1.4; provided that if BMS revokes its Opt-In Right after such final decision by the Pharmaceutical Company Executive, [**]. If BMS exercises its BMS Opt-In Right for a given Immatics Product, then Immatics, in consultation with BMS and otherwise in accordance with this Agreement, may continue to Develop such Immatics Product, at Immatics’ cost, until such time as the Co-Commercialization Agreement is entered into; provided that Immatics shall [**].

(d) Opt-In Payment. If BMS exercises its BMS Opt-In Right for a given Immatics Product pursuant to Section 3.1.4(b) and the Parties enter into the Co-Commercialization Agreement in connection therewith pursuant to Section 3.1.4(c), then within [**] after the effective date of the Co-Commercialization Agreement, BMS shall reimburse Immatics for [**] of the Immatics Product Development Costs for such Immatics Product (the “Co-Developed Product Reimbursement Payment”); provided that, if BMS disputes the amount of the Immatics Product Development Costs for such Immatics Product, then such dispute shall be resolved pursuant to Section 6.7 (mutatis mutandis as if such costs were Eligible Research Costs, provided that any such audit requested pursuant to this Section 3.1.4(d) shall not count towards the [**] limit as set forth in Section 6.7.2). As used herein, “Immatics Product Development Costs” shall mean, with respect to a given Immatics Product, the sum of (i) [**] and (ii) [**], in each case, reasonably incurred by Immatics, directly for the performance of Development activities specifically for such Immatics Product (and [**]) during the period from and after such time as the applicable Immatics Product is added to this Agreement until such time as the Parties enter into the Co-Commercialization Agreement with respect to such Immatics Product, and in each case, that are evidenced by a product-specific development budget [**] and incurred as an expense in accordance with Immatics’ Accounting Standards (consistently applied).

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

(e) Tax Matters. If BMS exercises its BMS Opt-In Right, the Parties will discuss in good faith whether the arrangements between the Parties will be treated as a partnership (the “Partnership”) for tax purposes, including specifically, German and U.S. federal and state income tax purposes. If the Parties agree to treat the arrangements as a partnership, BMS shall act as the Tax Representative for the Partnership. As soon as practicable after the exercise of the BMS Opt-In Right, but no later than [**] thereafter, if the Parties agree to treat the arrangements as a partnership, the Parties shall enter into a separate agreement that will cover tax matters (the “Tax Matters Agreement”), including provisions governing the preparation and filing of tax returns, review of the tax returns, the Parties’ rights and obligations under audit and contest, documentation retention and other terms that are customarily covered by an agreement of this type. If the Parties agree to treat the arrangements as a partnership for U.S. federal and state income tax purposes, the Parties agree to reasonably cooperate to avoid the incurrence of any income that is effectively connected with the conduct of a trade or business within the United States within the meaning of Section 864 of the United States Internal Revenue Code of 1986, as amended (the “IRC”). No party shall take the position that the arrangements between the Parties is a partnership for tax purposes without either (A) the written consent of the other Party or (B) a written tax opinion from a “Big 4” accounting firm indicating at a “more likely than not” or stronger position that the arrangements between the Parties is a partnership with respect to a particular tax jurisdiction; any such written opinion shall be provided to a Party at such Party’s request and the Parties shall equally share the costs of obtaining such opinion.

3.1.5 Right of Process Participation. Without limiting the BMS Opt-In Right pursuant to Section 3.1.4(b), with respect to any Immatics Product (other than a Co-Developed Product), prior to Immatics (or any of its Affiliates) negotiating with, or responding to bona fide written offers from [**], a Third Party to grant a license or any other right to such Third Party with respect to any other Immatics Product, Immatics shall first notify BMS thereof in writing [**] and BMS shall have the right (in its discretion), by providing written notice to Immatics within [**] of Immatics’ notice [**] to BMS, to discuss such proposed transaction with Immatics and, if determined by BMS, to participate in the process for negotiating potential terms for such a potential transaction (the “BMS Participation Right”). If BMS notifies Immatics that it desires to exercise its BMS Participation Right for a given proposed transaction, then prior to Immatics (or its Affiliate) granting any licenses or other rights to any Third Party with respect to the proposed transaction, Immatics shall ensure that BMS has been afforded the right to discuss the proposed transaction with Immatics for a period of [**], and to thereafter participate in the process for negotiating such transaction in a similar, but not more favorable, manner to any Third Party [**]; provided that, for clarity, neither Party shall be obligated to enter into such a transaction (with BMS or any Third Party) unless and until each Party agrees to such terms (in each Party’s discretion). Immatics (and its Affiliates) shall not grant any license or other rights to a Third Party with respect to a given Immatics Product without first complying with this Section 3.1.5, and, for clarity, this Section 3.1.5 shall again apply with respect to any additional license or rights to be granted to any Third Party with respect to a given Immatics Product [**]. For the avoidance of doubt, [**].

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

3.2 Regulatory.

3.2.1 Regulatory Matters.

(a) If BMS determines that any regulatory filings for any BMS Products are required for any activities hereunder, including INDs, MAAs and other Regulatory Approvals (as applicable), then BMS (or its designee) shall have the sole right, in its discretion and at its cost, to seek to obtain and maintain such regulatory filings (in its or its designee’s name), including with respect to any activities under the Research Program. In addition, BMS (or its designee) shall have the sole right to communicate and otherwise interact with Regulatory Authorities with respect to the BMS Products, including with respect to any Regulatory Materials in connection therewith. Immatics (and its Affiliates) shall have no right to, and shall not, make any regulatory filings related to any BMS Products or otherwise interact with any Regulatory Authorities with respect to the BMS Products; provided that, as and to the extent reasonably requested by BMS in writing, Immatics shall interact with Regulatory Authorities in connection with BMS Products with respect to matters related to the Immatics Licensed IP or the Research Program activities conducted by or on behalf of Immatics under this Agreement. At the reasonable request of BMS, and subject to the cost reimbursement provisions for the assistance provided under clause (D) of Section 2.1.3(a) as set forth in such Section, Immatics shall reasonably assist BMS in communications and filings with Regulatory Authorities with respect to the BMS Products (including in connection with the preparation of any INDs, MAAs and other Regulatory Approvals for any BMS Products), including, as and to the extent reasonably requested by BMS in writing, Immatics shall provide assistance in connection with BMS Products with respect to matters related to the Immatics Licensed IP and the Research Program activities conducted by or on behalf of Immatics under this Agreement. All Regulatory Materials that are solely and specifically related to any BMS Products shall be owned by, and shall be the sole property and held in the name of BMS or its designated Affiliate, Sublicensee or designee.

(b) If Immatics determines that any regulatory filings for any Immatics Products are required for any activities hereunder, including INDs, MAAs and other Regulatory Approvals (as applicable), then Immatics (or its designee) shall have the sole right, in its discretion and its cost, to seek to obtain and maintain such regulatory filings (in its or its designee’s name). In addition, Immatics (or its designee) shall have the sole right to communicate and otherwise interact with Regulatory Authorities with respect to the Immatics Products, including with respect to any Regulatory Materials in connection therewith. BMS (and its Affiliates) shall have no right to, and shall not, make any regulatory filings related to any Immatics Products or otherwise interact with any Regulatory Authorities with respect to the Immatics Products; provided, however, that, at Immatics’ reasonable request and cost, BMS shall reasonably assist Immatics in communications and filings with Regulatory Authorities specifically with respect to the BMS Licensed IP for use with the BMS Products. All Regulatory Materials that are solely and specifically related to any Immatics Products shall be owned by, and shall be the sole property and held in the name of Immatics or its designated Affiliate, Sublicensee or designee. Notwithstanding the foregoing provisions of this Section 3.2.1(b), if BMS exercises its BMS Opt-In Right, then the provisions of the Co-Commercialization Agreement shall apply with respect to the Co-Developed Product in lieu of the provisions of this Section 3.2.1(b).

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

3.2.2 Pharmacovigilance. At the written request of either Party, within [**] after such request, Immatics and BMS (or its designee(s)) will enter into a pharmacovigilance agreement in order to, among other things, coordinate safety matters and share safety information with respect to Collaboration Products.

3.3 Manufacturing.

3.3.1 BMS Products.

(a) General. BMS (and its Affiliates), either itself or with or through Third Party(ies), shall have the sole right, at its cost, to Manufacture (and shall control all aspects of the Manufacturing of) BMS Products (including the BMS Receptors contained therein) for use in the Field in the Territory; provided that Immatics shall be responsible for performing Manufacturing of the Initial BMS Products as set forth in the Research Plans. Notwithstanding the foregoing, Immatics shall, as and to the extent requested by BMS, also Manufacture and supply to BMS [**], in each case of (i) and (ii), pursuant to a supply agreement (the “Supply Agreement”), which the Parties shall negotiate in good faith and enter into within [**] after request by BMS, including the Manufacturing Cost for the applicable BMS Product, to be calculated as set forth on Schedule 3.3.1 and such other terms as the Parties may agree and as are customary in an agreement of that type (including with respect to lead times and forecasting and ordering). In all cases, on a BMS Product-by-BMS Product basis, BMS shall have the option to request an initial Manufacturing technology transfer from Immatics (and its Third Party contract manufacturers) pursuant to Section 3.3.3(a) to facilitate the Manufacture of such BMS Product by BMS (itself or by an Affiliate or Third Party) by providing written notice to Immatics, which notice shall specify the desired commencement date of Manufacturing technology transfer pursuant to Section 3.3.3(a); provided that, (i) the initial technology transfer pursuant to Section 3.3.3(a) shall occur one time for a given BMS Product and (ii) with respect to the First BMS Product and the Second BMS Product, such request shall occur no earlier than the [**] of the Effective Date or no later than the [**] of the Effective Date (provided further that such technology transfer for the First BMS Product and Second BMS Product shall in all cases be completed by Immatics prior to [**] of the Effective Date).

(b) Feeder-Free Manufacturing Process.

(i) For each Initial BMS Product, Immatics shall use Commercially Reasonable Efforts to develop a Feeder-Free Manufacturing Process in accordance with the applicable Research Plans until Hand-off has occurred with respect to both of the Initial BMS Products [**], and Immatics shall keep BMS apprised of its efforts, results and activities (conducted and planned) with respect thereto by providing a reasonably detailed report to the JSC at each meeting of the JSC, [**] in connection therewith. For clarity, if [**], the then-current elements and processes of any Feeder-Free Manufacturing Process [**] shall be included in the technology transfers pursuant to Section 3.3.3.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

(ii) In the event that Immatics has fully developed a complete Feeder-Free Manufacturing Process specific for Gamma-Delta T-Cell-Based Allogeneic Cell Therapy Products that can be used with the BMS Products prior to [**] of the end of the Research Term, [**], then (x) such Feeder-Free Manufacturing Process shall be included in the technology transfers for the BMS Products hereunder pursuant to Section 3.3.3, and (y) such complete specific Feeder-Free Manufacturing Process as so developed by Immatics prior to the [**] of the end of the Research Term, to the extent owned by, and proprietary to, Immatics and transferred to BMS (the “Immatics Developed Feeder-Free Process”) shall also be included in the definition of Immatics Platform Technology as and to the extent set forth in such definition.

(iii) In the event that Immatics has not fully developed a complete Feeder-Free Manufacturing Process that can be used with the BMS Products as set forth in Section 3.3.1(b)(i) prior to [**] of the end of the Research Term, as reasonably determined by BMS, then during the period from [**] of the end of the Research Term until [**] of the Effective Date (the “Additional Feeder-Free Process Development Period”), if Immatics (or any of its Affiliates) conducts (or has conducted) any additional activities with respect to the development of a Feeder-Free Manufacturing Process that is proprietary to Immatics and could potentially be used in connection with the BMS Products (a “Post-Research Term Feeder-Free Process”), Immatics shall keep BMS apprised of such efforts (and the results thereof) by providing a summary report to the JSC of all material progress in the development of any Post-Research Term Feeder-Free Process, including answering questions of BMS, and providing information and data requested by BMS, in connection therewith. In the event that, following the technology transfers pursuant to Section 3.3.3, BMS desires to utilize any Post-Research Term Feeder-Free Process that has been further developed by or on behalf of Immatics (or any of its Affiliates), then at the request of BMS, the Parties shall discuss in good faith and agree on the reasonable terms and conditions (including reimbursement for the direct costs incurred by Immatics for providing the technology transfer as well as timing for the technology transfer) for Immatics to license to BMS such further developed Post-Research Term Feeder-Free Process such that BMS can fully access and utilize such further developed Post-Research Term Feeder-Free Process with respect to the BMS Products. For the avoidance of doubt, the provisions of this Section 3.3.1(b)(iii) shall not require Immatics to undertake any additional development activities with respect to a Post-Research Term Feeder-Free Process.

3.3.2 Immatics Products. Subject to the terms of the Co-Commercialization Agreement, Immatics (and its Affiliates), either itself or with or through Third Party(ies), shall have the sole right, at its cost, to Manufacture (and shall control all aspects of the Manufacturing of) Immatics Products (including the Immatics TCRs for use therein) for use in the Field in the Territory subject to the terms of this Agreement.

3.3.3 Manufacturing Technology Transfer.

(a) Initial Manufacturing Technology Transfer for a given BMS Product. Without limiting the provisions of Section 2.1.3, at the written request of BMS in accordance with Section 3.3.1(a), Immatics shall (and shall cause)[**], transfer from Immatics, its Affiliates and its Third Party contract manufacturers to BMS (and its designees), copies in English (in writing and in an electronic format) of all data, information and other Know-How in the Control of Immatics or its Affiliates that is (i) necessary or reasonably useful for the Manufacture of the applicable BMS Products (including the BMS Receptors therein) in accordance with the current Manufacturing process then employed by or on behalf of Immatics or its Affiliates, or (ii) [**] and

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

shall otherwise reasonably assist BMS (and its designees) to establish, implement, qualify and validate the processes to Manufacture the applicable BMS Products (including the BMS Receptors therein), including to enable BMS (and its designees) to replicate any Manufacturing process for products employed by or on behalf of Immatics. Immatics shall commence such transfer promptly (and in all cases within [**]) following such request of BMS and shall complete such transfer as soon as reasonably practicable. Such transfer shall include [**] and necessary or reasonably useful to the Manufacture of the applicable BMS Products in accordance with the current Manufacturing process then employed by or on behalf of Immatics or its Affiliates, and, if the Immatics Developed Feeder-Free Process has not been fully developed as of the time of such technology transfer, then, if requested by BMS, such transfer shall also include the then-current elements and processes of any Feeder-Free Manufacturing Process [**]. Such transfer shall occur one time for a given BMS Product and, if BMS determines that a technology transfer plan should be implemented to facilitate such technology transfer, then such transfer shall occur pursuant to a technology transfer plan [**]. In addition, for a period of [**] following completion such transfer for a given BMS Product, at the reasonable request of BMS from time to time and at BMS’ expense (provided that such expenses are reasonable), Immatics shall make its employees and consultants (including personnel of its Affiliates and Third Party contract manufacturers) available to BMS (and its designees) to provide reasonable consultation and technical assistance in order to ensure an orderly implementation of the manufacturing technology and operations by BMS (and its designees) and to assist BMS (and its designees) in its Manufacture of any applicable BMS Products (including the BMS Receptors therein), and to provide assistance with any regulatory matters (including regulatory filings) with respect to such Manufacturing; provided that, BMS may request additional assistance with any regulatory matters in accordance with Section 3.2.1(a) after the [**] period and Immatics shall reasonably comply with such requests.

(b) Manufacturing Technology Transfer at the [**] the End of the Research Program. Without limiting the provisions of Section 3.3.3(a), at the [**] the end of the Research Program, Immatics shall [**], (i) promptly disclose to BMS in English (including by providing electronic copies thereof) all Know-How within the Immatics Licensed IP related to the Manufacture of any BMS Product that was not previously transferred to BMS pursuant to Section 3.3.3(a), and (ii) at the written request of BMS, conduct (and cause to be conducted) a technology transfer to BMS (and its designees) with respect to such Know-How [**], including providing BMS (and its designees) with reasonable access by teleconference or in-person (as requested by BMS) to Immatics personnel (and personnel of its Affiliates and Third Party contract manufacturers) to assist with the implementation of such Immatics Licensed IP and the Manufacturing process, and to answer questions related to the same, and, if BMS determines that a technology transfer plan should be implemented to facilitate such technology transfer, then such transfer shall occur pursuant to a technology transfer plan [**]. At the request of BMS, such transfer shall also include the then-current elements and processes of any Feeder-Free Manufacturing Process [**]. Immatics shall commence such technology transfer promptly (and in all cases within [**]) following [**] the end of the Research Term and shall complete such transfer as soon as reasonably practicable.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

ARTICLE 4

GOVERNANCE

4.1 Generally.

4.1.1 Committees.

(a) Establishment. Pursuant to this ARTICLE 4, the Parties will establish a JSC within the timeframes set forth in Section 4.2.1. The JSC shall have decision-making authority with respect to the matters within its purview to the extent expressly and as more specifically provided herein.

(b) Subcommittees. From time to time, the JSC may establish subcommittees to oversee particular projects or activities, as the JSC deems necessary or advisable (each, a “Subcommittee”); provided that the JSC may not grant any responsibilities to a Subcommittee that are beyond the scope of the responsibilities of the JSC as set forth herein. Each Subcommittee shall consist of such number of members as the JSC determines is appropriate from time to time. Such members shall be individuals with expertise and responsibilities in the relevant areas. Such Subcommittees shall operate under the same principles as are set forth in this Article 4 for the committee forming such Subcommittee. Without limiting the generality of the foregoing, if BMS exercises its BMS Opt-In Right, then within [**] thereafter, the JSC shall establish a joint development committee and a joint commercialization committee to oversee the Development and Commercialization of the Co-Developed Product (which committees shall also have such other responsibilities with respect to the Co-Developed Product as may be more particularly described in the Co-Commercialization Agreement), and, unless otherwise expressly set forth in the Co-Commercialization Agreement, such committees shall make decisions with respect to the Co-Developed Product by consensus.

4.1.2 Alliance Managers. Promptly after the Effective Date, each Party shall appoint an individual to act as alliance manager for such Party (each, an “Alliance Manager”). The Alliance Managers shall be the primary point of contact for the Parties regarding the activities contemplated by this Agreement and shall facilitate all such activities hereunder. The Alliance Managers shall attend all meetings of the JSC and shall be responsible for assisting the JSC in performing its oversight responsibilities. The name and contact information for each Party’s Alliance Manager, as well as any replacement(s) chosen by such Party, in its sole discretion, from time to time, shall be promptly provided to the other Party in writing.

4.2 Joint Steering Committee.

4.2.1 Establishment; Meetings. Within [**] after the Effective Date, the Parties shall establish a joint steering committee (the “JSC”) as more fully described in this Section 4.2. The JSC shall (a) have review, oversight and decision-making responsibilities for those activities performed under the Research Programs as more specifically provided in Section 4.2.3 and (b) be a forum for information sharing with respect to the Development and Commercialization of the BMS Products and Immatics Products generally, and each Party agrees to keep the JSC informed of its progress and activities hereunder with respect to the BMS Products and Immatics Products

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

at each meeting of the JSC. The first scheduled meeting of the JSC shall be held no later than [**] after establishment of the JSC unless otherwise agreed by the Parties. After the first scheduled meeting of the JSC until the JSC is disbanded, the JSC shall meet in person or telephonically at least [**] prior to end of the Research Term, or more or less frequently as the Parties mutually deem appropriate, on such dates and at such places and times as provided herein or as the Parties shall agree, provided that if agreed to by the Parties for a given year, the JSC shall meet at least [**]. In any case where a matter within the JSC’s authority arises, the JSC shall convene a meeting and consider such matter as soon as reasonably practicable, but in no event later than [**] after the matter is first brought to the JSC’s attention (or, if earlier, at the next regularly scheduled JSC meeting). Following the end of the Research Term, the JSC shall no longer be required to hold meetings (unless otherwise agreed to by the Parties, in which case the JSC shall hold meetings on such frequency as agreed to by the Parties, but in all cases, no more than [**]), but the JSC shall continue to exist as a forum for (i) information sharing with respect to the Development and Commercialization of the BMS Products and Immatics Products in accordance with this Agreement, and (ii) making decisions to be made by the JSC in accordance with this Agreement. The JSC shall disband upon the expiration or termination of this Agreement in its entirety. Meetings that are held in person shall be at such location as the Parties may agree. The members of the JSC may also convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate. Each Party will bear all expenses it incurs in regard to participating in all meetings of the JSC, including all travel and living expenses.

4.2.2 Membership. The JSC shall be comprised of three (3) representatives (or such other number of representatives as the Parties may mutually agree) from each of BMS and Immatics. Each representative of a Party shall have sufficient seniority and expertise to participate on the JSC as determined in such Party’s reasonable judgment. Each Party may replace any or all of its representatives on the JSC at any time upon written notice to the other Party. Each Party may, subject to the other Party’s prior approval, invite non-member representatives of such Party and any Third Party to attend meetings of the JSC as non-voting participants; provided that (a) any such representative or Third Party is bound by obligations of confidentiality, non-disclosure and non-use consistent with those set forth in ARTICLE 8 and is obligated to assign inventions to the relevant Party as necessary to effect the intent of Section 7.8 prior to attending such meeting, (b) such non-member representative or Third Party shall not have any voting or decision-making authority on the JSC, and (c) with respect to any Third Party, such Third Party shall be approved by the other Party in writing (such approval not to be unreasonably withheld, conditioned or delayed) prior to attendance at such meeting.

4.2.3 Responsibilities. The JSC shall perform the following functions, subject to the final decision-making authority as set forth in Section 4.2.4: (a) during the Research Term, oversee, review and monitor progress of the Research Programs, including serving as a forum for exchanging information and facilitating discussions regarding the conduct of the Research Programs; (b) during the Research Term, on a Research Program-by-Research Program basis, create and amend any Research Plans for such Research Program; (c) oversee, review and monitor the Manufacturing by Immatics of any Initial BMS Products; (d) act as a forum for information sharing with respect to the Development and Commercialization of BMS Products and Immatics Products; (e) act as a forum to review and discuss the Immatics Research Plans (and updates

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

thereto) as well as to discuss technology of BMS that BMS may potentially be willing to make available to Immatics hereunder to address technical challenges with the Immatics Products, (f) discuss and attempt to resolve any disputes in any Subcommittees; and (g) perform such other responsibilities as may be mutually agreed by the Parties from time to time or as otherwise expressly delegated to the JSC as set forth herein. For purposes of clarity, the JSC shall not have any authority beyond the specific matters set forth in this Section 4.2.3 (or otherwise expressly set forth in this Agreement), and in particular shall not have any power to (i) amend, modify, interpret or waive the terms of this Agreement, or to alter, diminish, expand, determine or waive compliance by a Party with a Party’s obligations under this Agreement, (ii) except as otherwise expressly set forth herein, make any decisions with respect to any BMS Product (other than decisions with respect to the performance of the Research Program for the Initial BMS Products and the Manufacturing of any Initial BMS Products by Immatics) or Immatics Product (other than any Co-Developed Product), or (iii) make decisions with respect to the preparation, filing, prosecution or maintenance (including with respect to any patent term extensions and patent listings), enforcement or defense of intellectual property (which shall instead be handled in accordance with Article 7).

4.2.4 Decisions. Except as otherwise set forth in this Agreement, all decisions of the JSC shall be made by consensus, with each Party having one (1) vote. If the JSC cannot agree on a matter for which the JSC has decision-making authority within [**] after it has met and attempted to reach such decision, then either Party may, by written notice to the other, have such issue referred to the Executive Officers for resolution. The Parties’ respective Executive Officers shall meet within [**] after such matter is referred to them and shall negotiate in good faith to resolve the matter. If the Executive Officers are unable to resolve the matter within [**], or such longer time frame the Executive Officers may otherwise agree upon, after the matter is referred to them in accordance with this Section 4.2.4, then, except as otherwise set forth in this Agreement, including for clarity with respect to decisions regarding the preparation, filing, prosecution or maintenance (including with respect to any patent term extensions and patent listings), enforcement or defense of intellectual property rights as set forth in Article 7, (a) Immatics shall have the final decision making authority with respect to matters [**]; provided that, for clarity, in making such final decision, Immatics [**], (b) BMS shall have final decision making authority with respect to matters [**], (c) BMS shall have the final decision making authority with respect to matters [**]; provided that, without Immatics’ consent, BMS shall not have the right to exercise its final decision-making authority to amend the Research Plans (i) to require Immatics to perform material additional activities that would [**]. Any final decision made by BMS or Immatics in the course of exercising its final decision-making authority must be consistent with the terms of this Agreement and within the scope of authority delegated to the JSC under this Agreement.

4.2.5 Minutes. Immatics shall be responsible for preparing and circulating minutes of each meeting of the JSC, setting forth, inter alia, an overview of the discussions at the meeting and a list of any actions, decisions or determinations approved by the JSC, with Immatics responsible for minutes for the first meeting of the JSC. A draft of such minutes shall be sent by Immatics to BMS’ Alliance Manager within [**] after the applicable meeting. Such minutes shall be effective only after such minutes have been approved by both Parties in writing. Definitive minutes of all JSC meetings shall be finalized no later than [**] after the meeting to which the minutes pertain.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

ARTICLE 5

EXCLUSIVITY

5.1 Exclusivity for CAR Targets.

5.1.1 General. During the Term and subject to remaining provisions of this Section 5.1, Immatics shall not, and shall ensure that its Affiliates shall not, anywhere in the world: (i) [**], (A) [**] or (B) Develop, Manufacture or Commercialize any Competing Product, in each case, other than [**]; (ii) grant a license, sublicense or other rights to any Third Party to conduct any of the activities in the foregoing clause (i), other than [**]; or (iii) except for the rights and licenses granted to BMS hereunder, transfer, assign, convey or otherwise sell any Competing Product. Notwithstanding the foregoing, Immatics may, without being in violation of the foregoing provisions of this Section 5.1.1, conduct general internal research with respect to [**]; provided that, [**]; provided that [**]. For clarity, the restrictions contained in this Section 5.1.1 shall not apply with respect to [**].

5.1.2 Competing Product. As used herein, the term “Competing Product” means, [**].

For clarity, if a given Competing Product is [*].

5.2 Exceptions for Change of Control and Acquisitions. Notwithstanding the provisions of Section 5.1, if (a) Immatics undergoes a Change of Control with a Third Party [**] (each, an “Immatics CoC Competing Product”), or (b) Immatics or any of its Affiliates acquires rights to a Competing Product through the acquisition of a Third Party [**] (an “Immatics Acquired Competing Product”), then in either such case, the following will apply:

5.2.1 Immatics CoC Competing Product. If Immatics undergoes a Change of Control with a Third Party who owns or has rights to an Immatics CoC Competing Product as set forth in Section 5.2(a) above, Immatics (or its Affiliates) [**]; provided that [**]. In addition, if Immatics [**], then [**]. For clarity, [**].

5.2.2 Immatics Acquired Competing Product. If Immatics or any of its Affiliates acquires rights to an Immatics Acquired Competing Product through the acquisition of a Third Party as set forth in Section 5.2(b) above, Immatics (or its Affiliate) [**].

5.3 Exclusivity for TCR Targets under 2019 Collaboration Agreement. If BMS includes a given TCR Target as a BMS Target hereunder, then [**], Immatics shall, and shall cause its Affiliates to, comply with the provisions of Article 4 of the applicable 2019 License Agreement [**] and any breach of such provisions shall also be deemed to be a breach of this Agreement. The Parties further agree and acknowledge that [**]. Immatics and its Affiliates shall not be in breach of this Section 5.3 or Article 4 of the applicable 2019 License Agreement, if Immatics or its Affiliates: [**].

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

ARTICLE 6

FINANCIAL TERMS

6.1 Upfront Payment. In partial consideration for the rights granted to BMS under this Agreement to the Immatics Licensed IP that is owned by Immatics, BMS shall pay to Immatics within [**] after the Effective Date a one-time, non-refundable, non-creditable upfront payment of Sixty Million Dollars ($60,000,000) (the “Upfront Payment”).

6.2 Research Program Costs.

6.2.1 General. Each Party shall be responsible for any and all costs it (or its Affiliate) incurs in connection with the performance of the Research Programs in accordance with the Research Plan; provided that BMS will reimburse Immatics for those Research Costs incurred by Immatics that are Eligible Research Costs, in accordance with the procedures set forth in the following provisions of this Section 6.2.

6.2.2 Eligible Research Costs Report.

(a) Commencing upon the first [**] immediately following the Effective Date and continuing on a [**] basis thereafter until the end of the Research Term, as Immatics incurs Eligible Research Costs during the Research Term, Immatics will submit to BMS within [**] after the end of each [**] a report setting forth the Eligible Research Costs actually incurred by Immatics in such just-completed [**] (each, an “Eligible Research Costs Report”) together with an invoice for such Eligible Research Costs; provided that, notwithstanding anything to the contrary contained herein, in no event shall Immatics submit any invoices to BMS for [**]. Each such report will specify in reasonable detail all such Eligible Research Costs, and, upon BMS’ reasonable request, Immatics will provide to BMS other reasonable supporting documentation (including Third Party invoices) for the Eligible Research Costs described in the applicable the Eligible Research Cost Report.

(b) With respect to the Required Work Packages, the Parties agree and acknowledge that the Initial Immatics FTE Commitment and, when added to the Research Budget, the Initial Third Party Out-of-Pocket Costs and the Initial Direct Out-of-Pocket Costs, are Immatics’ reasonable estimate of the FTEs and Out-of-Pocket Costs that will be required for Immatics to perform the Required Work Packages. In order to monitor the actual FTEs used by Immatics and Out-of-Pocket Costs incurred by Immatics to perform the Required Work Packages, commencing upon the first [**] immediately following the Effective Date and continuing on a [**] basis thereafter until the end of the Research Term, Immatics will submit to BMS within [**] after the end of each [**] a report setting forth the [**], as well as the [**] (each, a “Required Work Package Report”). Immatics shall use reasonable efforts to conduct the Required Work Packages utilizing no more FTEs than the Initial Immatics FTE Commitment and incurring no Out-of-Pocket Costs other than the Initial Third Party Out-of-Pocket Costs and the Initial Direct Out-of-Pocket Costs [**]. However, in the event that Immatics reasonably determines that, notwithstanding the use of such reasonable efforts, it will be required to (x) use additional FTEs that [**], or (y) for a given Required Work Package, to incur additional Out-of-Pocket Costs that [**] ((x) and (y), the “Initial Immatics Commitment Plus Permitted Overage”) in order to complete the Required

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

Work Packages, then it shall promptly (but in all cases with respect to FTEs, and to the extent possible with respect to the Initial Third Party Out-of-Pocket Costs and Initial Direct Out-of-Pocket Costs, at least [**] prior to exceeding the Initial Immatics Commitment Plus Permitted Overage) notify BMS thereof in writing, including [**]. Following the receipt of such notice, the JSC shall promptly meet to discuss such situation, and shall determine the actual number of estimated additional FTEs and Out-of-Pocket Costs (above the Initial Immatics FTE Commitment Plus Permitted Overage) that will be required to complete the Required Work Packages (the “Additional Immatics Required Costs”). BMS shall thereafter have the right, in its sole discretion, to determine whether to [**]; provided that [**]. For clarity, in all cases, [**]. For clarity, [**], the Out-of-Pocket Costs for the specific activities [**] shall not be handled pursuant to this Section 6.2.2(b), and instead shall be handled separately as set forth in Section 2.1.2(b)(v).

(c) Immatics, in its sole discretion, may provide the Eligible Research Costs Report and the Required Work Package Report as a single report.

6.2.3 Payment of Invoices. BMS will submit the undisputed portion of any Eligible Research Costs to Immatics within [**] after receipt of Immatics’ invoice for such amount and all related documentation. In the event of any disagreement with respect to the calculation of such payment, BMS will pay any undisputed portion of such payment in accordance with the foregoing timetable and will pay the remaining, disputed portion within [**] after the date on which Immatics and BMS, using good faith efforts, resolve the dispute, which dispute, at the request of either Party, may be resolved in accordance with Section 6.7 (provided that any such audit requested pursuant to this Section 6.2.3 shall not count towards the [**] limit as set forth in Section 6.7.2).

6.2.4 Certain Definitions. As used herein, the following defined terms shall have the following meanings:

(a) “FTE” means one (1) person (or the equivalent of one (1) person) working full time for a twelve (12) month period devoted to the conduct of specific activities under the Research Program (as set forth in the applicable Research Plan) pursuant to this Agreement (excluding, for clarity, persons employed in general and administrative, management or other non-technical capacities, as applicable) and who is employed by Immatics and assigned to perform specified Research Program work, with [**] per year being deemed to constitute one (1) employee performing such work on a full-time basis. No additional payment shall be made with respect to any person who works more than [**] per year and any person who devotes less than [**] per year shall be treated as an FTE on a pro rata basis based upon the actual number of hours worked divided by [**].

(b) “Research Costs” means the sum of [**], in each case, reasonably incurred by Immatics on or after the Effective Date during the Research Term directly in connection with the performance of the Research Program activities allocated to Immatics as set forth in the applicable Research Plan, in each case, that are incurred as an expense in accordance with Immatics’ Accounting Standards (consistently applied) and consistent with the applicable Research Plan, but only to the extent that such costs are within the Research Budget (and, for clarity, [**]).

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

(c) “Research FTE Cost” means, for a given period, the Research FTE Rate multiplied by the number of FTEs utilized by Immatics in such period for the performance of the Research Program activities allocated to Immatics as set forth in the applicable Research Plan.

(d) “Research FTE Rate” means a rate of [**] per FTE (which rate represents [**]).

(e) “Eligible Research Costs” means the following: those Research Costs that are [**].

For clarity, except with respect to [**], it is understood and agreed that there are no Eligible Research Costs for the Required Work Packages that will be billed to, or reimbursed by, BMS.

6.3 Royalties.

6.3.1 Collaboration Product Royalties. Subject to the terms of this Section 6.3 [**], on a [**] basis, (a) BMS shall pay Immatics royalties on [**] BMS Product Net Sales of each BMS Product [**] during the applicable BMS Royalty Term for such BMS Product (provided that the [**]), and (b) Immatics shall pay BMS royalties on [**] Immatics Product Net Sales of each Immatics Product [**] during the applicable Immatics Royalty Term for such Immatics Product (provided that the [**]), in each case of (a) and (b), equal to the following portions of [**] Product Net Sales of the applicable Collaboration Product [**] multiplied by the applicable royalty rate set forth below for such portion of [**] Product Net Sales during the applicable BMS Royalty Term or Immatics Royalty Term, which royalties shall be paid in accordance with Section 6.3.6. For clarity, [**].

[**] BMS Product Net Sales of [**]	Royalty Rate
[**]	[**]
[**]	[**]
[**]	[**]

[**] BMS Product Net Sales of [**]	Royalty Rate
[**]	[**]
[**]	[**]
[**]	[**]

[**] Immatics Product Net Sales of [**]	Royalty Rate
[**]	[**]
[**]	[**]

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

[**] Immatics Product Net Sales of [**]	Royalty Rate
[**]	[**]

The applicable royalty rates set forth in the applicable table above will apply only to that portion of the [**] Product Net Sales of the applicable Collaboration Product during a given [**] that falls within the indicated range. For clarity, [**]. In addition, the Parties hereby agree and acknowledge (on behalf of themselves and their respective Affiliates), notwithstanding anything to the contrary contained in the 2019 Agreements, no royalties shall be payable by BMS or any of its Affiliates under any of the 2019 Agreements with respect to any BMS TCR Product (and the sales of any BMS TCR Product shall not count for purposes of calculating any royalty tiers under any 2019 Agreement), and BMS shall only be responsible for payment of royalties on a BMS TCR Product pursuant to this Agreement.

6.3.2 Royalty Term. BMS’ royalty obligations to Immatics under Section 6.3.1 shall apply [**] and country-by-country basis only during the applicable BMS Royalty Term for such BMS Product in such country, and Immatics’ royalty obligations to BMS under Section 6.3.1 shall apply on an [**] and country-by-country basis only during the applicable Immatics Royalty Term for such Immatics Product in such country. Following expiration of the applicable BMS Royalty Term or Immatics Royalty Term, as applicable, for a given Collaboration Product in a given country, as applicable, no further royalties will be payable in respect of sales of such Collaboration Product in such country and thereafter the license granted to BMS or Immatics, as applicable, hereunder with respect to such Collaboration Product in such country will automatically become fully paid-up, perpetual, irrevocable and royalty-free.

6.3.3 Reductions.

(a) Reductions for [No Valid Claim. The royalty amounts payable with respect to Annual Product Net Sales shall be reduced [**] in which there is not at least one (1) Valid Claim of a Patent[**]

(b) Royalty Reduction for [**].

(c) Cumulative Deductions. Notwithstanding anything to the contrary in this Section 6.3.3, but subject to Section 6.3.4 and 6.3.5, (i) in no circumstances will the aggregate royalties payable to Immatics in any Calendar Quarter be reduced, as a result of Section 6.3.3(a) and Section 6.3.3(b), [**] of the royalties otherwise payable to Immatics under Section 6.3.1 and (ii) in no circumstances will the aggregate royalties payable to BMS in any Calendar Quarter be reduced, as a result of Section 6.3.3(a) and Section 6.3.3(b), [**)] of the aggregate royalties otherwise payable to BMS under Section 6.3.1.

6.3.4 Royalty Offset for Third Party Payments.

(a) If BMS (or any of its Affiliates or Sublicensees) obtains a right or license under intellectual property of a Third Party [**] (“BMS Third Party Payments”). Notwithstanding the foregoing, in no event shall [**]; provided that [**]. Notwithstanding the foregoing, if [**].

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

(b) If Immatics (or any of its Affiliates or Sublicensees) obtains a right or license under intellectual property of a Third Party [**] (“Immatics Third Party Payments”). Notwithstanding the foregoing, in no event [**]; provided that [**].

6.3.5 Compulsory Licenses. If a compulsory license is [**].

6.3.6 Payment of Royalties. Each Party shall: (a) within [**] following the end of each [**] in which a royalty payment payable by such Party pursuant to Section 6.3.1 accrues, provide to the other Party a report specifying for [**]; and (b) [***].

6.4 Milestones.

6.4.1 Regulatory Milestones. Subject to the terms of this Section 6.4 (and subject further to Sections 6.6, 6.9 and 6.10), on a BMS Product-by-BMS Product basis, BMS will notify Immatics within [***] following the first achievement by BMS under this Agreement after the Effective Date of each milestone event described below in this Section 6.4.1 (each, a “Regulatory Milestone Event”) with respect to the first BMS Product Directed to a given BMS Target to achieve such milestone event under this Agreement, and BMS shall thereafter pay the applicable amounts set forth below associated with the applicable milestone event in accordance with Section 6.4.2 (each, a “Regulatory Milestone Payment”):

	Regulatory Milestone Event*	Regulatory Milestone Payment*
[**]	Filing of the first IND [***]	[***]
[**]	Filing of the first IND [***]	[***]
[**]	Initiation of the first Registration-Enabling Clinical Trial [***]	[***]
[**]	Initiation of the first Registration-Enabling Clinical Trial [***]	[***]
[**]	Receipt of Regulatory Approval in the U.S. [***]	[***]
[**]	Receipt of Regulatory Approval in the U.S. [***]	[***]
[**]	Receipt of Regulatory Approval (whether such Regulatory Approval is issued by the EMA or another Regulatory Authority), including pricing approvals, [***]	[***]
[**]	Receipt of Regulatory Approval (whether such Regulatory Approval is issued by the EMA or another Regulatory Authority), including pricing approvals, [***]	[***]
[**]	Receipt of Regulatory Approval in Japan [***]	[***]
[**]	Receipt of Regulatory Approval in Japan [***]	[***]
[**]	Receipt of Regulatory Approval in the U.S. issued by the FDA [***]	[***]
[**]	Receipt of Regulatory Approval in the U.S. issued by the FDA [***]	[***]
[**]	Receipt of Regulatory Approval (whether such Regulatory Approval is issued by the EMA or another Regulatory Authority), including pricing approvals, [***]	[***]
[**]	Receipt of Regulatory Approval (whether such Regulatory Approval is issued by the EMA or another Regulatory Authority), including pricing approvals, [***]	[***]
[**]	Receipt of Regulatory Approval in Japan [***]	[***]
[**]	Receipt of Regulatory Approval in Japan [***]	[***]

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

*The Regulatory Milestone Payments set forth in the above chart shall be payable only with respect to the first BMS Product Directed to a given BMS Target to achieve the applicable Regulatory Milestone Event. If a second BMS Product Directed to such BMS Target subsequently achieves a given Regulatory Milestone Event, then the Regulatory Milestone Payment shall be [***] of the amount set forth in the foregoing chart. If any additional BMS Products Directed to such BMS Target subsequently achieves a given Regulatory Milestone Event (i.e., a third BMS Product or any subsequent BMS Product), no Regulatory Milestone Payment shall be payable for the achievement of such Regulatory Milestone Event by such additional BMS Product.

If the applicable BMS Product is a [***], then only the milestones under [***] shall be payable if achieved and none of the milestones under [***] for each milestone shall be payable. Similarly, if the applicable BMS Product is a [***], then only the milestones under [***] shall be payable if achieved and none of the milestones under [***] for each milestone shall be payable. For the second BMS Product Directed to a given BMS Target that achieves a given Regulatory Milestone Event pursuant to this Section 6.4.1, BMS will notify Immatics within [***] following the achievement of such Regulatory Milestone Event, and BMS shall thereafter make the applicable Regulatory Milestone Payment to Immatics in accordance with Section 6.4.2 but only in an amount equal to [***] of the Regulatory Milestone Payment for the first BMS Product

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

Directed to the applicable BMS Target set forth in the foregoing chart. No Regulatory Milestone Payment shall be due hereunder for the third or any subsequent BMS Products Directed to a given BMS Target that achieve a given Regulatory Milestone Event. Each of the forgoing Regulatory Milestone Events will be payable only one time for a given BMS Product (for the first and second BMS Products Directed to a given BMS Target to achieve such Regulatory Milestone Event) regardless of the number of times such BMS Product achieves such Regulatory Milestone Event (i.e., a maximum of [***] Regulatory Milestone Payments may be made pursuant to this Section 6.4.1 for a given BMS Product). For the avoidance of doubt, the maximum amount payable by BMS pursuant to this Section 6.4.1 for a [***] is [***], assuming that each of the milestone events in this Section 6.4.1 were achieved for such [***] for two separate BMS Products [***], and the maximum amount payable by BMS pursuant to this Section 6.4.1 for a [***] is [***], assuming that each of the milestone events in this Section 6.4.1 were achieved for such [***] for two separate BMS Products [***].

Subject to the foregoing provisions of this Section 6.4.1, on a BMS Product-by-BMS Product basis, the following shall apply: [***].

In addition, the Parties hereby agree and acknowledge (on behalf of themselves and their respective Affiliates) that the Regulatory Milestone Payments herein do not replace or supersede those Regulatory Milestone Payments (as defined in the applicable 2019 License Agreement), if any, that may be payable by BMS or any of its Affiliates under Section 5.3.1 of the applicable 2019 License Agreement for the applicable BMS TCR Product pursuant to the terms of such 2019 License Agreement.

6.4.2 Invoice and Payment of Regulatory Milestone Payments. Following receipt of notification by BMS to Immatics that BMS has achieved the applicable milestone event triggering a Regulatory Milestone Payment hereunder, Immatics shall invoice BMS for the applicable Regulatory Milestone Payment, and BMS shall pay such Regulatory Milestone Payment within [***] after receipt of the invoice therefor.

6.4.3 Sales Milestones. Subject to the terms of this Section 6.4 (and subject further to Sections 6.6, 6.9 and 6.10), BMS will notify Immatics within [***] after the end of the [***] during which a given milestone event described below in this Section 6.4.3 (each, a “Sales Milestone Event” and together with any Regulatory Milestone Event, each, a “Milestone Event”) was first achieved by BMS under this Agreement after the Effective Date with respect to each BMS Product, and BMS shall thereafter pay the applicable amounts set forth below associated with the applicable milestone event in accordance with Section 6.4.4 (each, a “Sales Milestone Payment” and together with any Regulatory Milestone Payment, each, a “Milestone Payment”):

Sales Milestone Event	Sales Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

Sales Milestone Event	Sales Milestone Payment
[***]	[***]

Each of the foregoing milestones in this Section 6.4.3 shall be payable a maximum of one (1) time for a given BMS Product as set forth in the foregoing chart regardless of the number of times the applicable milestone event was achieved, and no Sales Milestone Payment shall be due hereunder for any subsequent or repeated achievement of such milestone event by the same BMS Product. The foregoing milestones are [***]. For the avoidance of doubt, [***], assuming that each of the milestone events in this Section 6.4.3 were achieved with respect to such BMS Product. For clarity, if no royalty is payable on a given unit of BMS Product (e.g., following the BMS Royalty Term for such BMS Product in a given country), then the Net Sales of such unit of BMS Product shall not be included for purposes of determining whether a Sales Milestone Event is achieved. In addition, the Parties hereby agree and acknowledge (on behalf of themselves and their respective Affiliates), notwithstanding anything to the contrary contained in the 2019 Agreements, no Sales Milestones Payments (as defined in the 2019 Agreements) shall be payable by BMS or any of its Affiliates under the 2019 Agreements with respect to any BMS TCR Product (and the sales of any BMS TCR Product shall not count for purposes of determining whether any sales milestones under any 2019 Agreement were achieved), and BMS shall only be responsible for payment of Sales Milestone Payments on a BMS TCR Product pursuant to this Agreement.

6.4.4 Invoice and Payment of Sales Milestone Payments. Following receipt of notification by BMS to Immatics that BMS has achieved the applicable milestone event triggering a Sales Milestone Payment hereunder, Immatics shall invoice BMS for the applicable Sales Milestone Payment, and BMS shall pay such “one-time” Sales Milestone Payment within [***] after receipt of the invoice therefor.

6.5 Payments for Immatics In-License Agreements.

6.5.1 Option Fee for Second Existing Immatics In-License Agreement. In consideration for the option to obtain a sublicense from Immatics under the Second Existing Immatics In-License Agreement pursuant to Section 7.5.1, BMS shall pay to Immatics within [***] after the Effective Date a one-time, non-refundable, non-creditable fee of [***].

6.5.2 Initial Reimbursable Gene Editing Technology. Following the date on which BMS becomes a sublicensee under any Existing Immatics In-License Agreement in accordance with Section 7.5.1, BMS shall reimburse Immatics for those milestone payments and royalty payments expressly set forth on Schedule 6.5.2 that arise specifically for the use of the Third Party intellectual property rights licensed to Immatics pursuant to the applicable Existing Immatics In-License Agreement (the “Initial Reimbursable Gene Editing Technology”), but only to the extent that (a) [***] and (b) [***]; provided that, solely with respect to the payments expressly set forth on Schedule 6.5.2 that [***], the provisions of Section 6.3.4 shall not apply with respect to such payments. Immatics shall invoice BMS for the applicable amount after payment thereof by Immatics, and BMS shall reimburse Immatics therefor within [***] after receipt of the invoice therefor. Notwithstanding anything to the contrary contained herein, [***].

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

6.5.3 New Reimbursable In-Licensed Technology.

(a) If Immatics (or any of its Affiliates) desires to obtain a license to use any technology (i.e., any Patents or Know-How) of a Third Party that is not Controlled by Immatics (or its Affiliate) as of the Effective Date that may be necessary to [***] (the “New BMS Product Specific Reimbursable In-Licensed Technology”), then Immatics shall promptly notify the JSC thereof and the JSC shall discuss such New BMS Product Specific Reimbursable In-Licensed Technology, and Immatics shall take into account any reasonable concerns or suggestions expressed by BMS’ members of the JSC with respect thereto. Thereafter, Immatics shall have the right, but not the obligation, to negotiate and obtain such license from such Third Party to use such New BMS Product Specific Reimbursable In-Licensed Technology. If Immatics (or its Affiliate) determines to take a license to any such New BMS Product Specific Reimbursable In-Licensed Technology (such agreement, an “Immatics New BMS Product Specific Reimbursable In-License Agreement”), Immatics shall negotiate such Immatics New BMS Product Specific Reimbursable In-License Agreement in good faith and shall keep the JSC apprised of such negotiations [***]; provided that, with respect to any New BMS Product Specific Reimbursable In-Licensed Technology that is [***], Immatics shall also keep the JSC apprised of the terms of the agreement during the course of negotiations [***], and Immatics shall take into account any reasonable concerns or suggestions expressed by BMS’ members of the JSC with respect to such terms. Additionally, if Immatics (or any of its Affiliates) desires to obtain a license to use any other technology (i.e., [***]) of a Third Party that is not Controlled by Immatics (or its Affiliate) as of the Effective Date that [***] (the “New Additional Reimbursable In-Licensed Technology” and together with any New BMS Product-Specific Reimbursable In-Licensed Technology, the “New Reimbursable In-Licensed Technology”), then Immatics may negotiate a license to such New Additional Reimbursable In-Licensed Technology (such agreement, an “Immatics New Additional Reimbursable In-License Agreement” and together with any Immatics New BMS Product-Specific Reimbursable In-License Agreement, the “Immatics New Reimbursable In-License Agreements”); provided that Immatics shall negotiate such Immatics New Reimbursable Additional Technology In-License Agreement in good faith. In all cases, Immatics shall use reasonable efforts to ensure that [***]. Without limiting the foregoing, Immatics shall use reasonable efforts to include in any Immatics New BMS Product Specific Reimbursable In-License Agreement and Immatics New Additional Reimbursable In-License Agreement a provision such that [***].

(b) If Immatics (or its Affiliate) enters into an Immatics New Reimbursable In-License Agreement, then Immatics shall (x) promptly (but in all cases within [***] after entering into such license) notify BMS thereof in writing (including providing BMS a true, correct and complete copy of the Immatics New Reimbursable In-License Agreement) and (y) at the request of BMS, engage in good faith discussions with BMS in order to allow BMS to determine whether BMS desires to include the New Reimbursable In-Licensed Technology within the Immatics Licensed Know-How and Immatics Licensed Patents, as applicable. If BMS notifies Immatics in writing that it desires to include the New Reimbursable In-Licensed Technology within the Immatics Licensed Know-How and Immatics Licensed Patents, as applicable, then (i) such New Reimbursable In-Licensed Technology will be included as Immatics Licensed Know-How and Immatics Licensed Patents, as applicable, hereunder and shall be subject to the terms of this Agreement and (ii) any upfront payments, milestone payments and royalty payments payable

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

to a Third Party under such Immatics New Reimbursable In-License Agreement (that arise specifically for the use of such New Reimbursable In-Licensed Technology) that are [***] shall be reimbursable by BMS to Immatics to the extent actually paid by Immatics to such Third Party; provided that, (A) the [***] and (B) if any such payments are [***]. Immatics shall invoice BMS for the applicable amount after payment thereof by Immatics, and BMS shall reimburse Immatics therefor within [***] after receipt of the invoice therefor.

(c) If Immatics enters into an Immatics New Reimbursable In-License Agreement for any New Reimbursable In-Licensed Technology, but BMS does not notify Immatics in writing that it desires to include the New Reimbursable In-Licensed Technology within the Immatics Licensed Know-How and Immatics Licensed Patents, as applicable, then (i) such New Reimbursable In-Licensed Technology shall not be included within the Immatics Licensed Know-How or Immatics Licensed Patents hereunder (and Immatics shall not use any such New Reimbursable In-Licensed Technology in the conduct of the Research Programs hereunder) and (ii) BMS shall not be responsible for (and Immatics shall be solely responsible for) any payments under such Immatics New Reimbursable In-License Agreement.

(d) Notwithstanding the foregoing or anything to the contrary contained herein, BMS (or its Affiliate) shall have the right, in its discretion, to obtain a license directly from the applicable Third Party to use any New Reimbursable In-Licensed Technology for any purpose (including to Develop, Manufacture or Commercialize any BMS TCRs, BMS CARs and BMS Products), even if Immatics has entered into an Immatics New Reimbursable In-License Agreement with respect thereto.

6.6 Additional Payment Terms.

6.6.1 Currency. All payments hereunder shall be made in U.S. Dollars by wire transfer to a bank designated in writing by the Party receiving such payment. Conversion of sales recorded in local currencies to Dollars shall be performed in a manner consistent with Accounting Standards and the paying Party’s normal practices used to prepare its audited financial statements for internal and external reporting purposes.

6.6.2 Taxes; Withholding.

(a) Generally. Except as set otherwise set forth herein, each Party will pay any and all income taxes levied on account of all payments it receives under this Agreement except as otherwise provided in this Section 6.6.2.

(b) Tax Withholding.

(i) Each Party shall [***] such taxes as are required to be deducted or withheld therefrom under any provision of Applicable Law. The Party that is required to make such withholding (the “Paying Party”) will (i) [***], (ii) [***], and (iii) [***] to the other Party (the “Payee Party”) on a timely basis following that tax payment. Notwithstanding the foregoing, the Parties acknowledge and agree that [***]. Each Party agrees to reasonably cooperate with the other Party in claiming refunds or exemptions from such deductions or withholdings under any relevant agreement or treaty which is in effect to ensure that any amounts required to be withheld pursuant to this Section 6.6.2(b) are reduced in amount to the fullest extent permitted by Applicable Law. [***].

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

(ii) If at any time, the Immatics Licensed IP includes intellectual property that is registered in a German public book or register, (but for the avoidance of doubt not Immatics GmbH) then Immatics shall obtain and provide BMS with a valid certificate issued by the applicable German Tax Authorities establishing Immatics’ exemption from German withholding tax (the “Immatics German Exemption Certificate”). Intellectual property should be considered registered as soon as the application is filed (even if it is not yet granted) and intellectual property should be considered registered in Germany if it has been filed with the German or EU office (in the case of patents, the German Patent and Trademark Office (Deutsches Patent-und Markenamt) or the European Patent and Trademark Office under the European Patent Convention). If any payment is due to Immatics hereunder with respect to such Immatics Licensed IP and, at the time such payment is to be made, Immatics is not in possession of a valid and effective Immatics German Exemption Certificate, BMS shall inform Immatics and Immatics may elect to either have (i) BMS reasonably delay making such payment until such time as BMS receives such an Immatics German Exemption Certificate or (ii) BMS shall withhold such amounts from such payment as determined by BMS. If BMS withholds any amount under (ii) above, BMS shall remit such withheld amount to the applicable German Tax Authorities and provide Immatics with reasonable evidence of such payment. The Parties hereby consent that either Party is permitted to submit and disclose this Agreement to the German tax authorities for the purpose of applying for a certificate of exemption from German withholding tax. For the upfront payment made by BMS to Immatics, BMS may refrain from exercising its rights under the previous section if and to the extent Immatics provides BMS with reasonable evidence that Immatics applied for exemption of such payments under the procedure provided for in the circular issued by the German Federal Ministry of Finance on [***] and that Immatics qualifies for such exemption. Immatics shall indemnify BMS for and against any and all German taxes and related expenses resulting from such payments.

(c) Tax Documentation. Immatics has provided a properly completed and duly executed IRS Form W-9 (or other applicable form) to BMS. BMS is classified as an entity disregarded as separate from its owner for U.S. federal income tax purposes. BMS is wholly owned by Celgene Omicron Holdings Inc, which is classified as a C corporation for United States federal income tax purposes and is a “U.S. person” as defined in Section 7701(a)(30) of the IRC. On or prior to the Effective Date, BMS shall provide to Immatics a properly completed and duly executed IRS Form W-9. Prior to the receipt of any payment under this Agreement, Immatics (and any other recipient of payments by BMS under this Agreement) shall, to the extent it is legally permitted to, provide to BMS, at the time or times reasonably requested by BMS or as required by Applicable Law, such properly completed and duly executed documentation (for example, IRS Forms W-8 or W-9 or foreign equivalents) as will permit payments made under this Agreement to be made without, or at a reduced rate of, withholding for taxes. Within [***] after the Effective Date, BMS shall apply for (and, if obtained, deliver to Immatics) a valid certificate issued by the applicable German Tax Authorities establishing BMS’ exemption from German withholding tax (the “BMS German Exemption Certificate”).

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

(d) Indirect Taxes. Notwithstanding anything to the contrary in this Agreement, with respect to any transfer, documentary, sales, use, stamp, registration, VAT, goods and services tax or other similar tax (each an “Indirect Tax”) that is imposed under Applicable Law (and subject to an invoice in compliance with Applicable Law) with respect to the transactions, payments or the related transfer of rights or other property pursuant to the terms of this Agreement shall be borne by the Paying Party. Notwithstanding anything to the contrary herein, if such Indirect Tax arises solely as a result of any action taken by the Paying Party or its Affiliate or Sublicensee or successor or assignee after the Effective Date, including an assignment of this Agreement as permitted under Section 12.4, a change in the tax residency of the Paying Party or the payments arise or are deemed to arise through a breach by the Paying Party, then Paying Party shall timely pay and be responsible for (and indemnify the Payee Party for) any such Indirect Tax. If the Payee Party pays any such Indirect Taxes, at the Payee Party’s election, the Paying Party shall, promptly reimburse the Payee Party for such Indirect Taxes including all reasonable related costs, or, credit such amounts to the Payee Party against future payments. If the Indirect Taxes originally paid or otherwise borne by the Paying Party are in whole or in part subsequently determined not to have been chargeable, all reasonably necessary steps will be taken by the Payee Party to obtain a refund of those undue Indirect Taxes from the applicable governmental authority and any amount of undue Indirect Taxes repaid by such authorities to the Payee Party will be transferred to the Paying Party within [***] of receipt. The Parties shall cooperate in good faith to insure the correct Indirect Taxes are charged and corresponding tax returns are filed.

(e) Foreign Derived Intangible Income. Each Party shall use commercially reasonable efforts to provide, and to cause its Affiliates, subcontractors, Sublicensees, customers and applicable Third Parties to provide, any information and documentation reasonably requested by the other Party to obtain the benefits of Section 250 of the IRC and the applicable Treasury Regulations.

6.6.3 Late Payments. Any undisputed amount required to be paid by a Party hereunder that is not paid on the date due will accrue interest at an annual rate of [***] ([***]%) percentage point above the prime rate as published by Citibank, N.A., New York, New York, or any successor thereto, at 12:01 a.m. on the first day of each [***] in which such undisputed payments are overdue, (or the maximum legal interest rate allowed by Applicable Law, if less) from and after such date (or from and after the date the dispute is resolved, if later) calculated on the number of days such payment is late.

6.7 Records Retention; Review.

6.7.1 Records. With respect to royalty payments to be made under Section 6.3 of this Agreement by either Party, and also with respect to Eligible Research Costs to be reimbursed to Immatics under Section 6.2, such Party agrees to keep and shall procure that its Affiliates keep, for at least [***] to which they pertain, complete and accurate records of sales by, or costs incurred by, such Party or its Affiliates (including sales by Sublicensees), as the case may be, of each Collaboration Product for which royalty payments by such Party or Eligible Research Costs to such Party are to be made, in sufficient detail to allow the accuracy of such payments made hereunder to be confirmed.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

6.7.2 Review. Subject to the other terms of this Section 6.7.2, during the Term, at the request of each Party (the “Auditing Party”), which shall not be made more frequently than [***] by the Auditing Party (except for audits pursuant to Section 6.2.3 or Section 3.1.4(d), which shall not count towards such [***]), upon at least [***] prior written notice from the Auditing Party, and at the expense of the Auditing Party, the other Party (the “Audited Party”) shall permit an independent, nationally-recognized certified public accountant selected by the Auditing Party and reasonably acceptable to the Audited Party to inspect (during regular business hours) the relevant records required to be maintained by the Audited Party under Section 6.7.1; provided that such audit right shall not apply to records [***] to which they pertain. In every case, any such accountant must have previously entered into a confidentiality agreement with both Parties having confidentiality obligations and non-use obligations no less restrictive than those set forth in Article 8 and limiting the disclosure and use of such information by such accountant to authorized representatives of the Parties and the purposes germane to Section 6.7.1. Results of any such review shall be binding on both Parties absent manifest error. Such accountant shall report to the Auditing Party only whether the particular amount being audited was accurate, and if not, the amount of any discrepancy, and such accountant shall not report any other information to the Auditing Party. The Auditing Party shall treat the results of any such accountant’s review of the Audited Party’s records as Confidential Information of the Audited Party subject to the terms of Article 8. If any review reveals a deficiency or overpayment in the calculation or payment of royalties by the Audited Party or a deficiency or overpayment in the calculation of Eligible Research Costs to Immatics, then (a) the Audited Party or the Auditing Party, as applicable, shall promptly pay (or refund, as applicable) the other Party the amount of such deficiency or overpayment, as applicable, and (b) in the case of a deficiency in royalties or an overpayment in Eligible Research Costs, as applicable, if such deficiency or overpayment is by more than the greater of (i) [***] or (ii) [***], the Audited Party shall, within [***] after receipt of an invoice therefor, pay the reasonable out-of-pocket costs and expenses incurred by the Auditing Party for such independent accountant in connection with the review.

6.7.3 Records Final. Upon the expiration of [***], subject and without prejudice to the determination of any review commenced prior to such [***] pursuant to Section 6.7.2, the calculation of royalties and Eligible Research Costs payable with respect to such Calendar Year shall be binding and conclusive upon the Parties, and the Party with respect to which such royalty payments or Eligible Research Costs were payable (and its Affiliates) shall be released from any liability or accountability with respect to such royalties or Eligible Research Costs for such Calendar Year.

6.8 Immatics Third Party Agreements. Except with respect to the reimbursement of payments by BMS as expressly set forth in, and in accordance with, Section 6.5.2 and 6.5.3, Immatics shall be solely responsible for all costs and payments of any kind (including all upfront fees, annual payments, milestone payments and royalty payments) arising under any agreements between Immatics (or any of its Affiliates) and a Third Party, which costs or payments arise in connection with, or as a result of, entering into this Agreement or any of the activities hereunder, including [***]. Notwithstanding anything to the contrary contained herein, Immatics shall be solely responsible for (and BMS shall not be responsible for, and shall not be required to reimburse Immatics for) any and all amounts payable to a Third Party under any Immatics In License Agreement that constitutes a share of sublicensee revenue (e.g., a share of any amount paid by BMS (or its Affiliate) to Immatics (or its Affiliate) pursuant to this Agreement, including a share of any upfront payments, milestone payments or royalty payments), including any Third Party Claims and Third Party Damages in connection therewith.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

6.9 [***].

6.10 Additional Provisions. Notwithstanding anything to the contrary herein, the terms and provisions of this Article 6 are subject to Sections 11.7 and 11.9 of this Agreement.

ARTICLE 7

LICENSES; INTELLECTUAL PROPERTY

7.1 Licenses and Grants to BMS.

7.1.1 Subject to the terms and conditions of this Agreement, Immatics hereby grants to BMS an exclusive (even as to Immatics, except as set forth in the last sentence of Section 7.4) right and license, with the right to grant sublicenses (through multiple tiers) in accordance with Section 7.3, under the Immatics Licensed IP to research, develop (including Develop), make (including Manufacture), have made (including have Manufactured), use, offer for sale, sell, import, Commercialize and otherwise exploit BMS Products (including the BMS TCRs and BMS CARs for use in, but not separately from, BMS Products) in the Field in the Territory. For clarity, until such time that BMS becomes a sublicensee under an Existing Immatics In-License Agreement pursuant to Section 7.5.1, any Patents and Know-How Controlled by Immatics under such Existing Immatics In-License Agreement shall not be included in the Immatics Licensed IP.

7.1.2 Subject to the terms and conditions of this Agreement, Immatics hereby grants to BMS a non-exclusive, perpetual, irrevocable, royalty-free, fully paid-up, worldwide right and license, with the right to grant sublicenses (through multiple tiers), under (a) any Immatics Sole Inventions that were created, conceived, discovered, generated, invented, made or reduced to practice by or on behalf of BMS (or its Affiliates) or jointly by or on behalf of the Parties (or their respective Affiliates) and assigned to Immatics pursuant to Section 7.8.4 and (b) any Immatics Sole Patents that claim such Immatics Sole Inventions in the foregoing clause (a), in each case, of (a) and (b), for any and all uses and purposes.

7.2 Licenses and Grants to Immatics.

7.2.1 Subject to the terms and conditions of this Agreement, BMS hereby grants to Immatics a non-exclusive right and license, with the right to grant sublicenses (through multiple tiers) in accordance with Section 7.3, under (a) the BMS Contributed Collaboration Technology and the BMS Sole Inventions set forth in Section 1.25(b)(i) and (iii) and Section 1.25(c) (and BMS Sole Patents claiming such BMS Sole Inventions) to conduct, during the Research Term, the Development activities for the Initial BMS Products under the Research Program (in accordance with this Agreement) that are expressly delegated to Immatics as set forth in the applicable Research Plan and (b) on an Immatics Product-by-Immatics Product basis, the BMS Licensed IP to research, develop (including Develop), make (including Manufacture), have made (including have Manufactured), use, offer for sale, sell, import, Commercialize and otherwise exploit the applicable Immatics Products (including the applicable Immatics TCRs for use in, but not separately from, Immatics Products) in the Field in the Territory.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

7.2.2 Subject to the terms and conditions of this Agreement, BMS hereby grants to Immatics a non-exclusive, perpetual, irrevocable, royalty-free, fully paid-up, worldwide right and license, with the right to grant sublicenses (through multiple tiers), under (a) BMS Sole Inventions that are improvements, modifications or enhancements specifically to particular transferred Immatics Platform Technology (but expressly excluding any Non-Platform Technology) that are conceived, discovered, generated, invented, made or reduced to practice by or on behalf of BMS (or its Affiliates) [***], (b) BMS Sole Inventions under Section 1.25(d) (but excluding, for clarity, [***]) that [***] (c) BMS Sole Inventions under Section 1.25(a) (but excluding, for clarity, [***], and (d) any BMS Sole Patents that claim such BMS Sole Inventions in the foregoing clauses (a) to (c) but solely to the extent [***]. For clarity, [***].

7.3 Sublicensing. Each Party shall have the right to grant sublicenses, through multiple tiers of sublicensees, under the licenses granted to it in Section 7.1.1 and Section 7.2.1, as applicable, to its Affiliates and other Persons in connection with the Development, Manufacture or Commercialization of BMS Products (or the BMS Receptors therein) (in the case of BMS) and Immatics Products (or the Immatics TCR therein) (in the case of Immatics); provided that (a) any such sublicenses shall be consistent with the terms and conditions of this Agreement, and (b) with respect to a sublicense of the licenses granted to Immatics under Section 7.2.1(a), [***] the Research Plan. Promptly following the execution of (a) any sublicense by BMS (or its Affiliate) of the licenses granted to BMS in Section 7.1.1, which sublicense grants Commercialization rights for a BMS Product to a Third Party in a Major Market country in the Territory (but excluding agreements with any distributors, contract sales forces or other subcontractors, even if such agreements contain a sublicense), or (b) any sublicense by Immatics (or its Affiliate) of either (i) the licenses granted to Immatics in Section 7.2.1(b), which sublicense grants Commercialization rights for an Immatics Product to a Third Party in a Major Market country in the Territory (but excluding agreements with any distributors, contract sales forces or other subcontractors, even if such agreements contain a sublicense) or (ii) the licenses granted to Immatics in Section 7.2.1(a), in each case, BMS or Immatics, as applicable, shall provide the other Party with a true and complete copy of such sublicense agreement; provided that such sublicense may be redacted to the extent not related to BMS Products or Immatics Products, as applicable, or not necessary to determine whether the sublicense is consistent with the terms and conditions of this Agreement. Each Party shall remain responsible and liable for its Sublicensee’s compliance with the applicable terms and conditions of this Agreement.

7.4 Rights Retained by the Parties. For clarity, each Party retains all rights under Know-How and Patents Controlled by such Party not expressly granted to the other Party pursuant to this Agreement. In addition, Immatics retains the non-exclusive right under the Immatics Licensed IP to perform the research activities allocated to it under a Research Program in accordance with this Agreement and the applicable Research Plan and its Manufacturing obligations for BMS as specifically set forth in Section 3.3.1.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

7.5 Existing Immatics In-License Agreements.

7.5.1 BMS acknowledges that it has received from Immatics a copy of each Existing Immatics In-License Agreement pursuant to that letter dated [***]. During the Term, on an Existing Immatics In-License Agreement-by-Existing Immatics In-License Agreement basis, BMS, in its sole discretion upon written notice to Immatics, may elect to become a sublicensee of Immatics under such Existing Immatics In-License Agreement, subject to, with respect to the Second Existing Immatics In-License Agreement, Immatics obtaining the required consent to sublicense as set forth in Section 7.5.2. Following Immatics’ receipt of such notice, BMS shall thereafter become a sublicensee under such Existing Immatics In-License Agreement and the Patents and Know-How Controlled by Immatics under such Existing Immatics In-License Agreement shall be Immatics Licensed IP licensed to BMS under Section 7.1.1.

7.5.2 Immatics represents and warrants to BMS that with respect to the Second Existing Immatics In-License Agreement, there are no additional consents needed from any Third Party for BMS to become a sublicensee with respect to the Patents and Know-How thereunder other than the consent of [***]. With respect to the Second Existing Immatics In-License Agreement, Immatics shall use Commercially Reasonably Efforts to obtain the consent of [***], within [***] after BMS requests that Immatics obtain such consent, in order for BMS to be able to obtain a sublicense of the Patents and Know-How under the Second Existing Immatics In-License Agreement, and Immatics shall promptly notify BMS in writing once such consent has been obtained. In all cases, Immatics shall not use any Patents or Know-How under a given Existing Immatics In-License Agreement in the performance of the Research Program unless and until (i) the Parties have agreed to Schedule 9.5.3 with respect to such Existing Immatics In-License Agreement and (ii) BMS becomes a sublicensee under the applicable Existing Immatics In-License Agreement in accordance with Section 7.5.1. Notwithstanding the foregoing, in the event that BMS is not a sublicensee under a given Existing Immatics In-License Agreement by the time Immatics will be required to use the Patents or Know-How under such Existing Immatics In-License Agreement in the Research Program, then (i) Immatics shall provide written notice thereof to BMS and BMS may promptly thereafter provide notice to Immatics in accordance with Section 7.5.1 to become a sublicensee under such Existing Immatics In-License Agreement or (ii) if BMS declines to become a sublicensee, then the JSC shall discuss and approve alternatives to continue the Research Programs and the Research Plans shall be amended for such alternative; provided that (x) any alternative shall not increase the activities to be performed by Immatics under the Research Program without an increase in the Research Budget for such activities as set forth in Section 2.1.2(b) or, unless otherwise agreed to by Immatics, require Immatics to obtain a license to any additional Third Party intellectual property in lieu thereof and (y) Immatics shall not be in breach of this Agreement for any delay in its performance under the Research Program due to (A) BMS’ election not to obtain any such sublicense or (B) the selection and implementation of any such alternative.

7.6 No Implied Licenses. Except as explicitly set forth in this Agreement, neither Party shall be deemed by estoppel or implication to have granted to the other Party any license or other right to any intellectual property of such Party. For clarity, Immatics is not granting BMS any rights to practice or otherwise use any Immatics Licensed IP other than as set forth in this Agreement, including the licenses granted in Section 7.1, and BMS is not granting Immatics any rights to practice or otherwise use any BMS Contributed Collaboration Technology or BMS Licensed IP other than as set forth in this Agreement, including the licenses granted in Section 7.2. For the avoidance of doubt, nothing in this Agreement is intended to limit any licenses or rights granted to BMS under the 2019 Agreements.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

7.7 Insolvency. If this Agreement is terminated due to the rejection of this Agreement by or on behalf of either Party due to an Insolvency Event of such Party (the “Rejecting Party”), all licenses and rights to licenses granted under or pursuant to this Agreement by the Rejecting Party to the other Party are and shall otherwise be deemed to be licenses of rights to “intellectual property” (including for purposes of Section 365(n) of Title 11 of the United States Bankruptcy Code and other similar laws in any other jurisdiction). The Parties agree that the other Party, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under any applicable insolvency statute, and that upon commencement of an Insolvency Event by or against the Rejecting Party, the other Party shall be entitled to a complete duplicate of or complete access to (as the other Party deems appropriate), any such intellectual property and all embodiments of such intellectual property. Such intellectual property and all embodiments thereof shall be promptly delivered to the other Party (a) upon any such commencement of a bankruptcy proceeding (or other Insolvency Event) upon written request therefor by the other Party, unless the Rejecting Party elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under the foregoing clause (a), upon the rejection of this Agreement by or on behalf of the Rejecting Party, then upon written request therefor by the other Party. The provisions of this Section 7.7 shall be (i) without prejudice to any rights the other Party may have arising under any applicable insolvency statute or other Applicable Law and (ii) effective only to the extent permitted by Applicable Law.

7.8 Ownership.

7.8.1 Disclosure and Inventorship.

(a) Disclosure. Each Party will disclose to the other Party (through the IPC) all Inventions created, conceived, discovered, generated, invented, made or reduced to practice hereunder (provided that BMS shall not be required to disclose any BMS Sole Inventions to Immatics other than those BMS Sole Inventions licensed to Immatics under Section 7.2), whether solely or jointly by or on behalf of such Party or its Affiliates, and such disclosure shall be made promptly and in any event reasonably prior to the filing of any patent application with respect to such Invention.

(b) Inventorship. Notwithstanding the provisions of Section 12.7.1, inventorship of Know-How and Patents shall be determined by application of U.S. patent law pertaining to inventorship, and, except as provided for in Sections 7.8.2, 7.8.3, and 7.8.4, ownership of Know-How and Patents shall be determined by inventorship.

7.8.2 Ownership of Immatics Licensed IP, BMS Contributed Collaboration Technology and BMS Licensed IP.

(a) Immatics. Subject to Section 7.8.3 with respect to Joint IP, as between the Parties (including their respective Affiliates), Immatics will retain all right, title and interest in and to all Immatics Licensed IP, except to the extent that any such rights are licensed or granted to BMS under this Agreement.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

(b) BMS. Subject to Section 7.8.3 with respect to Joint IP, as between the Parties (including their respective Affiliates), BMS (or its Affiliate) will retain all right, title and interest in and to all BMS Contributed Collaboration Technology and all BMS Licensed IP, except to the extent that any such rights are licensed or granted to Immatics under this Agreement. Notwithstanding anything to the contrary contained herein, as between the Parties, BMS shall have the sole rights (in its discretion and without consultation with, or any obligations to, Immatics) to Prosecute and Maintain the BMS Contributed Collaboration Technology and BMS Licensed IP, to bring any enforcement action with respect to infringement or misappropriation of any BMS Contributed Collaboration Technology and any BMS Licensed IP (including retaining all recoveries in connection therewith), and to seek and obtain patent term restoration or supplemental protection certificates or the like or their equivalents to BMS Contributed Collaboration Technology and BMS Licensed Patents, in each case at its sole cost and expense, and Immatics shall have no rights in connection therewith.

7.8.3 Joint IP. Notwithstanding the provisions of Section 7.8.2, the Parties (or their respective Affiliates) shall each own an equal, undivided interest in (a) any and all Joint Inventions and (b) any Joint Patents. Each Party shall, and shall cause its Affiliates to, assign, and hereby assigns, to the other Party, a joint equal and undivided interest in and to such Joint IP (provided, however, that, for clarity, [***]), and at the request of a Party, the other Party will execute such documents (including any necessary assignments) to effect such joint ownership of such Joint IP. For those countries where a specific license is required for a joint owner of a Joint Invention or Joint Patent to practice such Joint Invention or Joint Patent in such countries, (A) BMS hereby grants to Immatics a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license, with the right to grant sublicenses through multiple tiers, under BMS’ right, title and interest in and to all Joint Inventions and Joint Patents to use such Joint Inventions and Joint Patents subject to the terms and conditions of this Agreement, and (B) Immatics hereby grants to BMS a perpetual, irrevocable, nonexclusive, worldwide, royalty-free, fully paid-up license, with the right to grant sublicenses through multiple tiers, under Immatics’ right, title and interest in and to all Joint Inventions and Joint Patents to use such Joint Inventions and Joint Patents subject to the terms and conditions of this Agreement. Each Party (or its Affiliate) shall have the right to disclose (in accordance with Article 8) and exploit (including granting licenses to Third Parties) the Joint IP without a duty of seeking consent or accounting to the other Party; provided that, with respect to Immatics, such rights shall be subject to the rights and licenses granted to BMS hereunder (including the obligations of Immatics as set forth in Article 5).

7.8.4 Sole Inventions. As between the Parties (including their respective Affiliates), (a) BMS (or its Affiliate) shall own all right, title and interest in and to the BMS Sole Inventions and BMS Sole Patents and (b) Immatics (or its Affiliate) shall own all right, title and interest in and to the Immatics Sole Inventions and Immatics Sole Patents. In furtherance of the foregoing, (i) Immatics shall assign, and hereby assigns, to BMS, the BMS Sole Inventions and BMS Sole Patents, and all intellectual property rights therein (provided that if such assignment is prohibited by Applicable Law, then Immatics shall grant, and hereby does grant, to BMS, a perpetual, irrevocable, exclusive, worldwide, royalty-free, fully paid-up license, with the right to

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

grant sublicenses through multiple tiers, under such BMS Sole Inventions and BMS Sole Patents), and (ii) BMS shall assign, and hereby assigns, to Immatics, the Immatics Sole Inventions and Immatics Sole Patents, and intellectual property rights therein (provided that if such assignment is prohibited by Applicable Law, then BMS shall grant, and hereby does grant, to Immatics, a perpetual, irrevocable, exclusive, worldwide, royalty-free, fully paid-up license, with the right to grant sublicenses through multiple tiers, under such Immatics Sole Inventions and Immatics Sole Patents), and at the request of a Party, the other Party will execute such documents (including any necessary assignments) to effect such ownership.

7.8.5 Further Actions. Each Party shall cause its and its Affiliates’ employees, consultants, sublicensees, agents and contractors to assign to Immatics or BMS (or BMS’ designated Affiliate), as applicable, such Person’s right, title and interest in and to any and all Joint Inventions, Joint Patents, BMS Sole Inventions, BMS Sole Patents, Immatics Sole Inventions and Immatics Sole Patents, and intellectual property rights therein, as is necessary to effect the intent of this Section 7.8.

7.9 Patent Liaisons and Intellectual Property Committee.

7.9.1 Patent Liaisons. Promptly after the Effective Date, each Party shall appoint an individual to act as a patent liaison for such Party (each, a “Patent Liaison”). The Patent Liaisons (through the IPC) shall be the primary point of contact for the Parties regarding intellectual property-related activities and matters contemplated by this Agreement and shall facilitate all such activities and matters hereunder. The name and contact information for each Party’s Patent Liaison, as well as any replacement(s) chosen by such Party, in its sole discretion, from time to time, shall be promptly provided to the other Party in writing.

7.9.2 Intellectual Property Committee. Within [***] after the Effective Date, the Parties shall establish an intellectual property committee (the “IPC”) to facilitate cooperation between the Parties with respect to intellectual property matters under this Agreement. The IPC shall serve as a forum to discuss material issues relating to the intellectual property that is the subject of this Agreement, including to coordinate the respective patent strategies of the Parties relating to the Immatics Patents under this Agreement; provided that the rights and responsibilities (including decision making authority) delegated to each of the Parties with respect to the preparation, filing, prosecution and maintenance (including with respect to any patent term extensions and patent listings), enforcement and defense (including with respect to retaining recoveries) of such intellectual property shall be as set forth in the remaining provisions of this Article 7 and the IPC shall not have the right to exercise or amend such rights and responsibilities. [***]. If the IPC unanimously agrees [***]. In addition, if either Party becomes aware of any Third Party intellectual property that may be necessary to use any intellectual property licensed under any Immatics In-License Agreement, then such Party shall promptly notify the Patent Liaison of the other Party for discussion of such matter at the IPC. The IPC shall not be a Subcommittee of the JSC and, except for unanimous agreement to [***] as set forth in this Section 7.9.2, shall have no decision making authority, but rather shall be a forum for discussion. The Patent Liaison of each Party shall serve as such Party’s representative to the IPC, which representative shall be duly authorized by each Party to carry out the activities given to them under this Agreement. The IPC shall meet either in person or telephonically on such dates and at such places and times as the IPC shall agree.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

7.10 Prosecution and Maintenance of Immatics Patents and Joint Patents. Following the Effective Date, the provisions of this Section 7.10 shall apply with respect to the Immatics Patents and Joint Patents.

7.10.1 Immatics Patents.

(a) [***] First Right. Subject to Section 7.10.2, [***] shall have the first right (but not the obligation) to Prosecute and Maintain the Immatics Patents (other than the Immatics-Owned BMS Product Specific Patents and Joint Patents) at [***] sole cost and expense and using patent counsel of [***] choosing. [***] shall keep [***] informed as to material developments with respect to the Prosecution and Maintenance of such Patents including by providing copies of all substantive office actions, examination reports, communications or any other substantive documents to or from any patent office, including notice of all interferences, reissues, re-examinations, inter partes reviews, derivations, post grant proceedings or oppositions. [***] shall also provide [***] with a reasonable opportunity to comment substantively on the Prosecution and Maintenance of such Immatics Patents prior to taking material actions (including the filing of initial applications) and will in good faith consider any comments made by and actions recommended by [***] (provided, however, that [***] does so consistent with any applicable filing deadlines); provided however, that [***] shall have the final decision making authority in connection therewith.

(b) [***] Back-Up Right. If [***] in any country intends to allow any Immatics Patent for which [***] has the first right to Prosecute and Maintain pursuant to Section 7.10.1(a) to lapse or become abandoned without having first filed a substitute, or decides not to participate in any interferences, reissues, re-examinations, inter partes reviews, derivations, post grant proceedings or oppositions with respect to any such Patent, it shall notify and consult with [***] of such decision or intention at least [***] prior to the date upon which such Patent shall lapse or become abandoned, and, if after such consultation between the Parties, [***] still intends to allow such Immatics Patent to lapse or become abandoned, [***] shall thereupon have the right (but not the obligation) to assume the Prosecution and Maintenance thereof at [***] expense with counsel of its choice. The foregoing shall not apply where, with reference to a specific Patent family, [***], in its reasonable determination, decides not to file a continuing application in a particular country due to the existence of one or more pending Patents in such country.

7.10.2 Immatics-Owned BMS Product Specific Patents and Joint Patents.

(a) [***] First Right. Notwithstanding the provisions of Section 7.10.1, [***] shall have the first right (but not the obligation) to Prosecute and Maintain the Immatics-Owned BMS Product Specific Patents and Joint Patents at [***] sole cost and expense and using patent counsel of [***] choosing (or, alternatively, [***] may in good faith direct [***] to Prosecute and Maintain one or more such Patents in one or more countries using patent counsel acceptable to [***] and shall reimburse [***] for its reasonable out-of-pocket costs in connection therewith). [***] shall keep [***] informed as to material developments with respect to the

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

Prosecution and Maintenance of such Patents including by providing copies of all substantive office actions, examination reports, communications or any other substantive documents to or from any patent office, including notice of all interferences, reissues, re-examinations, inter partes reviews, derivations, post grant proceedings or oppositions. [***] shall also provide [***] with a reasonable opportunity to comment substantively on the Prosecution and Maintenance of such Patents prior to taking material actions (including the filing of initial applications) and will in good faith consider any comments made by and actions recommended by [***] (provided, however, that [***] does so consistent with any applicable filing deadlines); provided however, that [***] shall have the final decision making authority in connection therewith.

(b) [***] Back-Up Right. If [***] in any country (other than [***]) intends to allow an Immatics-Owned BMS Product Specific Patent or Joint Patent, as applicable, to lapse or become abandoned without having first filed a substitute, or decides not to participate in any interferences, reissues, re-examinations, inter partes reviews, derivations, post grant proceedings or oppositions with respect to an Immatics-Owned BMS Product Specific Patent or Joint Patent, as applicable, it shall notify and consult with [***] of such decision or intention at least [***] prior to the date upon which such Patent shall lapse or become abandoned, and, if after such consultation between the Parties, [***] still intends to allow such Patent to lapse or become abandoned, [***] shall thereupon have the right (but not the obligation) to assume the Prosecution and Maintenance thereof at [***] expense with counsel of its choice. The foregoing shall not apply where, with reference to a specific Patent family, [***], in its reasonable determination, decides not to file a continuing application in a particular country due to the existence of one or more pending Patents in such country.

7.10.3 Cooperation in Prosecution and Maintenance.

(a) Assistance. The Parties shall reasonably cooperate with one another with respect to the Prosecution and Maintenance of the Immatics Patents and Joint Patents for which either Party is responsible for Prosecution and Maintenance pursuant to this Section 7.10. At [***] request, the Parties shall cooperate with one another to file and prosecute continuing Patents with respect to Immatics Patents or Joint Patents, as applicable, in each case that are applicable to a BMS Target or a BMS TCR, BMS CAR or BMS Product, as applicable, if practicable to divide subject matter into different Patents primarily relating to: (i) one or more BMS TCRs or BMS CARs, on the one hand, and other subject matter, on the other hand, (ii) one or more BMS Products, on the one hand, and other subject matter, on the other hand, or (iii) one or more BMS Targets, on the one hand, and other subject matter, on the other hand, as applicable.

(b) Further Assurances. If [***] determines to undertake the Prosecution and Maintenance of an Immatics Patent or Joint Patent, as applicable, in accordance with this Section 7.10, then [***] agrees to make its employees, agents and consultants reasonably available to [***] (and to [***] authorized attorneys, agents or representatives) to enable [***] to undertake such Prosecution and Maintenance. In addition, [***] shall (and shall cause its Affiliates and its and their employees, agents and consultants to) provide reasonable assistance to [***] (and to [***] authorized attorneys, agents or representatives) to enable [***] to undertake such Prosecution and Maintenance, including by executing powers of attorney and other documents for [***] to undertake such Prosecution and Maintenance.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

(c) Separation of Claims. With respect to BMS Sole Patents, Immatics Sole Patents and Joint Patents, unless otherwise agreed to by the Parties in writing, the Parties will work to Prosecute and Maintain such Patents such that (i) the claims within the Joint Patents claim Joint Inventions, but do not also claim Immatics Sole Inventions or BMS Sole Inventions, (ii) the claims within the Immatics Sole Patents claim Immatics Sole Inventions, but do not also claim Joint Inventions or BMS Sole Inventions, (iii) the claims within the BMS Sole Patents claim BMS Sole Inventions, but do not also claim Joint Inventions or Immatics Sole Inventions, and (iv) the claims within the Immatics Platform Patents claim solely Immatics Platform Technology. In addition, at the request of [***], [***] shall use reasonable efforts to divide out the subject matter of any Immatics Patents (including by filing divisionals of the applicable Immatics Patent) such that (x) such Immatics Patent will be an Immatics-Owned BMS Product Specific Patent or (y) such Immatics Patent will be an Immatics Platform Patent, as applicable.

7.10.4 Costs of Prosecution and Maintenance. Except as otherwise expressly set forth in this Section 7.10.4, each Party shall be responsible for all costs and expenses associated with its Prosecution and Maintenance activities under this Section 7.10 with respect to Immatics Patents, Immatics-Owned BMS Product Specific Patents and Joint Patents for which it is responsible pursuant to Section 7.10.1 or 7.10.2, as applicable. Notwithstanding the foregoing provisions of this Section 7.10.4, BMS will not be responsible for any Prosecution and Maintenance costs associated with any subject matter divided out of such Patents that is not licensed to BMS (and Immatics shall reimburse BMS for any such costs incurred by BMS or any of its Affiliates for dividing out such Patents).

7.11 Enforcement of Immatics Patents and Joint Patents.

7.11.1 Notice. If any Party learns of an infringement or misappropriation, or threatened infringement or misappropriation, by a Third Party of (a) any Immatics Patent or Immatics Know-How, which infringing or misappropriating activity involves the [***] any Competing Product or any other product that could be competitive [***] with any BMS Product (including in connection with any Biosimilar Application referencing a BMS Product (regardless of whether such notice or copy is provided under any Applicable Laws), including under the BPCIA or the United States Patient Protection and Affordable Care Act or their successor provisions, or any similar provisions in a country outside the United States, as applicable) or (b) any Joint Patent or Joint Invention ((a) and (b) individually or collectively, an “Infringement”), such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such Infringement, and following such notification, the Parties shall confer. For clarity, [***].

7.11.2 Enforcement of Infringements.

(a) [***] First Right. Subject to the remaining provisions of this Section 7.11.2(a), [***] shall have the first right, but not the obligation, to institute, prosecute, and control any action or proceeding (which may include settlement or otherwise seeking to secure the abatement of such Infringement) with respect to any Infringement (subject to, with respect to the Initial Reimbursable Gene Editing Technology, the terms and conditions of the applicable Existing Immatics in License Agreements regarding enforcement of such Initial Reimbursable Gene Editing

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

Technology, as such terms and conditions are expressly set forth on Schedule 9.5.3) by counsel of its own choice, in [***] own name (or, if required, under [***] name) and under [***] direction and control, including the defense of declaratory judgment actions, as well as the defense of any challenges to the implicated Patents as a counterclaim in such Infringement proceeding; provided that with respect to any Immatics Patent that is not an Immatics-Owned BMS Product Specific Patent (each, an “Immatics Non-BMS Product Specific Patent”), [***] shall not have the right to so enforce such Immatics Non-BMS Product Specific Patent without the prior consent of [***]; provided further that if [***] desires to enforce a given Immatics Non-BMS Product Specific Patent, but [***] does not grant such consent, then such Immatics Non-BMS Product Specific Patent shall thereafter no longer be included in the definition of Valid Claim for purposes of this Agreement.

(b) [***] Back-Up Right. If [***] determines not to institute an action or proceeding with respect to a given Infringement pursuant to Section 7.11.2(a), it shall notify and consult with [***] of such decision, and, subject to the remaining provisions of this Section 7.11.2(b), [***] shall thereupon have the right (but not the obligation) to institute an action or proceeding with respect to such Infringement at [***] expense with counsel of its choice; provided that with respect to an Infringement of an Immatics Non-BMS Product Specific Patent, [***] shall only have such right to institute an action or proceeding with respect to such Infringement of such Immatics Non-BMS Product Specific Patent if [***] consented to [***] bringing such action or proceeding with respect to such Immatics Non-BMS Product Specific Patent pursuant to Section 7.11.2(a) but [***] subsequently determined not to bring such action or proceeding pursuant to Section 7.11.2(a) notwithstanding such consent from [***]. Notwithstanding the foregoing provisions of this Section 7.11.2(b), if [***] has reasonable grounds for believing that [***] exercise of its backup enforcement right as set forth in this Section 7.11.2(b) could reasonably be [***], then [***] shall not be permitted to enforce such Patent without the prior consent of [***].

7.11.3 Joinder. In the case of any enforcement action or proceeding set forth in Section 7.11.2 controlled by [***] will (and will cause its Affiliates to) join any such action or proceeding as a party at [***] expense (and [***] will use commercially reasonable efforts to cause any Third Party as necessary to join such action or proceeding as a party) if doing so is necessary for the purposes of establishing standing or is otherwise required by Applicable Law to pursue such action or proceeding or claim damages. [***] may, at its option, participate in such enforcement action or proceeding at its own expense, but [***] shall still control such action or proceeding, except as expressly provided in Section 7.11.2(b). In the case of any enforcement action or proceeding controlled by [***] pursuant to Section 7.11.2(b), [***] may, at its option, participate in such enforcement action or proceeding at its own expense.

7.11.4 Consultation; Cooperation. The enforcing Party will keep the non-enforcing Party regularly informed of the status and progress of such enforcement efforts with respect to any Immatics Patent or Joint Patent, or Immatics Know-How or Joint Invention. The enforcing Party shall consult with the non-enforcing Party and will take comments of the non-enforcing Party into good faith consideration with respect to the infringement or claim construction of any claim in any such Immatics Patent or Joint Patent or with respect to the misappropriation of any Immatics Know-How or Joint Invention, as applicable; provided however, that the enforcing Party shall have the final decision making authority in connection therewith. The non-enforcing Party will provide the enforcing Party reasonable cooperation in such enforcement, at such enforcing Party’s request and expense.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

7.11.5 Settlement. A settlement or consent judgment or other voluntary final disposition of a suit with respect to an Infringement of any Immatics Patent or Joint Patent, or Immatics Know-How or Joint Invention, as applicable, under this Section 7.11 may be entered into without the consent of the Party not bringing suit; provided, however, that any such settlement, consent judgment or other disposition of any action or proceeding by the Party bringing suit under this Section 7.11 shall not, without the prior written consent of the Party not bringing suit, such consent not to be unreasonably withheld, conditioned or delayed, (a) impose any liability or obligation on the Party not bringing suit or any of its Affiliates, (b) conflict with or reduce the scope of the subject matter claimed in the applicable Immatics Patent or Joint Patent, (c) in the case of Immatics as the party bringing the suit, include the grant of any license, covenant or other rights to any Third Party that would conflict with or reduce the scope of the rights or licenses granted to BMS under this Agreement or the 2019 Agreements, or (d) in the case of Immatics as the party bringing the suit, otherwise adversely affect the rights granted to BMS hereunder with respect to such Immatics Patents or Joint Patents, or Immatics Know-How or Joint Inventions, as applicable.

7.11.6 Costs and Recoveries. Except as otherwise set forth in this Section 7.11, each Party shall bear all of its costs incurred in connection with its activities under this Section 7.11. Any damages or other monetary awards recovered in any action, suit or proceeding brought under this Section 7.11 to the extent related to any Infringement of any Immatics Patents or Joint Patents, or Immatics Know-How or Joint Invention, as applicable, shall be shared as follows:

[***].

7.11.7 Biosimilar Applications. Notwithstanding the foregoing provisions of this Section 7.11, if either Party receives a copy of a Biosimilar Application referencing a BMS Product, whether or not such notice or copy is provided under any Applicable Laws (including under the BPCIA, the United States Patient Protection and Affordable Care Act, or their successor provisions, or any similar provisions in any jurisdiction outside the United States, as applicable), or otherwise becomes aware that such a Biosimilar Application has been submitted to a Regulatory Authority for marketing authorization (such as in an instance described in 42 U.S.C. § 262(l)(2)), the remainder of this Section 7.11.7 shall apply. Such Party shall promptly, but in any event within [***], notify the other Party of such Biosimilar Application. The owner of the relevant Patents shall then seek permission to view the Biosimilar Application, information regarding the process or processes used to manufacture the product that is the subject of the Biosimilar Application, and related confidential information from the filer of the Biosimilar Application if necessary, under 42 U.S.C. § 262(l)(1)(B)(iii). If either Party receives any equivalent or similar communication or notice in the United States or any other jurisdiction, the Party receiving such communication or notice shall within [***] notify the other Party of such communication or notice to the extent permitted by Applicable Laws. Regardless of the Party that is the “reference product sponsor”, as defined in 42 U.S.C. § 262(l)(1)(A), for purposes of such Biosimilar Application:

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

(a) [***] shall designate, to the extent permitted by Applicable Law, or [***], the outside counsel and in-house counsel who shall receive confidential access to the Biosimilar Application, information regarding the process or processes used to manufacture the product that is the subject of the Biosimilar Application, and any related confidential information pursuant to 42 U.S.C. § 262(l)(1)(B)(ii).

(b) In each case, after consulting with [***] and considering [***] comments in good faith, [***] shall have the right to (i) list any Patents, including any Immatics Patents and Joint Patents, as required pursuant to 42 U.S.C. § 262(l)(3)(A) or 42 U.S.C. § 262(l)(7), (ii) respond to any communications with respect to such lists from the filer of the Biosimilar Application, (iii) identify Patents on such lists that are available under a license to the filer of the Biosimilar Application, (iv) negotiate with the filer of the Biosimilar Application as to whether to utilize a different mechanism for information exchange other than that specified in 42 U.S.C. § 262(l)(1), and (v) as to the Patents that will be subject to the litigation procedure as described in 42 U.S.C. § 262(l)(4), decide which Patent or Patents shall be selected for litigation under 42 U.S.C. § 262(l)(5)(B)(i)(II), and commence such litigation under 42 U.S.C. § 262(l)(6). If Immatics is required pursuant to Applicable Law to execute any of these tasks, it shall do so in accordance with BMS’ instructions.

(c) [***] shall have the right to bring an action for declaratory judgment pursuant to 42 U.S.C. § 262(l)(9)(C) if the filer of the Biosimilar Application fails to provide any of the information required by 42 U.S.C. § 262(l)(2)(A) or otherwise fails to comply with any provision set forth in 42 U.S.C. § 262.

(d) [***] shall have the right, after consulting with [***], to identify Patents, including any Immatics Patents and Joint Patents, or respond to relevant communications under any equivalent or similar listing to those described in the preceding clause (b) in any other jurisdiction outside of the United States. If [***] is required pursuant to Applicable Law to execute any of these tasks, it shall do so in accordance with [***].

(e) [***] shall cooperate with [***] reasonable requests in connection with the foregoing activities to the extent required or permitted by Applicable Laws. [***] shall consult with [***] prior to identifying any Immatics Patents or Joint Patents to a Third Party as contemplated by this Section 7.11.7. [***] shall consider in good faith advice and suggestions with respect thereto received from [***] and notify [***] of any such lists or communications promptly after they are made.

(f) Each Party shall notify the other Party within [***] after receiving any notice of commercial marketing provided by the filer of a Biosimilar Application pursuant to 42 U.S.C. § 262(l)(8)(A). To the extent permitted by Applicable Law, [***] shall have the first right, but not the obligation, to seek an injunction against such commercial marketing as permitted pursuant to 42 U.S.C. § 262(l)(8)(B) and to file an action for infringement. If required pursuant to Applicable Law, upon [***] request, [***] shall assist in seeking such injunction or filing such infringement action after consulting with [***]. Except as otherwise provided in this Section 7.11.7, any such action shall be subject to the terms and conditions of Sections 7.11.1 through 7.11.6.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

(g) The Parties recognize that procedures other than those set forth above in this Section 7.11.7 may apply with respect to Biosimilar Applications, either in the United States or elsewhere. If the Parties determine that certain provisions of Applicable Laws in the United States or in any other country in the Territory apply to actions taken by the Parties with respect to Biosimilar Applications under this Section 7.11.7 in such country, the Parties shall comply with any such Applicable Laws in such country (and any relevant and reasonable procedures established by Parties) in exercising their rights and obligations with respect to Biosimilar Applications under this Section 7.11.7 in a manner to effectuate the intent of this Section 7.11.7. Notwithstanding the foregoing provisions of this Section 7.11.7, nothing in this Section 7.11.7 shall grant any rights to [***] with respect to any BMS Licensed IP.

7.12 Patent Term Extensions. [***] shall determine whether to seek, and [***]shall reasonably cooperate with [***] in [***] efforts to seek and obtain, patent term restoration or supplemental protection certificates or the like or their equivalents in any country in the Territory, where applicable to Immatics Patents or Joint Patents, or any other Patents [***], including as may be available to the Parties under the provisions of the U.S. Drug Price Competition and Patent Term Restoration Act of 1984 or comparable laws outside the United States, in each case, in connection with any BMS Product; provided that, [***], such consent not to be unreasonably withheld, conditioned or delayed (for clarity, [***]). If elections with respect to obtaining such patent term restoration or supplemental protection certificates or the like or their equivalents are to be made in connection therewith, [***] shall have the right to make the election, and [***] agrees to abide by such election. Without limiting the foregoing, [***].

7.13 Patent Linkage. [***] (or its designee) shall have the sole right, but not the obligation, to list, with the applicable Regulatory Authorities in the Territory, all applicable Patents (including any Immatics Patents or Joint Patents) for any BMS Product, including all so called “Purple Book” listings required under the U.S. Public Health Service Act, and all similar listings in any other relevant countries, and [***] shall have no right to do so. For the avoidance of doubt, [***].

7.14 Common Interest Agreement. At the request of either Party, the Parties shall negotiate in good faith to enter into a common interest agreement to govern their discussion of Patent matters under this Agreement.

7.15 License Filing. At the request of BMS, Immatics shall, and shall cause its Affiliates to, assist in any license registration processes with applicable Governmental Authorities that may be available for the protection of BMS’ interests in this Agreement.

7.16 Defense of Claims Brought by Third Parties.

7.16.1 BMS Products. If a Party becomes aware of any actual or potential claim that the Development, Manufacture or Commercialization of a BMS TCR, BMS CAR or BMS Product by or on behalf of either Party pursuant to this Agreement infringes the intellectual property rights of any Third Party, such Party shall promptly notify the other Party. In any such instance, the Parties shall as soon as practicable thereafter meet to discuss in good faith regarding the best response to such notice; provided that BMS shall have the final decision-making authority

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

in connection therewith. Except as set forth in Section 10.2 (and without limiting BMS’ rights under Section 10.2), (a) BMS shall have the sole right, but not the obligation, to defend and dispose of (including through settlement or license) such claim and (b) any costs incurred by or on behalf of BMS (or any of its Affiliates or Sublicensees) in connection with the defense or disposal of any such claim (including any damages, royalties or other amounts payable as a result thereof), to the extent relating to the Development, Manufacture or Commercialization of a BMS TCR, BMS CAR or BMS Product, shall be included as BMS Third Party Payments and may be deducted from amounts payable to Immatics hereunder as set forth in Section 6.3.4(a), and BMS shall report any such deductions to Immatics as part of BMS’ royalty report under Section 6.3.6.

7.16.2 Immatics Products. If a Party becomes aware of any actual or potential claim that the Development, Manufacture or Commercialization of an Immatics TCR or Immatics Product by or on behalf of Immatics pursuant to this Agreement infringes the intellectual property rights of any Third Party, such Party shall promptly notify the other Party. In any such instance, the Parties shall as soon as practicable thereafter meet to discuss in good faith regarding the best response to such notice; provided that Immatics shall have the final decision-making authority in connection therewith. Except as set forth in Section 10.1 (and without limiting Immatics’ rights under Section 10.1), Immatics shall have the sole right, but not the obligation, to defend and dispose of (including through settlement or license) such claim. Notwithstanding the foregoing, this Section 7.16.2 shall not apply to any Co-Developed Product, and instead, the Co-Commercialization Agreement shall apply.

7.17 BMS Licensed Patents and BMS Licensed Know-How. For clarity (and notwithstanding the foregoing provisions of this Article 7), as between the Parties, BMS shall have the sole right, but not the obligation, to prepare, file, prosecute and maintain the BMS Licensed Patents and BMS Licensed Know-How, including with respect to any patent term extensions and patent listings, and to enforce and defend (including retaining all recoveries) such BMS Licensed Patents and BMS Licensed Know-How, in each case, in its discretion, and Immatics shall have no rights in connection therewith.

7.18 [Reserved]

7.19 Same Patents Licensed under a 2019 Agreement. The Parties hereby agree and acknowledge that certain of the Patents included within the Immatics Licensed IP that are licensed to BMS hereunder may also be licensed to BMS (or its Affiliate) under a 2019 Agreement (any such Patent, a “Dual Immatics Licensed Patent”). The Parties further agree and acknowledge that in the event of a conflict between the provisions of this Agreement and the provisions of the applicable 2019 License Agreement with respect to the enforcement (including allocation of recoveries), patent term extension or patent listing with respect to a given Dual Immatics Licensed Patent, then (i) the provisions of this Agreement shall apply with respect to (x) an Infringement of such Dual Immatics Licensed Patent by a Competing Product (as defined herein) or any other product that could be competitive (as reasonably determined by BMS) with any BMS CAR Product (including in connection with any Biosimilar Application referencing a BMS CAR Product) or (y) patent term extension or patent listing of such Dual Immatics Licensed Patent for a BMS CAR Product, and (ii) the provisions of the applicable 2019 License Agreement shall apply with respect to (x) an Infringement (as defined in the applicable 2019 License Agreement) of such

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

Dual Immatics Licensed Patent by a Competing Product (as defined in the applicable 2019 License Agreement) or any other product that could be competitive (as reasonably determined by BMS) with any BMS TCR Product (including in connection with any Biosimilar Application referencing a BMS TCR Product), or (y) patent term extension or patent listing of such Dual Immatics Licensed Patent for a BMS TCR Product, as applicable.

ARTICLE 8

CONFIDENTIALITY

8.1 Nondisclosure. Each Party agrees that a Party (the “Receiving Party”) receiving Confidential Information of the other Party (the “Disclosing Party”) pursuant to this Agreement shall (a) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own proprietary information of similar kind and value, but in no event less than a reasonable degree of efforts, (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted pursuant to this Article 8, and (c) not use such Confidential Information for any purpose except those permitted by this Agreement, including the exercise of the rights and licenses granted to such Party hereunder (it being understood that this clause (c) shall not create or imply any rights or licenses not expressly granted under this Agreement). The obligations of confidentiality, non-disclosure and non-use under this Section 8.1 shall be in full force and effect during the Term and for a period of [***] thereafter. The Receiving Party will return all copies of or destroy (and certify such destruction in writing) the Confidential Information of the Disclosing Party disclosed or transferred to it by the other Party pursuant to this Agreement, within [***] after the termination or expiration of this Agreement; provided, however, that a Party may retain (i) Confidential Information of the other Party to exercise rights and licenses which expressly survive such termination or expiration pursuant to this Agreement, and (ii) one (1) copy of all other Confidential Information in archives solely for the purpose of establishing the contents thereof.

8.2 BMS Program Specific Confidential Information; Other BMS IP. Notwithstanding anything to the contrary contained herein, the Parties agree and acknowledge that any BMS Program Specific IP shall be deemed to be Confidential Information of BMS (without regard to Section 8.5.1(a) or 8.5.1(e)), and BMS shall be deemed to be the Disclosing Party with respect to the BMS Program Specific IP. BMS Program Non-Specific IP shall be deemed to be the Confidential Information of Immatics. As used herein, (a) the term “BMS Program Specific IP” means, [***] the “BMS Target Specific Information”); and (b) the term “BMS Program Non-Specific IP” means [***]. For clarity, the fact that the BMS Target Specific Information is the Confidential Information of BMS shall not be construed as granting, conveying, or creating any license or other rights to any of Immatics’ other intellectual property (including Patents), except as expressly set forth herein, including in Section 7.1. In addition, the Parties agree and acknowledge that, in all cases, all BMS Contributed Collaboration Technology and BMS Licensed IP is the Confidential Information of BMS.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

8.3 Immatics Program Specific Confidential Information. Notwithstanding anything to the contrary contained herein, the Parties agree and acknowledge that any Immatics Program Specific IP shall be deemed to be Confidential Information of Immatics (without regard to Section 8.5.1(a) or 8.5.1(e)), and Immatics shall be deemed to be the Disclosing Party with respect to the Immatics Program Specific IP. As used herein, the term “Immatics Program Specific IP” means, [***]. Notwithstanding the foregoing, if BMS exercises its BMS Opt-In Right, then Immatics Program Specific IP shall exclude Know-How and other information specifically relating to any Co-Developed Product (or the associated Immatics TCR), and the confidentiality of such Know-How and information shall be set forth in the Co-Commercialization Agreement.

8.4 Joint Confidential Information. Subject to the provisions of Sections 8.2 and 8.3, the Parties acknowledge and agree that the Joint Inventions shall be Confidential Information of both Parties (without regard to Section 8.5.1(a) or 8.5.1(e)) and each Party shall be deemed to be the Disclosing Party with respect to such Joint Inventions, and each Party shall be subject to the obligations of confidentiality and the restrictions on use and disclosure with respect to such Joint Inventions as set forth in this Article 8; provided that, for clarity, [***]. For clarity, the fact that the foregoing Joint Inventions are the Confidential Information of both Parties shall not be construed as granting, conveying, or creating any license or other rights to any of Immatics’ other intellectual property (including Patents), except as expressly set forth in this Agreement, including Section 7.1, or to any of BMS’ other intellectual property (including Patents), except as expressly set forth in this Agreement, including Section 7.2.

8.5 Exceptions.

8.5.1 General. The obligations in Section 8.1 shall not apply with respect to any portion of the Confidential Information of the Disclosing Party that the Receiving Party can show by competent written proof:

(a) was known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party;

(b) is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use;

(c) is published by a Third Party or otherwise becomes publicly available or enters the public domain (including, for clarity, as contained in a published Patent application that is permitted to be filed in accordance with this Agreement), either before or after it is disclosed to the Receiving Party, without any breach by the Receiving Party of its obligations hereunder;

(d) is published by a Party in accordance with Section 8.10 without any breach by such Party of its obligations hereunder; or

(e) is independently developed by or for the Receiving Party or its Affiliates without reference to or reliance upon the Disclosing Party’s Confidential Information.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

8.6 Authorized Disclosure.

8.6.1 Disclosure. Notwithstanding Section 8.1, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party in the following instances:

(a) subject to Section 8.8, to comply with Applicable Law (including the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) or any national securities exchange) or with judicial process (including prosecution or defense of litigation), if, in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance or for such judicial process (including prosecution or defense of litigation);

(b) to governmental or other regulatory agencies in order to obtain Patents or to gain or maintain approval to conduct Clinical Trials or to market Collaboration Products under this Agreement, in each case, in accordance with this Agreement, but such disclosure shall only be to the extent reasonably necessary to obtain Patents or authorizations, and provided that reasonable steps are taken to ensure confidential treatment of such Confidential Information (if available);

(c) to any of its officers, employees, consultants, agents or Affiliates, or to any of its actual or potential collaborators, licensees, or sublicensees, as it deems necessary or advisable in the course of conducting activities in accordance with this Agreement in order to carry out its responsibilities or exercise its rights under this Agreement (including in the case of either Party, (A) the exercise of the rights and licenses granted to such Party by the other Party hereunder, (B) in the case of either Party, to use the Joint Inventions as set forth in Section 7.8.3, (C) to such Party’s subcontractors for purpose of such subcontractor performing obligations of such Party under this Agreement, and (D) as otherwise expressly permitted under this Agreement); provided that each such disclosee is bound by written confidentiality obligations and non-use obligations no less restrictive than those set forth in this Article 8 to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement; provided, however, that, in each of the above situations in this Section 8.6.1(c), the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information from such Receiving Party pursuant to this Section 8.6.1(c) to treat such Confidential Information as required under this Article 8;

(d) to such Party’s (i) actual or potential bona fide acquirors or (ii) actual or potential bona fide investor in a [***]; provided that, in each case, such disclosee is bound by written confidentiality obligations and non-use obligations substantially similar to those set forth in this Article 8 to maintain the confidentiality thereof and not to use such Confidential Information except solely for purposes of evaluating the acquisition or investment transaction; provided, however, that (x) in the case of Immatics as the Receiving Party, Immatics shall not disclose [***], in each case to the extent such information is still Confidential Information, pursuant to this Section 8.6.1(d) to any actual or potential bona fide acquirors unless Immatics and

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

such Person are negotiating a bona fide transaction for the acquisition of Immatics [***], (y) in the case of Immatics as the Receiving Party, Immatics shall not disclose [***], in each case to the extent such information is still Confidential Information, pursuant to this Section 8.6.1(d) to any actual or potential bona fide investor and (z) the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information from such Receiving Party pursuant to this Section 8.6.1(d) to treat such Confidential Information as required under this Article 8; and

(e) disclosure, solely on a “need to know basis”, to its advisors (including attorneys and accountants) in connection with activities hereunder; provided that, prior to any such disclosure, each disclosee must be bound by written obligations of confidentiality, non-disclosure and non-use no less restrictive than the obligations set forth in this Article 8 (provided, however, that in the case of legal advisors, no written agreement shall be required), which for the avoidance of doubt, will not permit use of such Confidential Information for any purpose except those expressly permitted by this Agreement; provided, however, that, in each of the above situations in this Section 8.6.1(e), the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information from such Receiving Party pursuant to this Section 8.6.1(e) to treat such Confidential Information as required under this Article 8.

8.6.2 Terms of Disclosure. If and whenever any Confidential Information is disclosed in accordance with this Section 8.6, such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement). Where reasonably possible and subject to Section 8.8, the Receiving Party shall notify the Disclosing Party of the Receiving Party’s intent to make any disclosures pursuant to Section 8.6.1(a) sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information, and the Receiving Party will provide reasonable assistance to the Disclosing Party with respect thereto; provided that, in such event, the Receiving Party will use reasonable measures to ensure confidential treatment of such information and shall only disclose such Confidential Information of the Disclosing Party as is necessary for the purposes of Section 8.6.1(a), as applicable.

8.6.3 BMS Program Specific IP. During the Term, Immatics shall not disclose the BMS Program Specific IP without the prior written consent of BMS, other than pursuant to Section 8.6.1.

8.6.4 Immatics Program Specific IP. During the Term, BMS shall not disclose the Immatics Program Specific IP without the prior written consent of Immatics, other than pursuant to Section 8.6.1.

8.7 Terms of this Agreement. The Parties agree that this Agreement and the terms hereof shall be deemed to be Confidential Information of both Immatics and BMS, and each Party agrees not to disclose any of them without the prior written consent of the other Party, except that each Party may disclose any of them in accordance with the provisions of Section 8.6 or 8.8, as applicable.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

8.8 Securities Filings; Disclosure under Applicable Law. Each Party acknowledges and agrees that the other Party may submit this Agreement to (or file this Agreement with) the SEC or any national securities exchange in any jurisdiction (collectively, the “Securities Regulators”), or to other Persons as may be required by Applicable Law, and if a Party does submit this Agreement to (or file this Agreement with) any Securities Regulators, or other Persons as may be required by Applicable Law, such Party agrees to consult with the other Party with respect to the preparation and submission of a confidential treatment request for this Agreement and to mutually agree on the redactions to this Agreement to be submitted for confidential treatment request, such agreement not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, if a Party is required by Applicable Law or any Securities Regulator to make a disclosure of the terms of this Agreement in a filing or other submission as required by Applicable Law or Securities Regulator, and (a) such Party has provided copies of the disclosure to the other Party reasonably in advance of such filing or other disclosure under the circumstances, (b) such Party has promptly notified the other Party in writing of such requirement and any respective timing constraints, and (c) such Party has given the other Party a reasonable time under the circumstances from the date of notice by such Party of the required disclosure to comment upon and request confidential treatment for such disclosure, then such Party will have the right to make such disclosure at the time and in the manner reasonably determined by its counsel to be required by Applicable Law or Securities Regulator if the other Party has not responded within such reasonable time period. Notwithstanding the foregoing, it is hereby understood and agreed that if a Party seeks to make a disclosure as required by Applicable Law or Securities Regulator as set forth in this Section 8.8, and the other Party provides comments within the respective time periods or constraints specified herein or within the respective notice, the Party seeking to make such disclosure or its counsel, as the case may be, will in good faith consider incorporating such comments, and, with respect to submitting this Agreement to (or filing this Agreement with) any Securities Regulators, or other Persons as may be required by Applicable Law, the Parties shall mutually agree on the redactions to this Agreement to be submitted for confidential treatment request, such agreement not to be unreasonably withheld, conditioned or delayed.

8.9 Publicity.

8.9.1 Press Release; Public Statements. Subject to Sections 8.6, 8.8 and 8.10, and this Section 8.9, each Party agrees not to (and shall cause their Affiliates not to) issue any press release or other public statement disclosing the fact that the Parties have entered into this Agreement, the activities hereunder, or the transactions contemplated hereby, unless such press release or other public statement is approved by the other Party in writing; provided that either Party shall be authorized to make any disclosure, without the approval of the other Party, that is required by Applicable Laws (including the U.S. Securities Act of 1933, as amended, and the U.S. Securities Exchange Act of 1934, as amended) or the rules of any Securities Regulator, or by judicial process, subject to and in accordance with Sections 8.6 and 8.8, as applicable. Without limiting the foregoing, either Party shall have the right to issue a press release regarding the execution of this Agreement on or promptly after the Effective Date; provided that such press release is in a form as mutually agreed to by the Parties in writing prior to the issuance thereof.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

8.9.2 Additional Restrictions on Disclosure.

(a) BMS Targets, BMS Receptors and BMS Products. Without limiting any other restrictions on disclosure set forth in this Article 8 with respect to any press release or other public statement proposed to be made by Immatics, if such press release or public statement discloses any information with respect to the research, development, manufacture or commercialization of any BMS Target or any BMS TCR, BMS CAR or BMS Products, including any information related to Clinical Trials or Regulatory Approvals with respect thereto, such press release or other public statement may not be issued without BMS’ prior written consent, except for such disclosures by Immatics as required by Applicable Law or Securities Regulators (solely and to the extent Immatics’ counsel determines such disclosure is required by Applicable Law or Securities Regulators) and in accordance with Sections 8.6 and 8.8, as applicable, and in such case Immatics shall use reasonable efforts to afford BMS a reasonable period of time to review any such disclosure and any comments made by BMS will be considered in good faith. Notwithstanding the foregoing, any information that has been previously publicly disclosed in accordance with this Agreement may be disclosed again in its full original form and as long as such disclosure does not exceed the scope of such prior public disclosure. Subject to the foregoing, [***].

(b) Immatics TCRS and Immatics Products. Without limiting any other restrictions on disclosure set forth in this Article 8 with respect to any press release or other public statement proposed to be made by BMS, if such press release or public statement discloses any information with respect to the research, development, manufacture or commercialization of any Immatics TCR or Immatics Products, including any information related to Clinical Trials or Regulatory Approvals with respect thereto, such press release or other public statement may not be issued without Immatics’ prior written consent, except for such disclosures by BMS as required by Applicable Law or Securities Regulators (solely and to the extent BMS’ counsel determines such disclosure is required by Applicable Law or Securities Regulators) and in accordance with Sections 8.6 and 8.8, as applicable, and in such case BMS shall use reasonable efforts to afford Immatics a reasonable period of time to review any such disclosure and any comments made by Immatics will be considered in good faith. Notwithstanding the foregoing, any information that has been previously publicly disclosed in accordance with this Agreement may be disclosed again in its full original form and as long as such disclosure does not exceed the scope of such prior public disclosure. Subject to the foregoing, [***]. Notwithstanding the foregoing, (i) if BMS exercises its BMS Opt-In Right, then all press release or other public statement with respect to the Co-Developed Product (or the associated Immatics TCR), shall be in accordance with the Co-Commercialization Agreement and (ii) nothing in this Section 8.9.2(b) shall [***].

8.9.3 Previously Issued Public Statements. The contents of any press release or other public statement that has been reviewed and approved by a reviewing Party may be re-released in its full original form by the publishing Party or by such reviewing Party without a requirement for re-approval.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

8.10 Permitted Publications of [***].

8.10.1 Publication.

(a) BMS Products. Immatics and its Affiliates shall have no right to, and shall not, publish or publicly present any [***]. For clarity, BMS (and its Affiliates and sublicensees) shall have the right to make publications and public presentations with respect to [***], without the prior review or consent of Immatics, but subject to the procedures set forth below if such publication or presentation contains Confidential Information of Immatics. BMS shall provide Immatics with a copy of any proposed publication or public presentation that contains the Confidential Information of Immatics no less than [***] prior (provided that Immatics shall use reasonable efforts to accommodate a shorter time period if required due to circumstances outside of BMS’ control) to its intended submission for publication or public presentation. For the avoidance of doubt, the foregoing shall apply with respect to each such proposed publication or presentation that contains the Confidential Information of Immatics regardless of whether a prior publication or presentation was provided (e.g., if an abstract is provided in accordance with this Section 8.10.1(a) and BMS wishes to publish the corresponding full manuscript, the full manuscript must be provided to Immatics pursuant to this Section 8.10.1(a)). Immatics shall respond in writing promptly and in no event later than [***] after receipt of the proposed material (provided that Immatics shall use reasonable efforts to accommodate a shorter time period if notified by BMS and required due to circumstances outside of BMS’ control) with a specific statement of concern, if any, which may include the need to seek patent protection of any Immatics’ intellectual property or comments regarding the description of the Immatics Licensed IP, in which case, BMS shall give good faith consideration to any comments of Immatics and BMS agrees to delay the submission of the proposed publication for a reasonable period of time, and in no event more than [***], upon Immatics’ request, in order for Immatics to seek patent protection for its Confidential Information.

(b) Immatics Products. BMS and its Affiliates shall have no right to, and shall not, publish or publicly present any [***]; provided, for clarity, that the foregoing does not prohibit BMS from proposing a publication or presentation in collaboration with Immatics on an Immatics Product. For clarity, Immatics (and its Affiliates and sublicensees) shall have the right to make publications and public presentations with respect to any Immatics Target or Immatics TCR or Immatics Product, without the prior review or consent of BMS, but subject to the procedures set forth below if such publication or presentation contains Confidential Information of BMS. Immatics shall provide BMS with a copy of any proposed publication or public presentation that contains the Confidential Information of BMS no less than [***] prior (provided that BMS shall use reasonable efforts to accommodate a shorter time period if required due to circumstances outside of Immatics’ control) to its intended submission for publication or public presentation. For the avoidance of doubt, the foregoing shall apply with respect to each such proposed publication or presentation that contains the Confidential Information of BMS regardless of whether a prior publication or presentation was provided (e.g., if an abstract is provided in accordance with this Section 8.10.1(b) and Immatics wishes to publish the corresponding full manuscript, the full manuscript must be provided to BMS pursuant to this Section 8.10.1(b)). BMS shall respond in writing promptly and in no event later than [***] after receipt of the proposed material (provided that BMS shall use reasonable efforts to accommodate a shorter time period if

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

notified by Immatics and required due to circumstances outside of Immatics’ control) with a specific statement of concern, if any, which may include the need to seek patent protection of any BMS’ intellectual property or comments regarding the description of the BMS Licensed IP, in which case, Immatics shall give good faith consideration to any comments of BMS and Immatics agrees to delay the submission of the proposed publication for a reasonable period of time, and in no event more than [***], upon BMS’ request, in order for BMS to seek patent protection for its Confidential Information. Notwithstanding the foregoing, (i) if BMS exercises its BMS Opt-In Right, then all publications and presentations with respect to the Co-Developed Product shall be in accordance with the Co-Commercialization Agreement and (ii) nothing in this Section 8.10.1(b) shall prohibit or limit in any way BMS (or any of its Affiliates or designees) from making any publication or other public presentation with respect to any BMS Licensed IP and the provisions of this Section 8.10.1(b) shall not apply with respect thereto.

8.10.2 Re-Publication; Re-Presentation. The contents of any publication or presentation by a Party that has been reviewed and approved by the other Party may be re-released by either Party in its full original form without a requirement for re-approval.

8.11 Use of Names. Except as otherwise expressly set forth herein, no Party (or its respective Affiliates) shall use the name, trademark, trade name or logo of the other Party or its Affiliates, or its or their respective employee(s) in any publicity, promotion, news release or other public disclosure relating to this Agreement or its subject matter, without the prior written permission of the other Party; provided that such permission shall not be required to the extent use thereof may be required by Applicable Law or Securities Regulators, including the rules of any securities exchange or market on which a Party’s (or its Affiliate’s) securities are listed or traded.

8.12 Clinical Trials Registry. For clarity, (a) BMS (and its Affiliates and designees) shall have the right to publish registry information and summaries of data and results from any Clinical Trials of BMS Products conducted in connection with activities under this Agreement, on its clinical trials registry or on a government-sponsored database such as www.clinicaltrials.gov, without requiring the consent of Immatics, and (b) Immatics (and its Affiliates and designees) shall have the right to publish registry information and summaries of data and results from any Clinical Trials of Immatics Products conducted in connection with activities under this Agreement, on its clinical trials registry or on a government-sponsored database such as www.clinicaltrials.gov, without requiring the consent of BMS. The Parties shall reasonably cooperate if required or reasonably requested by either Party in order to facilitate any such publication by such Party (and its Affiliates and designees).

ARTICLE 9

REPRESENTATIONS AND WARRANTIES; COVENANTS

9.1 Representations and Warranties of Both Parties. Each Party hereby represents and warrants to the other Party, as of the Effective Date, that:

(a) such Party is duly organized, validly existing and in good standing under the Applicable Law of the jurisdiction of its formation and has full corporate power and authority to enter into this Agreement, and to carry out the provisions hereof;

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

(b) such Party has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(c) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, or (ii) laws governing specific performance, injunctive relief and other equitable remedies;

(d) the execution, delivery and performance of this Agreement by such Party does not breach or conflict with any agreement or any provision thereof, or any instrument or understanding, oral or written, to which such Party (or any of its Affiliates) is a party or by which such Party (or any of its Affiliates) is bound, nor violate any Applicable Law of any Governmental Authority having jurisdiction over such Party (or any of its Affiliates);

(e) except as set forth in Section 2.1.1(g), no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Applicable Law currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement, or for the performance by it of its obligations under this Agreement, except as may be required to conduct Clinical Trials or to seek or obtain Regulatory Approvals or applicable Regulatory Materials; and

(f) except as set forth in Section 2.1.1(g), it has obtained all necessary authorizations, consents and approvals of any Third Party that is required to be obtained by it as of the Effective Date for, or in connection with, the transaction contemplated by this Agreement, or for the performance by it of its obligations under this Agreement, except as may be required to conduct Clinical Trials or to seek or obtain Regulatory Approvals or applicable Regulatory Materials.

9.2 Representations and Warranties of Immatics. Except as set forth on Schedule 9.2, Immatics hereby represents and warrants to BMS, (i) as of the Effective Date and (ii) as of the date of designation by BMS of each additional Receptor as a BMS Receptor hereunder (i.e., as an additional BMS Receptor pursuant to Section 2.1.1(a), as a Substitute Receptor pursuant to Section 2.1.1(b) or as an Additional Receptor pursuant to Section 2.1.1(d), as applicable), provided that in the case of this clause (ii), (A) any of the following representations and warranties that are made specifically with respect to a given BMS Target, BMS TCR, BMS CAR or BMS Product shall only be made with respect to such additional BMS Receptor, Substitute Receptor or Additional Receptor, as applicable, as well as the associated BMS Targets and BMS Products and (B) Immatics shall have the right to notify BMS in writing within [***] following the date of designation of the applicable BMS Receptor of any exceptions to the following representations and warranties specifically with respect to such additional BMS Target, BMS TCR, BMS CAR or BMS Product, as applicable (each such written notice, an “Immatics Disclosure Schedule Bring Down Report”), that:

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

(a) Schedule 1.77 and Schedule 1.80 contain a complete and accurate list of all Patents owned or otherwise controlled (by license or otherwise) by Immatics or any of its Affiliates that claim or cover any Gamma-Delta T-Cells (or any methods or processes in connection therewith), any Immatics Platform Technology, or any BMS Target, BMS TCR, BMS CAR or BMS Product, in each case, including the composition or use or manufacture of any of the foregoing, and Immatics Controls all such Patents. Except for the Immatics Licensed IP and the Initial Reimbursable Gene Editing Technology, Immatics and its Affiliates do not own or control (by license or otherwise) any Patent or Know-How that is necessary or useful to Develop, Manufacture or Commercialize any Gamma-Delta T-Cells, or any BMS Target, BMS TCR, BMS CAR or BMS Product, or to otherwise conduct the Research Program or to use or practice any Immatics Platform Technology. All issued Patents within the Immatics Licensed IP or the Initial Reimbursable Gene Editing Technology are in full force and effect, and to Immatics’ knowledge, are not invalid or unenforceable, in whole or in part;

(b) no claim has been issued or served, or written threat of a claim or litigation made by any Person, against Immatics or its Affiliates that alleges that any Immatics Licensed IP or Initial Reimbursable Gene Editing Technology is invalid or unenforceable;

(c) other than any TCRs that are included as BMS TCRs hereunder or that are Collaboration TCRs under the 2019 Collaboration Agreement or a Licensed TCR under a 2019 License Agreement, neither Immatics nor its Affiliates own or otherwise control (through license or otherwise) any TCRs and CARs (or any products constituting, incorporating, comprising or containing any such TCR or CAR) that are Directed to any BMS Target;

(d) Immatics has disclosed to BMS the existence of any patent opinions prepared on behalf of Immatics or its Affiliates or otherwise made available to Immatics or its Affiliates related to Patents within the Immatics Licensed IP or the Initial Reimbursable Gene Editing Technology;

(e) neither Immatics nor its Affiliates are subject to any payment obligations to Third Parties (other than (i) under the Existing Immatics In-License Agreements as set forth on Schedule 6.5.2 and (ii) to subcontractors) as a result of the execution or performance of this Agreement, including the research, development, manufacture or commercialization of any BMS Target, BMS TCR, BMS CAR or BMS Product;

(f) Immatics has the full right and authority to grant all of the rights and licenses granted to BMS (or purported to be granted to BMS) hereunder;

(g) neither Immatics nor its Affiliates have granted any right or license to any Third Party relating to any of the Immatics Licensed IP, any of the Initial Reimbursable Gene Editing Technology or any other Licensed Program Asset, or any BMS Target, BMS TCR, BMS CAR or BMS Product (or any other Gamma-Delta T-Cell product Directed to any BMS Target), that would conflict with or limit the scope of any of the rights or licenses granted to BMS hereunder;

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

(h) Immatics is the sole and exclusive owner of the Immatics Licensed IP;

(i) neither Immatics nor its Affiliates have granted any mortgage, pledge, claim, security interest, lien or other charge of any kind on the Immatics Licensed IP, the Initial Reimbursable Gene Editing Technology or other Licensed Program Asset, and (i) with respect to any Immatics Licensed IP and other Licensed Program Assets that are owned by Immatics (or any of its Affiliates), such Immatics Licensed IP and the other Licensed Program Assets are free and clear of any mortgage, pledge, claim, security interest, lien or charge of any kind and (ii) with respect to any Immatics Licensed IP, the Initial Reimbursable Gene Editing Technology and other Licensed Program Assets that are owned by a Third Party, to Immatics’ knowledge, such Immatics Licensed IP, Initial Reimbursable Gene Editing Technology and the other Licensed Program Assets are free and clear of any mortgage, pledge, claim, security interest, lien or charge of any kind;

(j) neither Immatics nor its Affiliates have received any written notice of any claim that any Patent or Know-How (including any trade secret right) owned or controlled by a Third Party would be infringed or misappropriated by the conduct of the activities under the Research Program, or the Development, Manufacture, or Commercialization of any BMS Target, BMS TCR, BMS CAR or BMS Product, or the use of any Immatics Licensed IP or any Initial Reimbursable Gene Editing Technology;

(k) to Immatics’ and its Affiliates’ knowledge, (i) the use of the Immatics Licensed IP and the Initial Reimbursable Gene Editing Technology, (ii) the conduct of the activities under the Research Program, and (iii) the Development, Manufacture and Commercialization of any BMS Target, BMS TCR, BMS CAR or BMS Product, as contemplated to be conducted under this Agreement, will not violate, infringe or misappropriate any intellectual property or proprietary right of any Third Party;

(l) there are no claims, judgments, settlements, litigations, suits, actions, disputes, arbitration, judicial or legal administrative or other proceedings or governmental investigations pending or, to Immatics’ or its Affiliates’ knowledge, threatened in writing against Immatics or its Affiliates which would reasonably be expected to adversely affect or restrict the ability of Immatics to consummate or perform the transactions contemplated under this Agreement, or which would adversely affect the Immatics Licensed IP, the Initial Reimbursable Gene Editing Technology or other Licensed Program Assets, or Immatics’ Control thereof, or any BMS Target, BMS TCR, BMS CAR or BMS Product;

(m) none of the Immatics Licensed IP (and none of the inventions claimed by the Immatics Patents) and, except as set forth on Schedule 9.5.3, none of the Initial Reimbursable Gene Editing Technology (and none of the inventions claimed by any Patents within the Initial Reimbursable Gene Editing Technology), were conceived, reduced to practice, discovered, developed or otherwise made in connection with any research activities funded, in whole or in part, by any grants, funds, or other money received from any governmental authority, and no governmental authority or academic institution has any right to, ownership of (including any “step-in” or “march-in” rights with respect to), or right to royalties for, or to impose any restriction on the assignment, transfer, grant of licenses or other disposal of the Immatics Licensed IP or the Initial Reimbursable Gene Editing Technology, or to impose any requirement or restriction on the Exploitation of any BMS Product as contemplated herein;

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

(n) neither Immatics nor its Affiliates have issued a claim against a Third Party alleging that a Third Party is infringing or has infringed or misappropriated any Immatics Licensed IP or any Initial Reimbursable Gene Editing Technology, and, to Immatics’ and its Affiliates’ knowledge, no issued Patents within the Immatics Licensed IP or the Initial Reimbursable Gene Editing Technology are being infringed and no trade secrets within the Immatics Licensed IP or the Initial Reimbursable Gene Editing Technology are being misappropriated by any Third Party;

(o) neither Immatics nor its Affiliates have entered into any agreement under which Immatics or its Affiliates (i) has obtained a license or sublicense of rights from a Third Party to any BMS Target, BMS TCR, BMS CAR or BMS Product, or to any Immatics Licensed IP or any Initial Reimbursable Gene Editing Technology, except for the licenses to the Initial Reimbursable Gene Editing Technology pursuant to the Existing Immatics In-License Agreements set forth on Schedule 1.58, or (ii) has granted a license, sublicense, option or right to a Third Party that remains in effect as of the Effective Date or as of the date of designation by BMS of the BMS Receptor hereunder, as applicable, to research, develop, manufacture or commercialize any BMS Target, BMS TCR, BMS CAR or BMS Product (or any other Cell Therapy Product Directed to any BMS Target). Except as set forth in Schedule 9.5.3, the agreements set forth on Schedule 1.58 do not conflict with or limit the scope of the rights or licenses granted to BMS hereunder;

(p) with respect to each Existing Immatics In-License Agreement, (i) it is in full force and effect; (ii) Immatics (or its Affiliate, as applicable) is not in breach thereof; (iii) Immatics (or its Affiliate, as applicable) has not received any written notice from the counterparty to such Existing Immatics In-License Agreement, as applicable, of Immatics’ (or its Affiliate’s, as applicable) breach or notice of threatened breach by Immatics (or its Affiliate, as applicable) thereof; and (iv) Immatics has provided BMS with a true, correct and complete copy of each Existing Immatics In-License Agreement pursuant to that letter dated [***];

(q) neither Immatics nor its Affiliates have employed or otherwise used in any capacity, the services of any Person suspended, proposed for debarment or debarred under United States law, including under 21 U.S.C. § 335a, or any foreign equivalent thereof, in connection with the development of any Immatics Platform Technology or other Immatics Licensed IP or Initial Reimbursable Gene Editing Technology;

(r) Immatics (or its Affiliates, as applicable) has not entered into any agreement with a Third Party relating to the Development, Manufacture, Commercialization or other exploitation any BMS Target, BMS TCR, BMS CAR or BMS Product (or any other Cell Therapy Product Directed to any BMS Target);

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

(s) Immatics has disclosed to BMS all material information and data, and all material correspondences to/from any Regulatory Authority, in the possession or control of Immatics or its Affiliates, in each case related to (i) the Immatics Platform Technology or other Immatics Licensed IP or other Initial Reimbursable Gene Editing Technology or (ii) any BMS Target, BMS TCR, BMS CAR or BMS Product (or any other Gamma-Delta T-Cell product Directed to any BMS Target); and

(t) Pursuant to Brazil Law No. 12,529 of 2011, the resolutions issued thereunder by the Administrative Council of Economic Defence (CADE), and Brazil Interministerial Ordinance No. 994/2012 MJ/M, Immatics’ “economic group” did not satisfy the applicable Brazilian merger control thresholds in calendar year 2021.

9.3 Covenants of Immatics. Immatics hereby further covenants to BMS that:

9.3.1 Maintenance of Exclusively Licensed Assets. Commencing on the Effective Date until the end of the Term, Immatics shall not and shall cause its Affiliates not to assign, transfer, convey, encumber (including through a lien, charge, security interest, mortgage or similar encumbrance) or dispose of, or enter into any agreement with any Third Party to assign, transfer, convey, encumber (including through a lien, charge, security interest, mortgage or similar encumbrance) or dispose of, any Immatics Licensed IP (or any intellectual property that would otherwise be included in the Immatics Licensed IP, including the Initial Reimbursable Gene Editing Technology), including any of its (or its Affiliate’s) rights to any BMS Target, BMS Receptors or BMS Products in the Territory (collectively, the “Licensed Program Assets”), except to the extent such assignment, transfer, conveyance, encumbrance or disposition would not conflict with, be inconsistent with or prohibit or limit in any respect any of the rights or licenses granted to BMS hereunder. During the Term, Immatics shall ensure that the Licensed Program Assets are and remain Controlled by Immatics such that Immatics has the full rights to grant the rights and licensed thereto to BMS hereunder, except for any Licensed Program Assets that are Controlled by Immatics under an Immatics In-License Agreement for which BMS (or its Affiliate) obtains a license directly from the applicable Third Party for such Licensed Program Assets and BMS (or its Affiliate) determines (in its sole discretion), by providing written notice to Immatics, to use such Licensed Program Assets under such BMS (or its Affiliate) license for purposes of this Agreement rather than under the Immatics In-License Agreement.

9.3.2 Immatics In-License Agreements. With respect to the Immatics In-License Agreements, (a) Immatics (and its Affiliates, as applicable) shall not breach, or commit any acts or permit the occurrence of any omissions that would cause the termination, of any Immatics In-License Agreement and (b) Immatics shall (and shall cause its Affiliates to, as applicable) satisfy all of its obligations under each Immatics In-License Agreement in all material respects and, except for any Immatics In-License Agreements for which (i) BMS (or its Affiliate) obtains a license directly from the applicable Third Party and (ii) BMS (or its Affiliate) determines (in its sole discretion), by providing written notice to Immatics, to use the intellectual property licensed under such BMS (or its Affiliate) license for purposes of this Agreement rather than under the Immatics In-License Agreement, Immatics shall, and shall cause its Affiliates to, as applicable, maintain each Immatics In-License Agreement in full force and effect. Immatics shall, and shall cause its Affiliates to, as applicable, enforce its rights under each Immatics In-License Agreement to preserve BMS’ rights under this Agreement. Immatics shall not, and shall cause its Affiliates not to, amend, modify, terminate, assign or transfer any Immatics In-License Agreement unless

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

Immatics obtains BMS’ prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) if doing so could prohibit or limit BMS’ rights under this Agreement. Immatics will provide BMS with prompt written notice of any claim of a breach of which it is aware under any of the Immatics In-License Agreements or notice of termination of any Immatics In-License Agreement.

9.3.3 BMS Continuing Rights Under Immatics In-License Agreements. At the written request of BMS on case-by-case basis, Immatics shall (or shall cause its Affiliates to, as applicable) use reasonable efforts to promptly negotiate and execute a written agreement, in a form reasonably acceptable to BMS, with each Third Party that is a counterparty to the applicable Immatics In-License Agreement (each such counterparty, an “Immatics Licensor”), pursuant to which (a) in the event of an early termination of such Immatics In-License Agreement not otherwise resulting from the material breach of this Agreement by BMS, at the request of BMS, such Immatics Licensor shall grant a direct license to BMS with respect to the intellectual property licensed to Immatics under such Immatics In-License Agreement, on the same terms under which such Immatics Licensor grants such license to Immatics (or its Affiliate, as applicable) under such Immatics In-License Agreement for the applicable BMS Products, (b) such Immatics Licensor agrees to and acknowledges the rights granted to BMS hereunder with respect to any intellectual property licensed to Immatics (or its Affiliate, as applicable) under such Immatics In-License Agreement, including the rights as set forth in this Section 9.3.3, and (c) BMS shall be a party to such written agreement and have the right to enforce such agreement directly against the counterparties thereto.

9.3.4 Listing of Additional Immatics Patents. Immatics shall promptly notify BMS in writing if any Patents in the Immatics Licensed IP that claim or cover any BMS Target, BMS TCR, BMS CAR or BMS Product, including the composition, manufacture or use of any of the foregoing, becomes known to Immatics that are not listed on Schedule 1.77 or Schedule 1.80.

9.3.5 No Conflicting Grants. Immatics shall not (and shall ensure that its Affiliates do not) grant any right or license to any Third Party relating to any of the intellectual property rights it owns or Controls (including the Immatics Licensed IP, the Initial Reimbursable Gene Editing Technology and other Licensed Program Assets), or otherwise with respect to any BMS TCR, BMS CAR or BMS Product, which conflict with, or could otherwise limit any of the rights or licenses granted to BMS hereunder.

9.3.6 No Other Uses. Except for (a) the performance by Immatics of the research activities allocated to it under a Research Program in accordance with this Agreement and the applicable Research Plan, (b) the performance by Immatics of its Manufacturing obligations for BMS as specifically set forth in Section 3.3.1, and (c) as otherwise expressly agreed to by BMS in writing, neither Immatics nor its Affiliates shall use (and neither shall grant any Third Party the right to use) any BMS Receptors or BMS Products for any purposes in the Field in the Territory.

9.4 Representations and Warranties of BMS. Except as set forth on Schedule 9.4, BMS hereby represents and warrants to Immatics that:

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

9.4.1 as of the Effective Date,

(a) BMS has the full right and authority to grant all of the rights and licenses granted to Immatics (or purported to be granted to Immatics) hereunder; and

(b) there are no claims, judgments, settlements, litigations, suits, actions, disputes, arbitration, judicial or legal administrative or other proceedings or governmental investigations pending or, to BMS’ knowledge, threatened against BMS which would reasonably be expected to adversely affect or restrict the ability of BMS to consummate or perform the transactions contemplated under this Agreement.

9.4.2 as of the date BMS provides a given BMS Potential Licensed Technology Disclosure Report pursuant to Section 2.2.1(c) or BMS Supplemental Licensed Technology Disclosure Report pursuant to Section 2.2.1(d), as applicable, to Immatics with respect to a given Immatics TCR (provided that (A) the following representations and warranties shall only be made with respect to the specific BMS Potential Licensed Technology disclosed in such BMS Potential Licensed Technology Disclosure Report or BMS Supplemental Licensed Technology Disclosure Report, as applicable, and (B) BMS shall have the right to notify Immatics in writing within [***] following the date BMS provides such BMS Potential Licensed Technology Disclosure Report or BMS Supplemental Licensed Technology Disclosure Report, as applicable, of any exceptions to the following representations and warranties), that: neither BMS nor its Affiliates have received any written notice of any claim that the use of the BMS Potential Licensed Technology (identified in such BMS Potential Licensed Technology Disclosure Report or BMS Supplemental Licensed Technology Disclosure Report, as applicable) for the Development, Manufacture or Commercialization of the applicable Immatics TCR as contemplated to be conducted under this Agreement would infringe or misappropriate any Patent or Know-How (including any trade secret right) owned or controlled by a Third Party.

9.5 Covenants of BMS. BMS hereby further covenants to Immatics that:

9.5.1 No Conflicting Grants. BMS shall not (and shall ensure that its Affiliates do not) grant any exclusive license to any Third Party relating to the BMS Licensed IP which conflict with the non-exclusive licenses granted to Immatics hereunder.

9.5.2 Listing of Additional BMS Patents. BMS shall promptly notify Immatics in writing of any Patents in the BMS Licensed IP that claim any Immatics Target, Immatics TCR, or Immatics Product, including the composition or use of any of the foregoing.

9.5.3 Immatics In-License Agreements. Within [***] after the Effective Date, the Parties will mutually agree upon a schedule, Schedule 9.5.3, that will be added to this Agreement setting forth, with respect to each Existing Immatics In-License Agreement, (a) those rights with respect to the Patents and Know-How licensed thereunder that are expressly reserved to the licensor, (b) any Patents that are licensed to Immatics thereunder on a non-exclusive basis, (c) the terms and conditions regarding enforcement of Patents licensed thereunder, (d) the terms and conditions regarding notice and cure of material breaches thereof, (e) whether any Patents thereunder are an exception to the representation in Section 9.2(m), and (f) any other terms and conditions applicable to BMS as a sublicensee with respect to the Patents and Know-How sublicensed thereunder. If BMS becomes a sublicensee under any Immatics New Reimbursable

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

In-License Agreement pursuant to 6.5.3(b), the Parties will promptly update Schedule 9.5.3 to identify the information set forth in clauses (a) to (f) above with respect to such Immatics New Reimbursable In-License Agreement (provided that the Parties may prepare such update prior to BMS deciding whether to take such sublicense). With respect to each Immatics In-License Agreement for which BMS is a sublicensee, BMS shall comply (and, if applicable, shall cause its Affiliates and Sublicensees to comply) with the terms and conditions set forth on Schedule 9.5.3 applicable to BMS as a sublicensee in all material respects; provided that in the event that BMS (or, if applicable, its Affiliates or Sublicensees) fails to comply with Schedule 9.5.3 in any material respect, then (i) Immatics shall promptly notify BMS in writing thereof, including the specific failure to so comply (a “Schedule 9.5.3 Breach Notice”), (ii) BMS shall have the right to remedy such failure in accordance with the terms and conditions of the applicable Immatics In-License Agreement as set forth in the foregoing clause (d) of Schedule 9.5.3 for the applicable Immatics In-License Agreement, including any time periods set forth in Schedule 9.5.3, and (iii) if BMS fails to remedy such failure within the applicable time period, then as Immatics’ sole and exclusive remedy, Immatics shall have the right, upon written notice to BMS within [***] following expiration of the applicable cure period, to terminate the sublicense to BMS hereunder of the applicable impacted Immatics Licensed IP under the applicable Immatics In-License Agreement, provided that, for clarity, this Agreement shall otherwise remain in full force and effect, including with respect to any other Immatics Licensed IP that is licensed (or sublicensed) to BMS hereunder.

9.5.4 Certain Rights of Third Parties under Immatics In-License Agreements. To the extent that the rights granted to BMS hereunder (including under Section 7.11.2(a) with respect to enforcement of certain Initial Reimbursable Gene Editing Technology) are subject to rights or obligations granted to, or retained by, the applicable Third Parties as expressly set forth on Schedule 9.5.3 (as may be updated from time to time in accordance with Section 9.5.3), then Immatics shall use reasonable efforts to allow and afford BMS the right to exercise and enjoy the rights otherwise granted to BMS hereunder, including under Section 7.11.2(a), to the maximum extent possible under the applicable Immatics In-License Agreement, including by, to the extent not prohibited under the applicable Immatics In-License Agreement, (a) promptly providing to BMS any relevant information and correspondence from such Third Party related to such rights, (b) consulting with BMS in connection with, and affording BMS the right to review and comment on, any relevant matters, and providing BMS’ reasonable comments and feedback to the applicable Third Party, and (c) exercising any rights or options (e.g., step-in rights, consent rights, etc.) that Immatics may have under the applicable Immatics In-License Agreements as reasonably requested by BMS (including exercising step-in rights, or granting or withholding consent, as applicable) in order to allow BMS to exercise its rights hereunder, including under Section 7.11.2(a), to the maximum extent possible, and in furtherance thereof, Immatics shall promptly notify BMS when such rights or options arise.

9.6 Mutual Covenants. Each Party hereby covenants to the other Party that such Party and its Affiliates shall perform its activities pursuant to this Agreement in compliance (and shall ensure compliance by any of its subcontractors) with all Applicable Laws, including, to the extent applicable, GCP, GLP and GMP. Neither Party nor their Affiliates will employ or otherwise use in any capacity, the services of any Person suspended, proposed for debarment or debarred under United States law, including under 21 U.S.C. § 335a, or any foreign equivalent thereof, in the performance of any activities under this Agreement, including in performing any portion of the Research Program.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

9.7 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED (AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY PROVIDED IN THIS AGREEMENT), INCLUDING WITH RESPECT TO ANY PATENTS OR KNOW-HOW, OR MATERIALS, INCLUDING WARRANTIES OF VALIDITY OR ENFORCEABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, PERFORMANCE, AND NONINFRINGEMENT OF ANY THIRD PARTY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS. WITHOUT LIMITING THE FOREGOING, NEITHER PARTY MAKES ANY REPRESENTATION, WARRANTY OR GUARANTEE THAT THE RESEARCH PROGRAM WILL BE SUCCESSFUL, OR THAT ANY OTHER PARTICULAR RESULTS WILL BE ACHIEVED WITH RESPECT TO THE RESEARCH PROGRAM, ANY COLLABORATION TARGET, ANY COLLABORATION RECEPTOR OR ANY COLLABORATION PRODUCT HEREUNDER.

ARTICLE 10

INDEMNIFICATION; INSURANCE

10.1 Indemnification by BMS. BMS shall indemnify, defend and hold harmless Immatics and its Affiliates and its and their respective directors, officers, employees, agents, successors and assigns (collectively, the “Immatics Indemnitees”), from and against any and all Third Party Damages to the extent arising out of or relating to, directly or indirectly, any Third Party Claim to the extent based upon:

[***].

10.2 Indemnification by Immatics. Immatics shall indemnify, defend and hold harmless BMS, its Affiliates and its and their respective directors, officers, employees, agents, successors and assigns (collectively, the “BMS Indemnitees”), from and against any and all Third Party Damages to the extent arising out of or relating to, directly or indirectly, any Third Party Claim to the extent based upon:

[***].

10.3 Co-Developed Product. If BMS exercises its BMS Opt-In Right and the Parties enter into the Co-Commercialization Agreement, then the indemnification obligations of the Parties with respect to Third Party Damages to the extent arising out of or relating to any Third Party Claim to the extent based upon the research, development (including Development), making (including Manufacture), use, offer for sale, sale, importation, Commercialization and other exploitation of the Co-Developed Product in the Field in the Territory, after such time as the Parties enter into the Co-Commercialization Agreement, shall be as set forth in the Co-Commercialization Agreement.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

10.4 Procedure. If a Party is seeking indemnification under Section 10.1 or 10.2, as applicable (the “Indemnitee”), it shall inform the other Party (the “Indemnitor”) of the claim giving rise to the obligation to indemnify pursuant to Section 10.1 or 10.2, as applicable, as soon as reasonably practicable after receiving notice of the claim (provided, however, any delay or failure to provide such notice shall not constitute a waiver or release of, or otherwise limit, the Indemnitee’s rights to indemnification under Section 10.1 or 10.2, as applicable, except to the extent that such delay or failure actually and materially prejudices the Indemnitor’s ability to defend against the relevant claims). The Indemnitor shall have the right to assume the defense of any such claim for which the Indemnitee is seeking indemnification pursuant to Section 10.1 or 10.2, as applicable. The Indemnitee shall cooperate with the Indemnitor and the Indemnitor’s insurer as the Indemnitor may reasonably request, and at the Indemnitor’s cost and expense. The Indemnitee shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnitor. The Indemnitor shall not settle any claim without the prior written consent of the Indemnitee, not to be unreasonably withheld, conditioned or delayed; provided, however, that the Indemnitor shall not be required to obtain such consent if the settlement (a) involves only the payment of money and will not result in the Indemnitee (or other Immatics Indemnitees or BMS Indemnitees, as applicable) becoming subject to injunctive or other similar type of relief or additional non-monetary obligations, (b) does not require an admission by the Indemnitee (or other Immatics Indemnitees or BMS Indemnitees, as applicable), and (c) does not adversely affect the rights or licenses granted to the Indemnitee (or its Affiliate) under this Agreement. The Indemnitee shall not settle or compromise any such claim without the prior written consent of the Indemnitor, which it may provide in its sole discretion. If the Parties cannot agree as to the application of Section 10.1 or 10.2, as applicable, to any claim, pending resolution of the Dispute pursuant to Section 12.7 the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 10.1 or 10.2, as applicable, upon resolution of the underlying claim. In each case, the Indemnitee shall reasonably cooperate with the Indemnitor, and shall make available to the Indemnitor all pertinent information under the Control of the Indemnitee, which information shall be subject to Article 8. If the Indemnitor does not assume and conduct the defense of the Third Party Claim as provided above for which the Indemnitor is required to indemnify the Indemnitee, (a) the Indemnitee may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Third Party Claim; provided that (i) the Indemnitee shall consult with the Indemnitor and keep the Indemnitor informed in connection therewith and (ii) the Indemnitee shall not settle or compromise any such claim, or otherwise consent to the entry of any judgment, without the prior written consent of the Indemnitor, which it may provide in its sole discretion, and (b) the Indemnitor shall remain responsible to indemnify the Indemnitee as provided in this Article 11 (Indemnification).

10.5 Insurance. During the Term and for a period of [***] thereafter, each Party shall maintain, at its cost, a program of insurance or self-insurance against liability and other risks associated with its activities and obligations under this Agreement, and its indemnification obligations hereunder, in such amounts, subject to such deductibles and on such terms as are customary for such Party for the activities to be conducted by it under this Agreement. It is understood that such insurance shall not be construed to create a limit on either Party’s liability with respect to its indemnification obligations under this Article 10, or otherwise. Except with respect to a self-insurance program, each Party will provide the other Party with written evidence of such insurance upon the other Party’s written request.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

10.6 LIMITATION OF LIABILITY. NEITHER IMMATICS NOR BMS, NOR ANY OF THEIR RESPECTIVE AFFILIATES, WILL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING LOST PROFITS OR LOST REVENUES), WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY, CONTRIBUTION OR OTHERWISE, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 10.6 IS INTENDED TO OR SHALL LIMIT OR RESTRICT (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 10.1 OR 10.2 FOR ANY THIRD PARTY DAMAGES OR (B) THE LIABILITY OF ANY PARTY FOR BREACH OF ANY OF ITS OBLIGATIONS UNDER ARTICLE 8 OR THE LIABILITY OF IMMATICS FOR BREACH OF ANY OF ITS OBLIGATIONS UNDER ARTICLE 5.

ARTICLE 11

TERM AND TERMINATION

11.1 Term; Expiration.

11.1.1 Term. This Agreement shall become effective on the Effective Date and, except as otherwise set forth in the Co-Commercialization Agreement with respect to the Co-Developed Product (if any), shall remain in effect until it expires as follows, unless earlier terminated in accordance with this Article 11 (the “Term”):

(a) on a Collaboration Product-by-Collaboration Product and country-by-country basis, this Agreement shall expire on the date of the expiration of the BMS Royalty Term or Immatics Royalty Term, as applicable, with respect to such Collaboration Product in such country; and

(b) in its entirety upon the expiration of all applicable BMS Royalty Terms and Immatics Royalty Terms under this Agreement with respect to all Collaboration Products in all countries in the Territory.

11.1.2 Effect of Product Expiration. After expiration of the Term with respect to a given Collaboration Product in a given country pursuant to Section 11.1.1(a), the licenses set forth in Section 7.1.1, or Section 7.2.1(b), as applicable, with respect to such Collaboration Product (and the BMS TCR, BMS CAR or Immatics TCR, as applicable, contained therein) in such country will automatically become fully paid-up, perpetual, irrevocable and royalty-free.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

11.2 Termination for Breach.

11.2.1 Material Breach. This Agreement may be terminated by a Party (a) on a Collaboration Product-by-Collaboration Product basis for the material breach by the other Party of this Agreement with respect to such Collaboration Product; provided, however, that in the event of a material breach of this Agreement by Immatics with respect to a given Initial BMS Product, BMS shall have the right to terminate this Agreement either with respect to such Initial BMS Product or in its entirety, in BMS’ discretion, or (b) in its entirety for the material breach by the other Party that applies to the Agreement in general (and not specific to one or more Collaboration Products), provided that, in each case ((a) or (b), as applicable), the breaching Party has not cured such breach within [***] after the date of written notice to the breaching Party of such breach (or [***] in the case of a breach as a result of non-payment of any amounts due under this Agreement) (the “Cure Period”), which notice shall describe such breach in reasonable detail and shall state the non-breaching Party’s intention to terminate this Agreement with respect to such Collaboration Product (or, solely with respect to BMS as the non-breaching Party, in its entirety, as applicable). For clarity, but subject to Section 11.2.2, the Cure Period for any allegation made as to a material breach under this Agreement with respect to a given Collaboration Product will run from the date that written notice was first provided to the breaching Party by the non-breaching Party. Any such termination of this Agreement under this Section 11.2.1 shall become effective at the end of the Cure Period, unless the breaching Party has cured such breach prior to the expiration of such Cure Period, or, if such breach is not susceptible to cure within the Cure Period, then such Cure Period shall be extended for an additional [***] so long as the breaching Party continues to use reasonable efforts to cure such material breach during such extension period. For the avoidance of doubt, termination of this Agreement with respect to any particular Collaboration Product pursuant to this Section 11.2.1 shall not terminate this Agreement with respect to any other Collaboration Product.

11.2.2 Disagreement as to Material Breach. Notwithstanding Section 11.2.1, if the Parties in good faith disagree as to whether there has been a material breach of this Agreement pursuant to Section 11.2.1, then: (a) the Party that disputes that there has been a material breach may contest the allegation by referring such matter, within [***] following such written notice of alleged material breach, for resolution to the Executive Officers, who shall meet promptly to discuss the matter and determine, within [***] following referral of such matter, whether or not a material breach has occurred pursuant to Section 11.2.1; provided that if the Executive Officers are unable to resolve such dispute within such [***] period after it is referred to them, the matter will be resolved as provided in Section 12.7; (b) the relevant Cure Period with respect thereto will be tolled from the date the breaching Party notifies the non-breaching Party of such dispute and through the resolution of such dispute in accordance with the applicable provisions of this Agreement; (c) subject to Section 11.9, during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder; and (d) if it is ultimately determined that the breaching Party committed such material breach, then the breaching Party shall have the right to cure such material breach, after such determination, within the Cure Period (as may be extended in accordance with Section 11.2.1) which shall commence as of the date of such determination.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

11.3 Voluntary Termination.

11.3.1 Termination by BMS. BMS may terminate this Agreement on a BMS Product-by-BMS Product basis at will, in its sole discretion, upon (a) [***] prior written notice to Immatics at any time prior to the First Commercial Sale of such BMS Product and (b) [***] prior written notice to Immatics at any time after the First Commercial Sale of such BMS Product. For the avoidance of doubt, termination of this Agreement with respect to any particular BMS Product pursuant to this Section 11.3.1 shall not terminate this Agreement with respect to any other BMS Product or any Immatics Products (and BMS shall have no right to terminate this Agreement with respect to any Immatics Product pursuant to this Section 11.3.1).

11.3.2 Termination by Immatics. Immatics may terminate this Agreement on an Immatics Product-by-Immatics Product basis at will, in its sole discretion, upon (a) [***] prior written notice to BMS at any time prior to the First Commercial Sale of such Immatics Product and (b) [***] prior written notice to BMS at any time after the First Commercial Sale of such Immatics Product; provided that, if Immatics includes any BMS Special Learnings Technology as part of BMS Licensed IP hereunder (as set forth in either an Immatics In-Licensed IP Acceptance Notice (pursuant to Section 2.2.1(c)) or an Immatics Supplemental In-Licensed IP Acceptance Notice (pursuant to Section 2.2.1(d))), then Immatics (and its Affiliates) shall have no right to, and shall not, continue the Development or Commercialization of such Immatics Product (or any Immatics TCR therein), or grant any licenses or other rights to a Third Party to do so, following the effective date of such termination. For the avoidance of doubt, (x) termination of this Agreement with respect to any particular Immatics Product pursuant to this Section 11.3.2 shall not terminate this Agreement with respect to any other Immatics Product or any BMS Products (and Immatics shall have no right to terminate this Agreement with respect to any BMS Product pursuant to this Section 11.3.2) and (y) Immatics shall have no right to terminate this Agreement with respect to the Co-Developed Product (if any) pursuant to this Section 11.3.2.

11.4 Termination for Bankruptcy. If either Party makes a general assignment for the benefit of its creditors, appoints or suffers appointment of an examiner or of a receiver or trustee over all or substantially all of its property, passes a resolution for its winding up or files a petition under any bankruptcy or insolvency act or law or has any such petition filed against it which is not dismissed, discharged, bonded or stayed within [***] after the filing thereof (each, an “Insolvency Event”), the other Party may terminate this Agreement in its entirety, effective immediately upon written notice to such Party; provided that, in connection therewith, the provisions of Section 7.7 shall apply.

11.5 Termination of 2019 Agreements. In the event that (a) BMS designates a given BMS TCR hereunder and (b) following such designation, the applicable 2019 License Agreement (under which such BMS TCR is a “Licensed TCR” (as defined in the applicable 2019 License Agreement)) terminates (but excluding, for clarity, expiration of such 2019 License Agreement), then this Agreement shall terminate solely with respect to such BMS TCR and the BMS TCR Products transduced with such BMS TCR, effective as of the date of termination of such 2019 License Agreement. For the avoidance of doubt, termination of this Agreement with respect to any particular BMS TCR and the BMS TCR Products transduced with such BMS TCR pursuant to this Section 11.5 shall not terminate this Agreement with respect to any other BMS Receptors or BMS Products.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

11.6 Effects of Expiration and Termination.

11.6.1 Generally. In the event of expiration or termination of this Agreement for any reason (either in its entirety or with respect to a given Collaboration Product; provided that with respect to expiration or termination with respect to a given Collaboration Product, the following shall apply only with respect to such Collaboration Product), the following shall apply:

(a) except as set forth in the last sentence of Section 6.3.2, or in Section 11.1.2, this Section 11.6 or Section 11.8, all rights and licenses granted herein shall terminate; provided that, notwithstanding the foregoing, the licenses granted in Sections 7.1.2, 7.2.2, 7.8.3 and 7.8.4 shall survive expiration or termination;

(b) each Party shall return or destroy all Confidential Information of the other Party as required by ARTICLE 8;

(c) if this Agreement expires or terminates in its entirety, the obligations under Article 5 shall terminate; provided that, for clarity, if this Agreement is terminated with respect to all BMS Products Directed to a given BMS Target, then the provisions of Article 5 shall no longer apply with respect to such BMS Target (but shall continue to apply with respect to all other BMS Targets); and

(d) if this Agreement is terminated in its entirety or with respect to one or more Collaboration Products, then notwithstanding the foregoing provisions of this Section 11.6, the licenses granted to the applicable Party hereunder (i.e., the licenses granted to BMS under Section 7.1.1 with respect to any BMS Product that is terminated, or the licenses granted to Immatics under Section 7.2.1(b) with respect to any Immatics Product that is terminated) shall survive for up to [***] following the effective date of termination in order for such Party (and its Affiliates, Sublicensees and distributors), at such Party’s discretion, during such period immediately following the effective date of termination, to (i) finish or otherwise wind-down any ongoing Clinical Trials with respect to the applicable terminated Collaboration Product(s) hereunder (provided that, if in the best interests of trial subjects, a Clinical Trial is not able to be finished or wound-down within such [***] period, then such [***] period shall automatically be extended with respect to such Clinical Trial until such Clinical Trial is completed or can be reasonably and safely wound-down) and (ii) finish and sell any work-in-progress and any remaining inventory of such terminated Collaboration Product(s) hereunder (provided that such Party shall pay royalties on Annual Product Net Sales of such Collaboration Product(s) sold by such Party (or its applicable Selling Parties) during such period (provided that the applicable Royalty Term is still ongoing) as and to the extent such Party would otherwise be required to pay such royalties as set forth in Section 6.3); provided that, for clarity, such Party shall have no obligation to undertake such activities.

11.6.2 BMS Products.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

(a) If this Agreement is terminated by BMS with respect to a BMS Product or in its entirety, in each case pursuant to Section 11.3.1, then upon Immatics’ written request to BMS (which must be provided within [***] after the effective date of termination), BMS and Immatics shall discuss exclusively in good faith, for a period of up to [***]following such written request, terms and conditions under which BMS may be willing to grant to Immatics rights to Develop and Commercialize the applicable terminated BMS Product(s), including reasonable financial and other terms; provided that the foregoing provisions of this Section 11.6.2(a) shall not apply unless, as of the effective date of termination of this Agreement, (i) if the applicable BMS Product is a BMS TCR Product, the applicable 2019 License Agreement with respect to the BMS TCR in such BMS TCR Product has been terminated, or BMS has provided written notice to terminate such 2019 License Agreement with respect to the TCR Target for such BMS TCR Product and (ii) if the applicable BMS Product is a BMS CAR Product, BMS (and its Affiliates) have ceased all Development (and has no bona fide plans to continue any Development) of products Directed to the CAR Target for such BMS CAR Product. Notwithstanding the foregoing provisions of this Section 11.6.2(a), neither Party shall have any obligation to enter into any such agreement with respect to rights to Develop and Commercialize the applicable terminated BMS Product(s) unless each Party agrees to do so in its sole discretion.

(b) If this Agreement is terminated by BMS with respect to one or more Initial BMS Products (or in its entirety with respect to all Initial BMS Products), in each case pursuant to Section 11.3.1, then BMS and its Affiliates shall not, specifically in connection with the Development or Commercialization of such terminated Initial BMS Product(s), practice, or grant a license to any Third Party to practice, under any Valid Claim (but without regard to the [***] limitation under clause (b) of the definition of Valid Claim) of a BMS Restricted Sole Patent that claims a BMS Restricted Sole Invention. For clarity, this Section 11.6.2(b) shall not prohibit or otherwise limit (i) the practice under any BMS Restricted Sole Patent in connection with the Development or Commercialization of any product other than the specific Initial BMS Product(s) for which this Agreement was so terminated (even if such other product is Directed to the same BMS Target), (ii) the practice under such BMS Restricted Sole Patent to the extent used to practice subject matter under such BMS Restricted Sole Patent that is not the specific BMS Restricted Sole Invention, including in connection with the Development or Commercialization of such terminated Initial BMS Product(s), or (iii) the use or other exploitation of any composition or design of any BMS Receptor or any construct separate from the terminated Initial BMS Product(s). As used herein, the following terms shall have the following meanings: (I) a “BMS Restricted Sole Invention” means any BMS Product Specific Invention that (x) was created, conceived, discovered, generated, invented, made or reduced to practice in the conduct of the Research Program for the applicable terminated Initial BMS Product solely by or on behalf Immatics or its Affiliates and assigned to BMS by Immatics pursuant to Section 7.8.4 and (y) is solely related to or useful for such terminated Initial BMS Product (e.g., not generally useful for Cell Therapy Products) (but excluding, for clarity, any such Inventions that may also fall within (X) Section 1.25(b)(i) or (ii), or (Y) Section 1.25(b)(iii), but with respect to this clause (Y) solely to the extent that the applicable improvement, modification or enhancement to the applicable BMS Receptor(s) is also applicable to, and the practice of such Invention is in connection with, Target(s) other than just the BMS Target to which such BMS Receptor had been Directed hereunder at the time of such termination); and (II) a “BMS Restricted Sole Patent” means a BMS Sole Patent (filed by BMS as of the effective date of the applicable termination) to the extent specifically claiming a BMS Restricted Sole Invention.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

(c) If this Agreement is terminated by BMS with respect to a BMS Product or in its entirety, in each case pursuant to Section 11.3.1, then BMS will grant, and hereby does grant, to Immatics a non-exclusive, perpetual, irrevocable, royalty-free, fully paid-up, worldwide right and license, with the right to grant sublicenses (through multiple tiers), under (x) the BMS Sole Inventions under Section 1.25(d) (but excluding, for clarity, any BMS Sole Inventions that may also fall within Section 1.25(b) or (c)) that (i) are created, conceived, discovered, generated, invented, made or reduced to practice, in each case, solely by or on behalf of Immatics or its Affiliates and assigned to BMS by Immatics under Section 7.8.4 and (ii) that specifically relate to the BMS Target(s) of the BMS Product(s) so terminated from this Agreement and (y) the BMS Sole Patents claiming such BMS Sole Inventions (solely to the extent necessary to practice such BMS Sole Inventions), for all purposes in connection with such BMS Target(s); provided that this Section 11.6.2(c) shall not apply where the applicable BMS Target or the BMS Receptor Directed to such BMS Target is Controlled by BMS (or its Affiliate) as of the time of such termination.

11.7 Certain Additional Remedies in Lieu of Termination.

11.7.1 Additional Remedies of BMS. If (a) BMS notifies Immatics in writing of a material breach of this Agreement by Immatics, either in its entirety or with respect to a given BMS Product, and (b) BMS would have the right to terminate this Agreement in its entirety or with respect to a given BMS Product pursuant to Section 11.2 (including the dispute resolution provisions provided therein), then in lieu of BMS terminating pursuant to Section 11.2 (including the dispute resolution provisions provided therein), and without limiting any other rights or remedies of BMS, BMS may elect to have this Agreement continue in full force and effect (in its entirety or with respect to the affected BMS Product(s), as applicable) by providing written notice thereof to Immatics; provided, however, that if BMS so elects to continue this Agreement, then from and after such time as BMS delivers such written notice to Immatics, any and all amounts thereafter payable by BMS hereunder (including Milestone Payments and royalties) with respect to any such BMS Product(s) (or all BMS Products, if this Agreement would be terminated in its entirety) for which BMS made such election shall be reduced by [***]. Without limiting the foregoing, in the event that BMS or its Affiliate has the right to reduce payments under a given 2019 Agreement pursuant to equivalent or similar provisions to this Section 11.7.1 thereunder, then this Section 11.7.1 shall automatically be deemed to be triggered such that the payments relating to any BMS TCR Products hereunder will be reduced as set forth in this Section 11.7.1.

11.7.2 Additional Remedies of Immatics. If (a) Immatics notifies BMS in writing of a material breach of this Agreement by BMS, either in its entirety or with respect to a given Immatics Product, and (b) Immatics would have the right to terminate this Agreement in its entirety or with respect to a given Immatics product pursuant to Section 11.2 (including the dispute resolution provisions provided therein), then in lieu of Immatics terminating pursuant to Section 11.2 (including the dispute resolution provisions provided therein), and without limiting any other rights or remedies of Immatics, Immatics may elect to have this Agreement continue in full force and effect (in its entirety or with respect to the affected Immatics Product(s), as

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

applicable) by providing written notice thereof to BMS; provided, however, that if Immatics so elects to continue this Agreement, then from and after such time as Immatics delivers such written notice to BMS, any and all amounts thereafter payable by Immatics hereunder (including royalties) with respect to any such Immatics Product(s) (or all Immatics Products, if this Agreement would be terminated in its entirety) for which Immatics made such election shall be reduced by [***].

11.8 Surviving Provisions.

11.8.1 Accrued Rights; Remedies. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination or expiration, and any and all damages or remedies (whether in law or in equity) arising from any breach hereunder, each of which shall survive termination or expiration of this Agreement. Such termination or expiration shall not relieve any Party from obligations which are expressly indicated to survive termination or expiration of this Agreement. Except as otherwise expressly set forth in this Agreement, the termination provisions of this Article 11 are in addition to any other relief and remedies available to either Party under this Agreement and at Applicable Law.

11.8.2 Survival. Without limiting the provisions of Section 11.8.1, the rights and obligations of the Parties set forth in the following Sections and Articles of this Agreement shall survive the expiration or termination of this Agreement, in addition to those other terms and conditions that are expressly stated to survive termination or expiration of this Agreement: [***].

11.8.3 Termination in Part. If this Agreement is terminated only with respect to a given Collaboration Product, then the foregoing provisions of this Section 11.8 shall apply only with respect to such Collaboration Product.

11.9 Milestone Payments. Notwithstanding anything to the contrary contained herein, if notice of termination of this Agreement with respect to a given BMS Product is given prior to achievement of a given milestone set forth in Section 6.4, BMS shall not be obligated to make any Milestone Payment to Immatics with respect to any milestone achieved following the notice of such termination with respect to such BMS Product.

11.10 Co-Developed Product. Notwithstanding the foregoing provisions of this Article 11, if BMS exercises its BMS Opt-In Right, then the provisions regarding expiration and termination (including effects of expiration and termination) with respect to the Co-Developed Product shall be as set forth in the Co-Commercialization Agreement.

ARTICLE 12

MISCELLANEOUS

12.1 Severability. If any one or more of the terms or provisions of this Agreement is held by a court of competent jurisdiction to be void, invalid or unenforceable in any situation in any jurisdiction, such holding shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction, and the term or provision shall be considered severed from this Agreement solely for such situation and solely in such jurisdiction,

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

unless the invalid, void or unenforceable term or provision is of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid, void or unenforceable term or provision. If the final judgment of such court declares that any term or provision hereof is invalid, void or unenforceable, the Parties agree to (a) reduce the scope, duration, area or applicability of the term or provision or to delete specific words or phrases to the minimum extent necessary to cause such term or provision as so reduced or amended to be enforceable, and (b) make a good faith effort to replace any invalid, void or unenforceable term or provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

12.2 Notices. Any notice required or permitted to be given by this Agreement shall be in writing and in English and shall be (a) delivered by hand or by overnight courier with tracking capabilities, (b) mailed postage prepaid by first class, registered, or certified mail, or (c) delivered by facsimile followed by delivery via either of the methods set forth in foregoing clauses (a) or (b), in each case, addressed as set forth below unless changed by notice so given:

If to BMS:

Celgene Switzerland LLC

430 E. 29th Street, 14th Flr.

New York, NY, 10016

Attention: Executive Vice President, Corporate Strategy and Business Development

With a copy to:

Bristol-Myers Squibb Company

Route 206 and Province Line Road

Princeton, NJ 08543-4000

Attention: Senior Vice President and Associate General Counsel, Transactions Law

If to Immatics:

Immatics US, Inc.

2201 W. Holcombe Blvd

Suite 205 Houston, Texas 77030

Attention: Chief Business Officer

Email: [***]

With copies to:

Immatics Biotechnologies GmbH

Paul-Ehrlich-Strasse 15

72076 Tuebingen, Germany

Attention: General Counsel

Email: [***]

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

-and-

Cooley LLP

One Freedom Square

Reston Town Center

11951 Freedom Drive

Reston, VA 20190-5656

Attention: Kenneth J. Krisko

Email: [***]

Any such notice shall be deemed given on the date received, except any notice received after 5:30 p.m. (in the time zone of the receiving party) on a Business Day or received on a non-Business Day shall be deemed to have been received on the next Business Day. A Party may add, delete, or change the person or address to which notices should be sent at any time upon written notice delivered to the other Parties in accordance with this Section 12.2.

12.3 Force Majeure. A Party shall not be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to a cause beyond the reasonable control of such Party, including acts of God, fires, earthquakes, acts of war, terrorism, or civil unrest, or hurricane or other inclement weather (“Force Majeure”); provided, however, that the affected Party promptly notifies the other Party and further provided that the affected Party shall use its commercially reasonable efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and shall continue performance in accordance with the terms of this Agreement whenever such causes are removed. When such circumstances arise, the Parties shall negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.

12.4 Assignment.

12.4.1 Generally. Except as expressly permitted herein, this Agreement may not be assigned or transferred by any Party, nor may any Party assign or transfer any rights or obligations created by this Agreement, except as expressly permitted hereunder without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed.

12.4.2 BMS. Notwithstanding the limitations in Section 12.4.1, BMS may assign or transfer this Agreement, or any rights or obligations hereunder, in whole or in part, to [***].

12.4.3 Immatics.

(a) Notwithstanding the limitations in Section 12.4.1, and subject to the remaining provisions of this Section 12.4.3, Immatics may assign or transfer this Agreement, or any rights or obligations hereunder, in whole or in part, to [***]. Without limiting the provision of Section 5.1, [***].

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

(b) Notwithstanding anything to the contrary herein, Immatics hereby agrees and acknowledges that [***].

12.4.4 All Other Assignments Null and Void. The terms of this Agreement will be binding upon and will inure to the benefit of the successors, heirs, administrators and permitted assigns of the applicable Party. Any purported assignment in violation of this Section 12.4 will be null and void ab initio.

12.5 Waivers and Modifications. The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation. Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of such provision or any other provision on such occasion or any succeeding occasion. No waiver, modification, release, or amendment of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by the Parties.

12.6 WAIVER OF JURY TRIAL. EXCEPT AS LIMITED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

12.7 Choice of Law; Dispute Resolution.

12.7.1 Choice of Law. This Agreement shall be governed by, enforced and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws or renvoi and excluding the United Nations Convention on Contracts for the International Sales of Goods; provided, however, that with respect to matters involving the validity or infringement of intellectual property rights in a given country, such matter may be brought in the applicable country (in accordance with Section 12.7.3) and the Applicable Laws of the applicable country shall apply (subject to Section 7.8.1).

12.7.2 Exclusive Dispute Resolution Mechanism. Except as otherwise expressly set forth in this Agreement, the Parties agree that the procedures set forth in Section 12.7.3 will be the exclusive mechanism for resolving any dispute (whether in contract, tort or otherwise), controversy or claim between the Parties arising out of, relating to or in connection with this Agreement, including any Party’s rights or obligations under this Agreement, breach of this Agreement or the transactions contemplated by this Agreement (each, a “Dispute”); provided that decisions that are subject to the decision-making authority of a given Party, as expressly set forth in this Agreement, will not be subject to the provisions of Section 12.7.3 so long as such decisions are made in accordance with this Agreement.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

12.7.3 Jurisdiction.

(a) It shall be a condition precedent to the commencement of any action in court (save an action for an interim injunction or provisional relief) in respect of any Dispute that the Parties have sought to resolve the Dispute by either Party notifying the other Party in writing for resolution to the Executive Officers who shall meet (whether in person or via teleconference) within [***] of such notice to seek resolution in good faith. If the Executive Officers are unable to resolve the Dispute at such meeting, either Party may pursue any remedy available to such Party at law or in equity, subject to the terms and conditions of this Agreement, including this Section 12.7.3.

(b) Except as otherwise set forth in this Section 12.7.3, the sole jurisdiction and venue for all actions, suits and proceedings arising out of or in connection with any Dispute (except in respect of an Excluded Claim, where jurisdiction is non-exclusive) will be the state and federal courts located in the Borough of Manhattan in New York, New York, United States. Each Party hereby irrevocably and unconditionally (a) consents to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan in New York, New York, United States for any action, suit or proceeding arising out of or in connection with such Dispute, and (b) waives any objection to the laying of venue of any action, suit or proceeding arising out of or in connection with such Dispute in the state and federal courts of the Borough of Manhattan in New York, New York, United States and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the Parties agrees that process may be served upon it in the manner specified in Section 12.2 and irrevocably waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction, or to such manner of service of process.

(c) Notwithstanding the provisions of Section 12.7.3(b), either Party may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any equitable relief, including any injunctive or provisional relief and specific performance to protect the rights or property of that Party. Such remedies will not be deemed to be the exclusive remedies for a breach of this Agreement but will be in addition to all other remedies available at law or equity. In addition, notwithstanding the provisions of Section 12.7.3(b), either Party may bring an action in any court having jurisdiction to enforce a judgement rendered pursuant to Section 12.7.3(b).

(d) Until final resolution of the Dispute, (i) this Agreement will remain in full force and effect and (ii) the time periods for cure as to any termination will be tolled. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the Dispute shall be refunded if a court determines that such payments are not due.

(e) As used in this Section 12.7.3, “Excluded Claim” means a dispute, controversy or claim that concerns (i) the validity or infringement of a Patent, trademark or copyright, or (ii) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

12.8 Relationship of the Parties. Except as otherwise set forth in the Co-Commercialization Agreement or the Tax Matters Agreement, Immatics and BMS are independent contractors under this Agreement, and nothing contained herein is intended or is to be construed so as to constitute (a) Immatics as a partner, agent, or joint venturer of BMS or (b) BMS as a partner, agent or joint venturer of Immatics. Neither Immatics nor BMS, respectively, shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of BMS or Immatics, respectively, or to bind BMS or Immatics, respectively, to any contract, agreement, or undertaking with any Third Party. Except as otherwise set forth in the Co-Commercialization Agreement or the Tax Matters Agreement, the Parties (and any successor, assignee, transferee, or affiliate of a Party) shall use commercially reasonable efforts to (i) avoid restructuring the arrangement contemplated by this Agreement in a way that would knowingly and intentionally cause the arrangement contemplated by this Agreement being treated as a partnership for United States tax purposes and (ii) not treat or report the relationship between the Parties arising under this Agreement as a partnership for United States tax purposes, without the prior written consent of the other Party unless required by a final “determination” as defined in Section 1313 of the IRC.

12.9 Third Party Beneficiaries. There are no express or implied Third Party beneficiaries hereunder. The provisions of this Agreement are for the exclusive benefit of the Parties, and no other person or entity shall have any right or claim against any Party by reason of these provisions or be entitled to enforce any of these provisions against any Party.

12.10 Entire Agreement. This Agreement, together with the attached exhibits and schedules, and, if entered into in accordance with the terms of this Agreement, the Co-Commercialization Agreement and the Tax Matters Agreement, contains the entire agreement by the Parties with respect to the subject matter hereof and supersedes any prior express or implied agreements, understandings and representations, either oral or written, which may have related to the subject matter hereof in any way, including any and all term sheets relating to the transactions contemplated by this Agreement and exchanged between the Parties prior to the Effective Date. For clarity, except as otherwise expressly set forth herein, nothing contained herein amends or supersedes any of the 2019 Agreements.

12.11 Counterparts. This Agreement may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a fax machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

12.12 Equitable Relief; Cumulative Remedies. Notwithstanding anything to the contrary herein, the Parties shall be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any breach of this Agreement. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity. The Parties further agree not to raise as a defense or objection to the request or granting of such relief that any breach of this Agreement is or would be compensable by an award of money damages. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Law.

12.13 Interpretation.

12.13.1 Generally. This Agreement has been diligently reviewed by and negotiated by and among the Parties, and in such negotiations each of the Parties has been represented by competent (in-house or external) counsel, and the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties and their counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption shall apply against any Party as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

12.13.2 Definitions; Interpretation. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined and where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “any” shall mean “any and all” unless otherwise clearly indicated by context. The words “including”, “includes”, “include”, “for example”, and “e.g.” and words of similar import will be deemed to be followed by the words “without limitation.” The word “or” is disjunctive but not necessarily exclusive. The words “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context requires otherwise or otherwise specifically provided, (a) all references herein to Articles, Sections, Schedules or Exhibits shall be construed to refer to Articles, Sections, Schedules and Exhibits of this Agreement and (b) reference in any Section to any subclauses are references to such subclauses of such Section.

12.13.3 Subsequent Events. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein), (b) any reference to any Applicable Law herein shall be construed as referring to such Applicable Law as from time to time enacted, repealed, or amended, and (c) any reference herein to any Person shall be construed to include the Person’s successors and assigns (subject to Section 12.4).

12.13.4 Headings. Headings, captions and the table of contents are for convenience only and are not to be used in the interpretation of this Agreement.

Certain confidential information contained in this document, marked by [**], has been omitted because Immatics N.V. (the “Company”) has determined that the information (i) is not material and (ii) is customarily and actually treated by the Company as private or confidential.

12.13.5 Prior Drafts. No prior draft of this Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction of this Agreement.

12.13.6 Independent Significance. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the Parties intend that, except as reasonably apparent on the face of this Agreement or as expressly provided in this Agreement, each such provision shall be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content).

12.14 Further Assurances. Each Party shall execute, acknowledge and deliver such further instruments, and do all such other ministerial, administrative or similar acts, as may be reasonably necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

12.15 Extension to Affiliates. Each Party shall have the right to extend the rights, licenses, immunities and obligations granted in this Agreement to one or more of its Affiliates. All applicable terms and provisions of this Agreement shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to such Party. Each Party shall remain fully liable for any acts or omissions of such Affiliates.

12.16 Immatics GmbH. As of the Effective Date, Immatics GmbH is an Affiliate of Immatics and is a party to the 2019 Agreements with BMS. Immatics GmbH hereby acknowledges the terms and conditions of this Agreement (including those terms and conditions that may modify the terms and conditions of any 2019 Agreement), and shall guarantee the performance of Immatics’ obligations under this Agreement, provided that BMS shall first seek performance or remedy from Immatics for such obligations.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this AGREEMENT to be executed by their respective duly authorized officers as of the Effective Date.

IMMATICS US, INC.	CELGENE SWITZERLAND LLC

By:	By:

Name: [***]	Name:[***]

Title: [***]	Title:[***]

By:

Name: [***]

Title: [***]

SOLELY FOR PURPOSES OF SECTION 12.16 IMMATICS BIOTECHNOLOGIES GMBH

By:

Name: [***]

Title: [***]

By:

Name: [***]

Title: [***]

[Signature Page to Collaboration Agreement]

[Schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Immatics N.V. undertakes to provide a copy of the omitted schedules to the Securities and Exchange Commission or its staff upon request.]